Exhibit 10.22

                            NNN LEASE (MULTI-TENANT)

                                     BETWEEN

                 METROPOLITAN LIFE INSURANCE COMPANY (LANDLORD)

                                       AND

                       UNITED NATURAL FOODS, INC. (TENANT)

                            13204 Philadelphia Street
                               Fontana, California
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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE ONE - BASIC LEASE PROVISIONS...........................................1
     1.01     BASIC LEASE PROVISIONS...........................................1
     1.02     ENUMERATION OF EXHIBITS & RIDER(S)...............................2
     1.03     DEFINITIONS......................................................2

ARTICLE TWO - PREMISES, TERM, FAILURE TO GIVE POSSESSION, AND PARKING..........7
     2.01     LEASE OF PREMISES................................................7
     2.02     TERM.............................................................7
     2.03     FAILURE TO GIVE POSSESSION.......................................7
     2.04     AREA OF PREMISES.................................................8
     2.05     CONDITION OF PREMISES............................................8
     2.06     COMMON AREAS.....................................................8
     2.07     TENANT'S PARKING AREA & TRUCK COURT..............................8
     2.08     DISPUTE RE SUBSTANTIAL COMPLETION OF OR DEFECTS IN PREMISES......9

ARTICLE THREE - RENT..........................................................10

ARTICLE FOUR - RENT ADJUSTMENTS AND PAYMENTS..................................10
     4.01     RENT ADJUSTMENTS................................................10
     4.02     STATEMENT OF LANDLORD...........................................10
     4.03     BOOKS AND RECORDS...............................................11
     4.04     TENANT OR LEASE SPECIFIC TAXES..................................11

ARTICLE FIVE - SECURITY DEPOSIT...............................................11

ARTICLE SIX -UTILITIES & SERVICES.............................................11
     6.01     LANDLORD'S OBLIGATIONS GENERALLY................................11
     6.02     TENANT'S OBLIGATIONS & PAYMENT..................................12
     6.03     TELEPHONE SERVICES..............................................12
     6.04     FAILURE OR INTERRUPTION OF UTILITY OR SERVICE...................13
     6.05     INTENTIONALLY OMITTED...........................................13
     6.06     SIGNAGE.........................................................13
     6.07     STANDBY GENERATOR...............................................14
     6.08     PROPANE TANK....................................................15

ARTICLE SEVEN - POSSESSION, USE AND CONDITION OF PREMISES.....................15
     7.01     POSSESSION AND USE OF PREMISES..................................15
     7.02     HAZARDOUS MATERIAL..............................................16
     7.03     LANDLORD ACCESS TO PREMISES; APPROVALS..........................19
     7.04     QUIET ENJOYMENT.................................................20

ARTICLE EIGHT - MAINTENANCE...................................................20
     8.01     LANDLORD'S MAINTENANCE..........................................20
     8.02     TENANT'S MAINTENANCE............................................21
     8.03     TENANT'S RIGHT TO MAKE CERTAIN REPAIRS..........................21

ARTICLE NINE - ALTERATIONS AND IMPROVEMENTS...................................22
     9.01     TENANT ALTERATIONS..............................................22
     9.02     LIENS...........................................................23

ARTICLE TEN - ASSIGNMENT AND SUBLETTING.......................................23
     10.01    ASSIGNMENT AND SUBLETTING.......................................23
     10.02    RECAPTURE.......................................................25
     10.03    EXCESS RENT.....................................................25
     10.04    TENANT LIABILITY................................................25

ARTICLE ELEVEN - DEFAULT AND REMEDIES.........................................25
     11.01    EVENTS OF DEFAULT...............................................25
     11.02    LANDLORD'S REMEDIES.............................................25
     11.03    ATTORNEY'S FEES.................................................27
     11.04    BANKRUPTCY......................................................27
     11.05    LANDLORD'S DEFAULT..............................................28

ARTICLE TWELVE - SURRENDER OF PREMISES........................................28
     12.01    IN GENERAL......................................................28
     12.02    LANDLORD'S RIGHTS...............................................29


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ARTICLE THIRTEEN - HOLDING OVER...............................................29

ARTICLE FOURTEEN - DAMAGE BY FIRE OR OTHER CASUALTY...........................29
     14.01    SUBSTANTIAL UNTENANTABILITY.....................................29
     14.02    INSUBSTANTIAL UNTENANTABILITY...................................30
     14.03    RENT ABATEMENT..................................................30
     14.04    WAIVER OF STATUTORY REMEDIES....................................30

ARTICLE FIFTEEN - EMINENT DOMAIN..............................................30
     15.01    TAKING OF WHOLE OR SUBSTANTIAL PART.............................30
     15.02    TAKING OF PART..................................................31
     15.03    COMPENSATION....................................................31

ARTICLE SIXTEEN - INSURANCE...................................................31
     16.01    TENANT'S INSURANCE..............................................31
     16.02    FORM OF POLICIES................................................31
     16.03    LANDLORD'S INSURANCE............................................31
     16.04    WAIVER OF SUBROGATION...........................................32
     16.05    NOTICE OF CASUALTY..............................................32

ARTICLE SEVENTEEN - WAIVER OF CLAIMS AND INDEMNITY............................32
     17.01    WAIVER OF CLAIMS................................................32
     17.02    INDEMNITY BY TENANT.............................................33
     17.03    WAIVER OF CONSEQUENTIAL DAMAGES.................................35

ARTICLE EIGHTEEN - RULES AND REGULATIONS......................................33
     18.01    RULES...........................................................33
     18.02    ENFORCEMENT.....................................................33

ARTICLE NINETEEN - LANDLORD'S RESERVED RIGHTS.................................33

ARTICLE TWENTY - ESTOPPEL CERTIFICATE.........................................34
     20.01    IN GENERAL......................................................34
     20.02    ENFORCEMENT.....................................................34

ARTICLE TWENTY-ONE - (INTENTIONALLY OMITTED)..................................34

ARTICLE TWENTY-TWO - REAL ESTATE BROKERS......................................34

ARTICLE TWENTY-THREE - MORTGAGEE PROTECTION...................................34
     23.01    SUBORDINATION AND ATTORNMENT....................................34
     23.02    MORTGAGEE PROTECTION............................................35

ARTICLE TWENTY-FOUR - NOTICES.................................................35

ARTICLE TWENTY-FIVE - INTENTIONALLY OMITTED...................................36

ARTICLE TWENTY-SIX - MISCELLANEOUS............................................36
     26.01    LATE CHARGES....................................................36
     26.02    NO JURY TRIAL; VENUE; JURISDICTION..............................36
     26.03    LANDLORD CONSENT TO ENCUMBRANCE OF TENANT'S PERSONAL
              PROPERTY........................................................36
     26.04    INTENTIONALLY OMITTED...........................................37
     26.05    TENANT AUTHORITY................................................37
     26.06    ENTIRE AGREEMENT................................................37
     26.07    MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE..................37
     26.08    EXCULPATION.....................................................37
     26.09    ACCORD AND SATISFACTION.........................................37
     26.10    LANDLORD'S OBLIGATIONS ON SALE OF BUILDING......................37
     26.11    BINDING EFFECT..................................................37
     26.12    CAPTIONS........................................................37
     26.13    TIME; APPLICABLE LAW; CONSTRUCTION..............................37
     26.14    ABANDONMENT.....................................................38
     26.15    LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES.....................38
     26.16    SECURITY SYSTEM.................................................38
     26.17    NO LIGHT, AIR OR VIEW EASEMENTS.................................38
     26.18    RECORDATION.....................................................38
     26.19    SURVIVAL........................................................38
     26.20    RIDERS..........................................................38


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                            NNN LEASE (MULTI-TENANT)

                                   ARTICLE ONE
                             BASIC LEASE PROVISIONS

1.01  BASIC LEASE PROVISIONS

In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

(1)   BUILDING AND ADDRESS:

      The building located at the Project, which houses spaces with different street addresses, including:
      13204 Philadelphia Street
      Fontana, CA 92337

(2)   LANDLORD AND ADDRESS:

      Metropolitan Life Insurance Company,
      a New York corporation

      Notices to Landlord shall be addressed:

            Metropolitan Life Insurance Company
            c/o Cushman & Wakefield
            555 South Flower Street, Suite 4200
            Los Angeles, CA 90071
            Attention: Philadelphia Street Project Manager

            with copies to the following:

                  Metropolitan Life Insurance Company
                  333 South Hope Street, Suite 2950
                  Los Angeles, CA 90071
                  Attention: EIM Manager

                                  and

                  Metropolitan Life Insurance Company
                  400 South El Camino Real, 8th Floor
                  San Mateo, CA 94402
                  Attention: Associate General Counsel

      Telephone number and person to contact in case of emergency (and as provided pursuant to Section 8.03), except as otherwise designated from time to time by Landlord or its Project Manager by written notice to
      Tenant: Sharon Hansen of Cushman & Wakefield
                  Telephone number:       213-955-5100 &
                  Cell Phone Number:      213-361-1591

(3)   TENANT AND ADDRESS:

      (a)   Name: United Natural Foods, Inc.
      (b)   State of formation & type of entity:      a Delaware corporation
      (c)   Federal Tax Identification Number:        05-0376157
            Tenant shall notify Landlord of any change in the foregoing.

      Notices to Tenant shall be addressed:

            United Natural Foods, Inc.
            c/o Mountain People's Warehouse Inc.
            12745 Earhart Avenue
            Auburn, CA 95602
            Attention:  Ginny Feth-Michel

            with copies to the following:

                  Joseph F. Whinery, Jr.
                  Cameron & Mittleman LLP
                  56 Exchange Terrace
                  Providence, Rhode Island  02903

(4)   DATE OF LEASE: as of July 31, 2001

(5)   LEASE TERM: 123 months


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(6)   PROJECTED COMMENCEMENT DATE: November 1, 2001

(7) PROJECTED EXPIRATION DATE: expiration of 123 months after the Commencement Date

(8) MONTHLY BASE RENT (initial monthly installment due upon Tenant's execution of this Lease):

      Period from/to       Monthly         Monthly Rate/SF of Rentable Area
      --------------       -------         --------------------------------
      Months 01 - 02       $0.00           $0.00
      Months 03 - 05       $30,355.13      $0.1525
      Months 06 - 30       $60,710.25      $0.3050
      Months 31 - 60       $65,288.40      $0.3280
      Months 61 - 90       $70,165.13      $0.3525
      Months 91 - 123      $75,439.95      $0.3790

(9)   RENT ADJUSTMENT DEPOSIT (initial monthly rate, until further notice):
      $9,000.00 (initial monthly installment due upon Tenant's execution of this Lease)

(10)  RENTABLE AREA OF THE PREMISES: 199,050 square feet

(11)  RENTABLE AREA OF THE BUILDING: 380,650 square feet

(12)  SECURITY DEPOSIT: zero

(13)  SUITE NUMBER &/OR ADDRESS OF PREMISES: (to be designated hereafter)

(14)  TENANT'S SHARE: 52.3%

(15) TENANT'S USE OF PREMISES: General office, warehouse, distribution and associated administrative uses.

(16) PARKING SPACES: a total of 125 parking spaces in Tenant's Parking Area, as provided in Section 2.07.

(17)  BROKERS:

      Landlord's Broker: CB Richard Ellis, Inc.

      Tenant's Brokers: Travers McKinney Realty Corp., d/b/a McKinney
                        Travers.ONCOR International & Kidder, Matthews & Segner, Inc.ONCOR International

1.02  ENUMERATION OF EXHIBITS & RIDER(S)

The Exhibits and Rider(s) set forth below and attached to this Lease are incorporated in this Lease by this reference:

EXHIBIT A Plan of Premises
EXHIBIT B Workletter Agreement
EXHIBIT C Site Plan; Truck Court & Tenant's Parking Area
EXHIBIT D Permitted Hazardous Material
EXHIBIT E Hazardous Material Plans
EXHIBIT F Form of Nondisturbance Agreement
EXHIBIT G (Intentionally omitted)
EXHIBIT H Permitted Vehicle Repairs
EXHIBIT I Illustrative Calculation of Monthly Base Rent for New Space

RIDER 1   Commencement Date Agreement
RIDER 2   Additional Provisions

1.03  DEFINITIONS

For purposes hereof, the following terms shall have the following meanings:

ADJUSTMENT YEAR(S): Every calendar year and partial calendar year during the Term of this Lease.

AFFILIATE: As defined in Section 10.01.

BUILDING: As specified in Section 1.01(1).

BUILDING SYSTEMS: The electrical, mechanical (including heating, ventilating, and air conditioning), plumbing, life-safety (including fire sprinkler system, and any fire alarm), communication, utility, gas (if any), security (if any) and elevator (if any) systems of the Building (collectively, the "Building Systems").


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COMMENCEMENT DATE: The date specified in Section 1.01(6) as the Projected
Commencement Date, unless changed by operation of Article Two.

COMMON AREAS: All areas of the Project made available by Landlord from time to time for the general common use or benefit of the tenants of the Building or Project, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time in accordance with
Section 2.06.

DECORATION: Tenant Alterations which do not require a building permit and which do not affect the facade or roof of the Building, or involve any of the structural elements of the Building, or involve any of the Building Systems.

DEFAULT RATE: Two (2) percentage points above the Reference Rate, but in no event higher than the maximum rate permitted by Law.

ENVIRONMENTAL LAWS: All Laws governing the use, storage, disposal or generation of any Hazardous Material or pertaining to environmental conditions on, under or about the Premises or any part of the Property, including the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), and the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).

EXPIRATION DATE: The date specified in Section 1.01(7) unless changed by operation of Article Two.

FORCE MAJEURE: Any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord, including water shortages, energy shortages or governmental preemption in connection with an act of God, a national emergency, or by reason of Law, or by reason of the conditions of supply and demand which have been or are affected by act of God, war or other emergency.

HAZARDOUS MATERIAL: Such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic or medical waste or biohazardous waste under any Environmental Law; and explosives, firearms and ammunition, flammable material, radioactive material, asbestos, polychlorinated biphenyls and petroleum and its byproducts.

INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing representatives for the Property and their respective directors, officers, agents and employees.

LAND: The parcel(s) of real estate on which the Building is located.

LANDLORD WORK: The construction or installation of improvements to be furnished by Landlord, if any, specifically described in the Workletter or other exhibits attached hereto.

LAWS OR LAW: All laws, ordinances, rules, regulations, other requirements, orders, rulings or decisions now or hereafter adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Property, the Premises or Tenant's activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

LEASE: This instrument and all exhibits and riders attached hereto, as may be amended from time to time.

LEASE YEAR: The twelve month period beginning on the first day of the first month following the Commencement Date (unless the Commencement Date is the first day of a calendar month in which case beginning on the Commencement Date), and each subsequent twelve month, or shorter, period until the Expiration Date.

MONTHLY BASE RENT: The monthly rent specified in Section 1.01(8).

MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

NATIONAL HOLIDAYS: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other holidays recognized by Landlord and any unions servicing the Building in accordance with their contracts.

OPERATING EXPENSES: All costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, repair and replacement of the Property as follows, with such adjustments and exclusions as follow:

            (a) Subject to the Exclusions specifically set forth in Subsection
(c) below, Operating Expenses shall include the following, by way of illustration only and not limitation: (1) all costs, expenses and disbursements, including all charges of independent contractors, for all operation, services, maintenance, repair and replacements (and if any replacements are classified as capital costs, they shall be amortized as described in item (a)(6) below) provided by Landlord pursuant to Section 6.01, Section 8.01 or any other provision of the Lease, including all inspection contracts for the roof and roof membrane, preventive


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maintenance contracts, maintenance contracts or service contracts with respect to any of the foregoing; (2) all insurance premiums and other costs (including deductibles), including the cost of rental insurance; (3) all license, permit and inspection fees; (4) all costs of water, sewer, or other utility or service which Landlord provides (and which Tenant does not itself provide or directly contract for and which is not separately metered or sub-metered to Tenant); (5) all costs of changing power, telephone or utility providers for the Building or Project; (6) all costs of capital improvements made to or capital assets acquired after the Commencement Date for the Building or Project that are intended to comply with Laws, reduce or control Operating Expenses or are reasonably necessary for the health or safety of the occupants of the Project, all of which capital costs, and all capital costs recoverable pursuant to item
(a)(1) above, shall be amortized over the period determined in accordance with generally accepted accounting principles ("GAAP"), together with interest on the unamortized balance at the Reference Rate; (7) all dues, assessments and other expenses pursuant to any covenants, conditions and restrictions, or any reciprocal easements, or any owner's association now or hereafter affecting the Project; (8) all costs and expenses related to Landlord's retention of consultants in connection with the routine review, inspection, testing, monitoring, analysis and control of Hazardous Material, retention of consultants in connection with the clean-up of Hazardous Material, and all costs and expenses related to the implementation of recommendations made by such consultants concerning the use, generation, storage, manufacture, production, storage, release, discharge, disposal or clean-up of Hazardous Material on, under or about the Premises or the Project, except for any such costs to the extent due to Hazardous Material whose presence on, under or about the Project is caused by acts of Landlord; (9) all costs and fees incurred by Landlord in connection with the management and operation of this Lease and the Property, including the cost of those services which are customarily performed by a property management services company, but not in excess of the amount equal to two percent (2%) of the effective gross income of the Project (i.e., the total of the rental income, including base rent, Operating Expenses of the Project, and other expenses billed to tenants by Landlord, including, for example, sub-metered electrical charges); (10) all wages, salaries, payroll taxes, fringe benefits and other labor costs, including the cost of workers' compensation and disability insurance in connection with any of the foregoing; (11) all supplies, materials, equipment and tools in connection with any of the foregoing; and (12) all fees or other charges incurred in connection with voluntary or involuntary membership in any energy conservation, air quality, environmental, traffic management or similar organization.

      (b) Operating Expenses shall be adjusted as described in this Subsection. In the event the Building is not 100% occupied during all of any Adjustment Year, or any other tenant in the Building provides itself (or contracts directly for) a service of a type which Landlord would supply under the Lease and which costs would be included in Operating Expenses if paid or incurred by Landlord, or any such tenant is separately metered or sub-metered for such service, then Operating Expenses for such Adjustment Year shall be increased, employing sound management practices, to equal the amount of Operating Expenses that would have been paid or incurred by Landlord had the Building been 100% occupied during the entire Adjustment Year and had such service been provided without separate metering or sub-metering, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Adjustment Year; provided, however, that such adjustment shall fairly allocate variable Operating Expenses so that Landlord does not, as a result of such adjustment, receive reimbursements from tenants in excess of its expenditures.

      (c) Operating Expenses shall not include the following ("Exclusions"): (1) costs of alterations solely attributable to space to be occupied by Tenant or other new or existing tenants of the Project; (2) depreciation charges; (3) interest and principal payments on loans (except for interest on the unamortized balance of capital expenditures or improvements which Landlord is allowed to include in Operating Expenses as provided above); (4) ground rental payments;
(5) real estate brokerage and leasing commissions; (6) advertising and marketing expenses; (7) repairs to the extent reimbursed by net proceeds of insurance or net payments by third parties; (8) expenses incurred in negotiating leases of other tenants in the Project or enforcing lease obligations of other tenants in the Project; (9) replacement of or structural repairs to: (a) the roof, (b) the exterior walls, (c) foundation or other structural elements (if any) of the Building; (10) cost of any service which is provided to other tenants without charge and which is either not offered to Tenant or is paid for directly by Tenant; (11) for the purpose of adjusting for certain utilities separately sub-metered to Tenant (including, for example, electricity) or services directly contracted for by Tenant (including, for example, janitorial service) and paid for by Tenant other than as Tenant's Share of Operating Expenses, Operating Expenses shall exclude such expenses with respect to the Premises and any other occupiable space in the Building; (12) costs of work, if any, required for the Base Building (as defined in the Workletter) to comply with the ADA (as defined in Article Seven) as applicable as of the execution date of the Lease or required for the Landlord Work to comply with the ADA as applicable as of Substantial Completion of the Landlord Work or required for the Common Areas to comply with the ADA as applicable as of the execution date of the Lease; and
(13) fines or penalties imposed upon Landlord and/or the Building due to any violation of any Law.

PREMISES: The space located in the Building at the Suite Number listed in
Section 1.01(13) and depicted on Exhibit A attached hereto.

PROJECT or PROPERTY: As of the date hereof, the Project is known as Philadelphia Street and consists of the Building (whose general location is shown on the Site Plan attached as Exhibit C), together with the Land (including without limitation, vehicular and parking areas, landscaping and improvements on the
Land), and any associated interests in real property, and the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with any of the foregoing. Landlord reserves the right from time to time to add or remove buildings, improvements and parcels of real estate to or from the Property, or to add or remove a building (or expand the Building) to or from the Property. Provided however, such changes shall not materially and adversely interfere with Tenant's access to the Premises and the Truck Court, or with Tenant's parking, subject to and as more particularly provided in Sections
2.06 and 2.07. In the


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event of any such addition or removal which affects the Rentable Area of the
Building or the rentable area of the Project, Landlord shall make a corresponding recalculation and adjustment of any affected rentable area and Tenant's Share.

REAL PROPERTY: The Property excluding any personal property.

REFERENCE RATE: The rate then most recently announced by Bank of America National Trust and Savings Association (or any other similar institution reasonably designated in writing by Landlord in the event Bank of America ceases to publish such rate) as its corporate base lending rate, from time to time announced.

RENT: Collectively, Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits, and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

RENT ADJUSTMENT: Any amounts owed by Tenant for payment of Operating Expenses and Taxes. The Rent Adjustments shall be determined and paid as provided in Article Four.

RENT ADJUSTMENT DEPOSIT: An amount equal to Landlord's estimate of the Rent Adjustment attributable to each month of the applicable Adjustment Year. Landlord may estimate and notify Tenant in writing of its estimate of Operating Expenses and Taxes and Tenant's Share of Operating Expenses and Taxes for the applicable Adjustment Year. The Rent Adjustment Deposit applicable for the Adjustment Year in which the Commencement Date occurs shall be the amount specified in Section 1.01(9) or by subsequent notice from Landlord to Tenant. Nothing contained herein shall be construed to limit the right of Landlord from time to time during any calendar year to revise its estimate of Operating Expenses and to notify Tenant in writing thereof and of revision by prospective adjustments in Tenant's Rent Adjustment Deposit payable over the remainder of such year. The last estimate by Landlord shall remain in effect as the applicable Rent Adjustment Deposit unless and until Landlord notifies Tenant in writing of a change.

RENTABLE AREA OF THE BUILDING: The amount of square footage set forth in Section 1.01(11), which includes the square footage of the utility room.

RENTABLE AREA OF THE PREMISES: The amount of square footage set forth in Section 1.01(10).

SECURITY DEPOSIT: The funds specified in Section 1.01(12), if any, deposited by Tenant with Landlord as security for Tenant's performance of its obligations under this Lease.

SUBSTANTIALLY COMPLETE or SUBSTANTIAL COMPLETION: The completion of the Landlord Work or Tenant Work, as the case may be, except for minor insubstantial details of construction, decoration or mechanical adjustments which remain to be done, and which will not materially and adversely interfere with conduct of Tenant's business in the ordinary course.

TAXES:

      (a) Taxes. All federal, state and local governmental taxes, assessments (including assessment bonds) and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components (including any personal property used in connection therewith), which may also include any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes. For purposes hereof, Taxes for any tax fiscal year shall be Taxes which are assessed for any period of such year, whether or not such Taxes are billed and payable in a subsequent year. There shall be included in Taxes for any tax fiscal year the amount of all reasonable fees, costs and expenses (including reasonable attorneys' fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes for any tax fiscal year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any federal or state inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes. Notwithstanding the foregoing, Taxes shall not include any amounts paid by Tenant directly pursuant to Section 4.04.

      (b) Treatment of Transfer Increase from a Sale. Notwithstanding the foregoing, as more particularly provided below in this Subsection (b), only during the period (the "Protection Period") of the initial Term beginning on the Commencement Date and ending on the day before the fifth anniversary of the Commencement Date, a Transfer Increase (defined below) shall be excluded from Taxes. On and after the fifth anniversary of the Commencement Date there shall be no further exclusion of any Transfer Increase and Taxes shall include, without limitation, one hundred percent (100%) of all Taxes assessed. For purposes of this Subsection (b), the term "Transfer Reassessment" shall mean a reassessment of the Real Property for real estate tax purposes by the appropriate governmental authority pursuant to the terms of California Constitution Article XIII A ("Proposition 13") solely as a result of a sale or transfer of fee title of the Real Property if such sale or transfer constitutes a "Change of Ownership", as defined in Section 60 et seq. of the California Revenue and Taxation Code (the "R&T Code"). For purposes of this Subsection (b), the term "Transfer Increase" shall mean that portion of Taxes which increases (if at all) solely as a result of a Transfer Reassessment, as calculated immediately following the Transfer Reassessment, and


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accordingly, the term Transfer Increase shall not include (and Tenant shall not be protected from) any portion of real property taxes, as calculated immediately following the Reassessment, which is (i) attributable to the assessment of the value of the Real Property, the base Real Property and the tenant improvements in or about the Real Property immediately prior to the Transfer Reassessment, or
(ii) attributable to any purchase of land which is added to the Real Property, expansion and/or improvement of the Building at any time permitted in accordance with other provisions of this Lease, and without limiting the generality of the foregoing, the real property taxes with respect to the New Land (as defined in Rider 2) attributable to the period after substantial completion of the shell of the New Space (as defined in Rider 2), if acquired and constructed; (iii) attributable to assessments which were pending immediately prior to the Transfer Reassessment, which assessments were conducted during, and included in, such Transfer Reassessment, or which assessments were otherwise rendered unnecessary following the Reassessment, or (iv) attributable to the annual inflationary increase of real property taxes; or (v) any assessment or reassessment or increase in real property taxes to the extent arising by virtue of a modification of Proposition 13 by legislative, judicial or other action hereafter. If at any time Proposition 13 is repealed or invalidated by legislative, judicial or other action, the provisions of this Subsection (b) shall be deemed null and void and of no further force or effect, and any reassessment for real property tax purposes or other increase in real property taxes attributable to or arising out of the repeal or invalidation of Proposition 13 shall not be subject to the provisions of this Subsection.

TENANT ADDITIONS: Collectively, Landlord Work, Tenant Work and Tenant
Alterations.

TENANT ALTERATIONS: Any alterations, improvements, additions, installations or construction in or to the Premises or any Real Property systems serving the Premises done or caused to be done by Tenant (excluding Landlord Work or Tenant
Work).

TENANT DELAY: Any event or occurrence which delays the Substantial Completion of the Landlord Work which is caused by or is described as follows:

      (i) special work, changes, alterations or additions requested by Tenant to the Landlord Work (as described in the Workletter);

      (ii) Tenant's delay in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise;

      (iii) failure to approve and pay for such work as Landlord undertakes to complete at Tenant's expense;

      (iv) the performance or completion by Tenant or any person engaged by Tenant of any work in or about the Premises; or

      (v) failure to perform or comply with any obligation or condition binding upon Tenant pursuant to the Workletter, including the failure to approve and pay for such Landlord Work or other items if and to the extent the Workletter provides they are to be approved or paid by Tenant.

Provided however, Tenant Delay shall exclude that number of days where Tenant's failure or delay is caused by "Tenant's Force Majeure" (defined below). "Tenant's Force Majeure" shall mean any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Tenant, including water shortages, energy shortages or governmental preemption in connection with an act of God, a national emergency, or by reason of Law, or by reason of the conditions of supply and demand which have been or are affected by act of God, war or other emergency.

TENANT WORK: All work installed or furnished to the Premises by Tenant in connection with Tenant's initial occupancy pursuant to the Workletter.

TENANT'S SHARE: The percentage specified in Section 1.01(14), which represents the ratio of the Rentable Area of the Premises to the Rentable Area of the Building.

TERM: The term of this Lease commencing on the Commencement Date and expiring on the Expiration Date.

TERMINATION DATE: The Expiration Date or such earlier date as this Lease terminates or Tenant's right to possession of the Premises terminates.

WORKLETTER: The Agreement regarding the manner of completion of Landlord Work and Tenant Work set forth on Exhibit B attached hereto.

                                   ARTICLE TWO
             PREMISES, TERM, FAILURE TO GIVE POSSESSION, AND PARKING

2.01  LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms, covenants and conditions provided in this Lease. In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant shall be subject to all of the terms, covenants and conditions of this Lease (except with respect to the payment of Rent) as of the date of such possession.

2.02  TERM

      (a) The Commencement Date shall be the date which is the earlier of (i) the date on which the Landlord Work is Substantially Complete (recognizing that may occur before, on or after the Projected Commencement Date); or (ii) the date Tenant first accepts possession and occupies all or part of the Premises for the conduct of business.

      (b) Within thirty (30) days following the occurrence of the Commencement Date, Landlord and Tenant shall enter into an agreement (which is attached hereto as Rider 1) confirming the Commencement Date and the Expiration Date. If Tenant fails to enter into such agreement, then the Commencement Date and the Expiration Date shall be the dates designated by Landlord in such agreement.

2.03  FAILURE TO GIVE POSSESSION

      (a) If Landlord shall be unable to give possession of the Premises on the Projected Commencement Date by reason of the following: (i) the Building has not been sufficiently completed to make the Premises ready for occupancy, (ii) the Landlord Work is not Substantially Complete, or (iii) for any other reason, then Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances the Rent reserved and covenanted to be paid herein shall not commence until the Premises are made available to Tenant by Landlord, and no such failure to give possession on the Projected Commencement Date shall affect the validity of this Lease or the obligations of Tenant hereunder. At the option of Landlord to be exercised within thirty (30) days of the delayed delivery of possession to Tenant, the Lease shall be amended so that the Term shall be extended by the period of time possession is delayed. The said Premises shall be deemed to be ready for Tenant's occupancy and Substantially Complete in the event Landlord's Work is Substantially Complete in fact, or if the delay in the availability of the Premises for occupancy shall be due to any Tenant Delay and/or default on the part of Tenant and/or its subtenant or subtenants. In the event of any dispute as to whether the Landlord Work is Substantially Complete, the decision of Landlord's architect shall be final and binding on the parties, except as otherwise provided in Section 2.08.

      (b) Notwithstanding any provision of Subsection (a) above to the contrary (but subject to the provisions of Section 2.08 in the event of a dispute as to Substantial Completion), if Substantial Completion of Landlord's Work does not occur on or before the Sunset Date (defined below), and Tenant has not, with Landlord's consent taken possession and occupancy of the Premises and commenced doing business (other than construction of the Tenant Work) from it prior to Substantial Completion of the Landlord Work, then, as Tenant's sole and exclusive remedy, Tenant shall have the option to terminate this Lease exercisable by giving written notice to Landlord within three (3) business days after the Sunset Date. If Tenant does not timely give notice of its election to terminate this Lease as aforesaid and Substantial Completion of Landlord's Work does not occur on or before the date which is thirty (30) days following the Sunset Date, then Tenant shall again have such option to terminate this Lease in the manner described above and such date shall constitute the new Sunset Date; it being the intention of the parties that Tenant shall have a recurring termination option after each such thirty (30) day period following the initial Sunset Date if Substantial Completion of Landlord's Work shall not have occurred by the end of each such thirty (30) day period. As used in this Lease, "Sunset Date" means the initial Sunset Date which is ninety (90) days after the Projected Commencement Date and any succeeding new Sunset Dates (at thirty (30) day intervals after the initial Sunset Date) and each such Sunset Date, as applicable, shall be extended by the number of days of delay due to Force Majeure plus the number of days of Tenant Delay, if any. On or before the Sunset Date, if such date includes any period of Force Majeure or Tenant Delay, Landlord shall give Tenant written notice of the resulting calendar date which the Sunset Date.

2.04  AREA OF PREMISES

Landlord and Tenant agree that for all purposes of this Lease, the Rentable Area of the Premises and the Rentable Area of the Building as set forth in Article One are controlling and are not subject to revision after the date of this Lease, except as otherwise provided herein.

2.05  CONDITION OF PREMISES

Tenant shall notify Landlord in writing within thirty (30) days after the later of Substantial Completion of the Landlord Work or when Tenant takes possession of the Premises of any defects in the Premises or in the materials or workmanship furnished by Landlord in completing the Landlord Work (collectively, "Defects"). Except for Defects stated in such thirty (30) day notice and Latent Defects (defined below) of which Tenant gives Landlord notice within eleven (11) months after Substantial Completion of the Landlord Work, Tenant shall be conclusively deemed to have accepted the Premises "AS IS" in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Premises. Landlord shall proceed diligently to correct the Defects stated in the applicable notice unless Landlord disputes the existence of any such Defects. In the event of any dispute as to the existence of any Defects, the decision of Landlord's architect shall be final and binding on the parties, except as otherwise provided in Section
2.08. For purposes of this Lease, "Latent Defects" shall mean Defects which were not readily apparent when the thirty (30) day notice was due. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Property and no representation regarding the condition of the Premises or the Property has been made by or on behalf of Landlord to Tenant, except as may be specifically stated in this Lease.

2.06  COMMON AREAS

      (a) Right to Use Common Areas. Tenant shall have the non-exclusive right, in common with others, to the use of any common entrances, drives and similar access and serviceways and other Common Areas in the Project. The rights of Tenant hereunder in and to the Common Areas shall at all times be subject to the rights of Landlord and other tenants in the Project who use the same in common with Tenant, and it shall be the duty of Tenant to keep all the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operations. Tenant shall not use for storage purposes the Common Areas or common facilities of the Building or the Project, including any electrical and/or telephone room of the Building, common entrances, drives and similar access and serviceways, parking lot or trash enclosures. Nothing herein shall affect the right of Landlord at any time to remove any persons not authorized to use the Common Areas or common facilities from such areas or facilities or to prevent their use by unauthorized persons.

      (b) Changes in Common Areas. Landlord reserves the right, at any time and from time to time to (i) make alterations in or additions to the Common Areas or common facilities of the Project, including constructing new buildings or changing the location, size, shape or number of the driveways, entrances, parking spaces, parking areas, loading and unloading areas, landscape areas and walkways, (ii) designate property to be included in or eliminate property from the Common Areas or common facilities of the Project, (iii) close temporarily any of the Common Areas or common facilities of the Project for maintenance purposes, and (iv) use the Common Areas and common facilities of the Project while engaged in making alterations in or additions and repairs to the Project; provided, however, that reasonable access to the Premises, Truck Court and Tenant's Parking Area remains available, and any such action shall not materially and adversely interfere with Tenant's occupancy of the Premises or the conduct of Tenant's business therein.

2.07  TENANT'S PARKING AREA & TRUCK COURT

      (a) Right to Use. Tenant shall have the right to use the areas designated as Tenant's Parking Area and Truck Court, respectively, for only those purposes, and on the terms and conditions, as follows:

            (1) Tenant shall have the right to use the Tenant's Parking Area for parking of Tenant's vehicles and those of its employees and invitees. Tenant's Parking Area shall be located in certain areas of the Truck Court, which Truck Court is shown on Exhibit C and in such other areas of the Property as Landlord designates, as shown and provided on Exhibit C.

            (2) Tenant shall have the right to use the area designated as the Truck Court on Exhibit C for loading, unloading and parking of Tenant's vehicles and those of its employees and invitees.

            (3) Tenant's Parking Area and the Truck Court are not part of the Common Areas, and Tenant's use of Tenant's Parking Area and the Truck Court shall be subject to the same obligations and conditions that apply to Tenant with respect to the Premises in the same manner as if such areas were a part of the Premises. Tenant shall not be obligated to repave the Tenant's Parking Area or Truck Court except for improper use and to repair and restore any damage in connection with installation, maintenance, repair or removal of any Tenant Additions affecting the Truck Court.

      (b) Landlord's Access; Third Parties. Landlord fully reserves the right for Landlord or Landlord's agents to enter and use such areas to the same extent as if such areas were part of the Premises or Common Areas. Landlord shall have no obligation to restrict or control access of third parties to such areas, or to tow or remove any vehicles of third parties. Upon completion of a chain link fence (as part of the Landlord Work pursuant to the Workletter) on the westerly side of the Truck Court, which will be added to existing fencing and gates, the Truck Court and East Parking Area will be enclosed within fences with gates. The Relocation Parking Area shall be as described in Section 2.07(a)(1) above.

2.08  DISPUTE RE SUBSTANTIAL COMPLETION OF OR DEFECTS IN PREMISES

In the event that Tenant disputes the determination by Landlord of Substantial Completion in accordance with Section 2.03 or Defects to be corrected by Landlord in accordance with Section 2.05, then within ten (10) business days after notice from Landlord of the determination of Landlord's architect, Tenant shall give Landlord written notice ("Tenant's Dispute Notice") stating the different date of Substantial Completion or different Defects asserted by Tenant to be in accordance with the terms of such Sections, identifying in detail the reasons for such differences, and identifying the name, address and telephone number of Tenant's architect. Landlord's architect and Tenant's architect shall meet to make a good faith effort to resolve the dispute, but if within ten (10) business days after Tenant's Dispute Notice they are unable to agree on a resolution of the disputed item or items, the disputed item or items shall be submitted to arbitration in accordance with the provisions of this Section. Any arbitration under this Section 2.06 shall be conducted in the county in which the Building is located in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes, modified as follows, and any judgment or award rendered therein shall be final and binding upon the parties and may be entered in any court of competent jurisdiction:

            (a) Landlord and Tenant shall select a Qualified Architect to act as arbitrator hereunder in accordance with the procedure specified below. For purposes hereof, a "Qualified Architect" shall mean an architect licensed in the State of California who is familiar with the construction of tenant improvements in warehouse and distribution buildings in the county in which the Building is located. Within twenty
      (20) business days after Tenant's Dispute Notice, Landlord shall in writing propose to Tenant its choice of a Qualified Architect. If Tenant reasonably objects to Landlord's proposed Qualified Architect, it shall in writing notify Landlord within ten business days after Landlord's proposal. In the event of timely objection, Landlord shall within an additional ten (10) business days in writing propose another Qualified Architect and the foregoing process shall continue until Landlord and Tenant have agreed upon a Qualified Architect. If Landlord and Tenant cannot agree on a Qualified Architect to act as arbitrator after five proposals are made and rejected, either party may petition the then Chief Judge of the United States District Court having jurisdiction over the county in which the Building is located to appoint a Qualified Architect as the arbitrator. In the event of Landlord's failure to propose an arbitrator, Tenant may within ten (10) business days after the expiration of the period for Landlord to propose a Qualified Architect, propose its own choice of a Qualified Architect to act as arbitrator and Landlord may reasonably object. If neither party timely proposes an arbitrator, the determination of Landlord's architect shall be final and binding with the same force and effect as a determination by the arbitrator. If an objection is not timely made to a proposed arbitrator, that arbitrator shall be deemed selected and accepted as of the date of expiration of the ten (10) business day period within which an objection could be made, and shall act as the arbitrator hereunder.

            (b) Within fifteen (15) business days after selection of a Qualified Architect to act as arbitrator, each of Landlord's architect and Tenant's architect shall render in writing to each of Landlord, Tenant and the selected arbitrator, its determination in accordance with the provisions of this Lease of the disputed item(s) and corresponding date of Substantial Completion or defect(s) to be corrected, as the case may be.

            (c) Within thirty (30) days after the arbitrator has received a copy of the determination of Landlord's architect and Tenant's architect as provided above, as to each disputed item, the arbitrator shall select that one of the two submitted determinations which is closer to the arbitrator's determination. The arbitrator's determination shall be made in accordance with the provisions of this Lease applicable to such disputed item, and in no event shall the arbitrator, Landlord's architect or Tenant's architect modify any provision of the Lease in arriving at its respective determination. The arbitrator's determination and selection shall be made in writing to both Landlord and Tenant, and shall be final and binding upon them.

            (d) The arbitrator shall have the right to consult experts and competent authorities regarding factual information or evidence pertaining to a determination of the disputed item(s); provided, however, that any such consultation shall be made in the presence of Landlord, Tenant and their representatives, with full right on the part of each to cross-examine.

            (e) In the event of any failure, refusal or inability of the arbitrator to act, a successor shall be appointed in the same manner provided above for the arbitrator's appointment. Each party shall bear all costs and expenses of its own architect and both shall equally share all costs and expenses of the arbitrator, if any. All attorneys' fees and expenses of witnesses shall be paid by the party engaging such attorney or calling such witness.

            (f) In the event the determination of the disputed item(s) has or have been submitted to arbitration but such arbitration has not been concluded prior to the Commencement Date (as initially determined by Landlord's architect), Tenant shall pay to Landlord Rent from and after such date pending determination of the disputed item(s). In the event the Commencement Date for Rent determined by arbitration results in an amount due for Rent different from the amount paid to date, Tenant shall immediately pay to Landlord any greater amount due and Landlord shall give Tenant a credit against the next Monthly Base Rent installments due from Tenant if the amount due is less that that paid to date.

                                  ARTICLE THREE
                                      RENT

Tenant agrees to pay to Landlord at the first office specified in Section 1.01(2), or to such other persons, or at such other places designated by Landlord, without any prior demand therefor and without any deduction or offset whatsoever, Rent, including Monthly Base Rent, Rent Adjustment Deposits and Rent Adjustments in accordance with Article Four. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term, except that the first installment of Monthly Base Rent shall be paid by Tenant to Landlord concurrently with execution of this Lease. Monthly Base Rent shall be prorated for partial months within the Term. Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease. It is intended that this Lease be a "triple net lease," and that the Rent to be paid hereunder by Tenant will be received by Landlord without any deduction or offset whatsoever by Tenant, foreseeable or unforeseeable. Except as expressly provided to the contrary in this Lease, Landlord shall not be required to make any expenditure, incur any obligation, or incur any liability of any kind whatsoever in connection with this Lease or the ownership, construction, maintenance, operation or repair of the Premises.

                                  ARTICLE FOUR
                          RENT ADJUSTMENTS AND PAYMENTS

4.01  RENT ADJUSTMENTS

Tenant shall pay to Landlord Rent Adjustments with respect to each Adjustment Year as follows:

            (a) The Rent Adjustment Deposit representing Tenant's Share of Landlord's estimate of Operating Expenses and of Taxes for the applicable Adjustment Year, monthly during the Term with the payment of Monthly Base Rent, except the first installment which shall be paid by Tenant to Landlord concurrently with the execution of this Lease; and

            (b) Any Rent Adjustments due in excess of the Rent Adjustment Deposits in accordance with Section 4.02.

4.02  STATEMENT OF LANDLORD

Within one hundred twenty (120) days after the end of each calendar year or as soon thereafter as reasonably possible, Landlord will furnish Tenant a statement ("Landlord's Statement") showing the following:

            (a) Operating Expenses for the last Adjustment Year showing in reasonable detail the actual Operating Expenses and Taxes, and Tenant's Share thereof as described in Section 4.01 above;

            (b) The amount of Rent Adjustments due Landlord for the last Adjustment Year, less credit for Rent Adjustment Deposits paid, if any; and

            (c) Any change in the Rent Adjustment Deposit due monthly in the current Adjustment Year, including the amount or revised amount due for months preceding any such change pursuant to Landlord's Statement.

Tenant shall pay to Landlord within thirty (30) days after receipt of such statement any amounts for Rent Adjustments then due in accordance with Landlord's Statement. Any amounts due from Landlord to Tenant pursuant to this Section shall be credited to the Rent Adjustment Deposit next coming due, or refunded to Tenant within thirty (30) days after Landlord's Statement is given if the Term has already expired, provided Tenant is not in default hereunder. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or refund to Tenant by reason of this Section 4.02. Landlord's failure to deliver Landlord's Statement or to compute the amount of the Rent Adjustments shall not constitute a waiver by Landlord of its right to deliver such items nor constitute a waiver or release of Tenant's obligations to pay such amounts. The Rent Adjustment Deposit shall be credited against Rent Adjustments due for the applicable Adjustment Year. During the last complete calendar year or during any partial calendar year in which the Lease terminates, Landlord may include in the Rent Adjustment Deposit its estimate of Rent Adjustments which may not be finally determined until after the termination of this Lease. Tenant's obligation to pay Rent Adjustments survives the expiration or termination of this Lease.

4.03  BOOKS AND RECORDS

Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with sound accounting and management practices, consistently applied. Tenant or its representative shall have the right, for a period of ninety (90) days following the date upon which Landlord's Statement is delivered to Tenant, to examine Landlord's books and records with respect to the items in the foregoing statement of Operating Expenses and Taxes during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to Landlord's Statement within one hundred twenty (120) days of Tenant's receipt thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord's Statement shall be considered final and accepted by Tenant. Any amount due to Landlord as shown on Landlord's Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any such written exception.

4.04  TENANT OR LEASE SPECIFIC TAXES

In addition to Monthly Base Rent, Rent Adjustments, Rent Adjustment Deposits and other charges to be paid by Tenant, Tenant shall pay to Landlord, upon demand, any and all taxes payable by Landlord (other than federal or state inheritance, general income, gift or estate taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, allocable to, or measured by the Rent payable hereunder, including any gross receipts tax or excise tax levied by any governmental or taxing body with respect to the receipt of such rent; or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (c) upon the measured value of Tenant's personal property or trade fixtures located in the Premises or in any storeroom or any other place in the Premises or the Property, or the areas used in connection with the operation of the Property, it being the intention of Landlord and Tenant that, to the extent possible, Tenant shall cause taxes on such personal property and trade fixtures to be billed directly to Tenant, and whether or not so billed, Tenant shall pay all taxes attributable to its personal property and trade fixtures; or (d) resulting from Landlord Work, Tenant Work or Tenant Alterations to the Premises, whether title thereto is in Landlord or Tenant; or
(e) upon this transaction. Taxes paid by Tenant pursuant to this Section 4.04 shall not be included in any computation of Taxes payable pursuant to Sections
4.01 and 4.02.

                                  ARTICLE FIVE
                                SECURITY DEPOSIT

INTENTIONALLY OMITTED

                                   ARTICLE SIX
                              UTILITIES & SERVICES

6.01  LANDLORD'S OBLIGATIONS GENERALLY

      (a) Landlord shall provide services and maintenance only as expressly provided in this Section 6.01 and Article Eight below.

      (b) Landlord shall provide water through Landlord's existing water pipes and permit Tenant to connect to Landlord's existing water and sewer pipes as provided in Section 6.02(b) below for the purpose of providing such utilities to the Premises. Landlord shall not be obligated to provide any chilled water, tempered water or water heater, nor shall Landlord be obligated to provide any restroom facility or plumbing above the slab. Notwithstanding any provision of the foregoing to the contrary, to the extent provided as part of the Landlord Work in the Workletter, Landlord shall bring a water line to the Premises and provide restroom facilities connected to the existing under-slab sewer line.

      (c) Landlord shall provide electricity to Landlord's existing main electrical panel in the utility room of the Building and permit Tenant to connect to such panel for the purpose of providing such utility to the Premises as provided in Section 6.02(b) below. Notwithstanding any provision of the foregoing to the contrary, to the extent provided as part of the Landlord Work in the Workletter, Landlord will bring an electricity line from the utility room to the designated point on Tenant's side of the demising wall of the Premises and as otherwise described as part of the Landlord Work.

      (d) Landlord shall permit Tenant to connect to Landlord's existing main telephone panel in the utility room of the Building for the purpose of providing such utility to the Premises as provided in Sections 6.02(b) and 6.03 below.

6.02  TENANT'S OBLIGATIONS & PAYMENT

      (a) Tenant shall be responsible for and shall pay promptly all charges for refuse pickup (to be performed on a regularly scheduled basis so that accumulated refuse does not exceed the capacity of Tenant's refuse bins), janitorial service, pest control and extermination, security and all utilities (except as provided in Sections 6.02(b) and (c)), materials and services furnished directly to or used by Tenant in, on or about the Premises, together with all taxes thereon. Tenant shall contract directly with the providing companies for such utilities and services, subject to all other provisions of this Lease.

      (b) All connections to Landlord's existing electrical, water, sewer and telephone systems contemplated by Section 6.01 shall be subject to all other provisions of this Lease, including Landlord's prior written approval, which shall not be unreasonably withheld, of all relevant factors, including allocation of available capacity of each system, the extent to which the system is safely capable for the desired connection, and other provisions of Article Nine. Except to the extent provided as part of the Landlord Work in the Workletter, Tenant shall make, maintain and repair, at its sole cost and expense, all connections, modifications, extensions and installations to or of any electrical panel, breaker, feeder, wiring, conduits, transformer, plumbing and any additional equipment necessary to connect Tenant's facilities to any Building Systems. Tenant shall be responsible to maintain, repair, replace and operate all such connections, modifications, extensions and installations, at Tenant's sole cost and expense. Tenant's use of electric current shall at no time exceed the capacity of the wiring, feeders and risers providing electric current to the Premises or the Building. The consent of Landlord to the installation of electric equipment shall not relieve Tenant from the obligation to limit usage of electricity to no more than such capacity. Without limiting the generality of the foregoing, all installations, maintenance, repair, replacement and use of such installations by Tenant shall comply will Law and with all requirements of the provider of such utilities, including for example, all requirements of the water and/or sewer utilities serving the Property.

      (c) Without limiting the generality of the foregoing, Tenant, at Tenant's sole cost and expense, shall provide, install, operate, maintain, repair and replace separate submeter(s) for Tenant's consumption of electricity (and upon Landlord's request, for water and any other utility which Landlord permits Tenant to use). Notwithstanding any provision of the foregoing to the contrary, to the extent provided as part of the Landlord Work in the Workletter, Landlord shall provide and install the initial electric submeter and any initial testing and certification. Tenant shall pay Landlord within fifteen (15) days after Landlord gives Tenant a statement for all costs of such electricity (and water or other utility which is separately submetered) used by or furnished to Tenant, as shown by such submeter(s). For any billing period which will not be completed and billed before the Lease terminates, Landlord may bill Tenant in advance on an estimated basis, subject to subsequent adjustment for any further amount due from Tenant or credit/refund due from Landlord when the final submeter readings are done. Tenant's obligation to pay such amounts survives the expiration or termination of this Lease. In the event of failure or malfunction of such submeter(s), Tenant shall promptly repair or replace such failed or malfunctioning submeter(s), and for any period of failure or malfunction, Tenant shall pay any amounts due based upon estimated usage. Tenant shall cause all submeters installed by Tenant for any purpose, whether for electricity, water or other utility to be tested and certified prior to Tenant's occupancy of the Premises and thereafter at least annually by a State of California certified testing company, at Tenant's sole cost and expense.

6.03  TELEPHONE SERVICES

All telegraph, telephone, and communication connections which Tenant may desire outside the Premises and location thereof shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld. As to any such connections or work outside the Premises requiring Landlord's approval, Landlord reserves the right to restrict and control access to the utility room, telephone cabinets or panels, and the contractors performing telephone or other communication cable installation, removal, repair and maintenance outside the Premises shall be subject to Landlord's reasonable prior written approval. Provided however, such approval is not required as to Tenant's choice of service provider serving Tenant exclusively or telephone equipment installation within the Premises and serving Tenant exclusively. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and communication wiring in the Premises, including any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Expenses for the Building all installation, removal, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and communication wiring serving the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and communication wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or communication wiring serving the Building, Landlord or any vendor hired by Landlord may, on reasonable notice to Tenant at the Premises (i.e., without written notice to Tenant pursuant to Article Twenty-four and except that no notice shall be required in a situation where, in the reasonable judgment of Landlord, an emergency exists), enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's costs in connection therewith).

6.04  FAILURE OR INTERRUPTION OF UTILITY OR SERVICE

To the extent that any equipment or machinery furnished or maintained by Landlord is used in the delivery of utilities to Tenant pursuant to Sections
6.01 or 6.02 and breaks down or ceases to function properly, Landlord shall use reasonable diligence to repair same promptly. In the event of any failure, stoppage or interruption of, or change in, any utilities or services supplied by Landlord which are not directly obtained by Tenant, Landlord shall use reasonable diligence to have service promptly resumed. In either event covered by the preceding two sentences, if the cause of any such failure, stoppage or interruption of, or change in, utilities or services is within the control of a public utility, other public or quasi-public entity, or utility provider, notification to such utility or entity of such failure, stoppage or interruption and request to remedy the same shall constitute "reasonable diligence" by Landlord to have service promptly resumed. Notwithstanding any other provision of this Section to the contrary, in the event of any failure, stoppage or interruption of, or change in, any utility or other service furnished to the Premises or the Project resulting from any cause, including changes in service provider or Landlord's compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board or bureau having jurisdiction over the operation of the Property: (a) Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of Rent; (b) no such failure, stoppage, or interruption of any such utility or service shall constitute an eviction of Tenant or relieve Tenant of the obligation to perform any covenant or agreement of this Lease to be performed by Tenant; and (c) Landlord shall not be in breach of this Lease nor be liable to Tenant for damages or otherwise. Notwithstanding any provision of the foregoing to the contrary:

      (a) the preceding sentence shall not deprive Tenant of any abatement of Rent to which Tenant would be entitled pursuant to Article Fourteen or of Tenant's rights and remedies for a Landlord default pursuant to Section 11.05, and shall not relieve Landlord of liability for damages to either persons, property, or business to the extent caused by Landlord's negligence or wrongful act, subject to and without diminishing any waivers by Tenant pursuant to Article Seventeen or waivers by Tenant or Landlord or their respective insurers in effect pursuant to Section 16.04;

      (b) subject to Section 6.04(c) below, in the event and to the extent that Tenant is unable to occupy the Premises or part thereof for five (5) consecutive days after Tenant has given Landlord written notice of such condition (the "Eligibility Period") as a result of Landlord's failure to provide utilities or services which Landlord is obligated to provide, but excluding any period occupancy is prevented to the extent caused by any of the following:

            (i) caused by any act or omission of Tenant, any assignee, any subtenant or any other occupant of the Premises, or

            (ii) where Tenant or any assignee requests Landlord to make a decoration, alteration, improvement or addition, including, for example, any upgrade or modification to the Building's electrical system, either in connection with the Landlord Work under the Workletter or subsequently, or

            (iii) caused by Force Majeure,

      then Monthly Base Rent and Rent Adjustments shall abate in the proportion in which the area of the Premises which is unusable and unused bears to the total area of the Premises on a per diem basis from the expiration of the Eligibility Period until the earlier of restoration of the applicable utility or service or Tenant's re-occupancy or use of the affected portion of the Premises; and

      (c) notwithstanding any provision of Section 6.04(b) to the contrary, in the event and to the extent that Tenant is unable to occupy the Premises or part thereof for three (3) consecutive days after Tenant has given Landlord written notice of such condition (the "Electricity Eligibility Period") as a result of Landlord's failure to provide electricity and such failure is caused solely by Landlord's negligence or wrongful act [but excluding any period occupancy is prevented to the extent caused by any of the matters described in clauses (i), (ii) and (iii) of Section 6.04(b)], then Monthly Base Rent and Rent Adjustments shall abate in the proportion in which the area of the Premises which is unusable and unused bears to the total area of the Premises on a per diem basis from the expiration of the Electricity Eligibility Period until the earlier of restoration of electricity or Tenant's re-occupancy or use of the affected portion of the Premises.

6.05  INTENTIONALLY OMITTED

6.06  SIGNAGE

      (a) Tenant shall not install any signage within the Project, the Building or the Premises without obtaining the prior written approval of Landlord, in its reasonable discretion, and Tenant shall be responsible for procurement, installation, maintenance and removal of any such signage installed by Tenant, and all costs in connection therewith. Any such signage shall comply with Landlord's current Project signage criteria and all Laws.

      (b) So long as Tenant is in continuous operation at and occupancy of the entire Premises, and if permitted by applicable Laws, Tenant shall have the non-exclusive right to place a single sign bearing Tenant's name and/or logo in one location on the side of the Building's exterior wall at the end where the Premises is located subject to the terms and conditions set forth in this Section ("Exterior Sign Right"). Nothing contained herein shall prohibit or limit Landlord in granting other tenants of the Project or Building rights to install signs on or at the Project or Building or space leased to such tenants. All drawings, plans and specifications (including size, design, color and materials) and the location of such signage shall (a) be proposed and prepared by Tenant at its sole cost and expense, (b) be subject to approval by Landlord in its reasonable discretion, and (c) be consistent with the design of the Project and conform at all times with any sign criteria of the Project and all applicable Laws. Tenant, at its sole cost and expense, shall be responsible to obtain all approvals and/or permits necessary for the sign under applicable Laws, and its rights hereunder are subject to such Laws. Tenant shall, at its sole cost and expense: (i) procure, install, maintain and replace such sign;
(ii) maintain the area on which the sign is mounted watertight and in good appearance; (iii) maintain insurance covering the sign; and (iv) be responsible for electrical service and connections, if any, for the sign. Upon the expiration or termination of the Exterior Sign Right, but in no event later than the expiration of the Term or earlier termination of the Lease, Tenant shall, at its sole cost and expense, remove such sign and shall repair and restore the area in which the sign was located to its condition prior to installation of such sign. The Exterior Sign Right under this Subsection is personal to United Natural Foods, Inc. and may not be used by, and shall not be transferrable or assignable (voluntarily or involuntarily) to any person or entity except to an assignee of the Lease of the entire Premises which assignee is either (aa) an Affiliate which has complied with all the requirements of Article Ten applicable to an assignment to an Affiliate or (bb) has been approved by Landlord and which has complied with all the requirements of Article Ten applicable to an assignment.

6.07  STANDBY GENERATOR

      (a) At any time during the Term, Tenant shall have the right, at Tenant's sole cost and expense, to install, operate, maintain, repair, replace, remove and use Standby Generator Installations (as defined below), upon and subject to the terms and conditions of this Section and this Lease. The "Standby Generator Installations" shall mean (i) a standby diesel generator to be installed or housed, along with its fuel tank, in a mobile van trailer to be parked on the Truck Court; (ii) wiring, cabling and conduit (subject to Subsection (b) below) from it to the separate electrical circuit(s) serving only the Premises, and all associated switchover equipment and circuits to connect & operate the generator on a standby basis without interference with or damage to any Building Systems or any other equipment of Landlord or other occupants of the Building; (iii) a diesel fuel storage tank with a capacity of not more than eight hundred (800) gallons located outside the Building, above-ground, in a fuel tank installed or housed in a mobile van trailer to be parked on the Truck Court; and (iv) all ancillary containment vessels, pipe, ventilation systems and equipment. The Standby Generator Installations shall be for the sole purpose of providing Tenant electrical power for its operation in the Premises in the event of any interruption in the supply of electricity, and shall not be used at any other times or in any other way except for occasional testing, as necessary. This right to Standby Generator Installations is further conditioned upon the following: (1) in all respects, such right shall be subject to Tenant seeking and obtaining from applicable governmental authorities and the electric utility serving the Real Property all approvals and permits to install, operate, maintain, repair, replace and use such Standby Generator Installations; (2) except as otherwise specified above, the exact location, size and all specifications of such Standby Generator Installations, shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld; (3) without limiting the generality of any other provisions of this Lease, Tenant shall install, operate, maintain, repair, replace, remove and use Standby Generator Installations in compliance with this Lease, all Environmental Laws and all other Laws; (4) without limiting the generality of any other provisions of Section 7.02 below, the Standby Generator Installations, whether located in the Premises or elsewhere at the Real Property, shall be subject to and covered by the indemnity and all other provisions of Section 7.02 and shall be deemed to be in and part of the Premises for all purposes of Section 7.02; and (5) notwithstanding any provision of this Lease to the contrary, Tenant shall, as of the expiration or earlier termination of this Lease, remove the Standby Generator Installations and all Hazardous Material introduced to the Property by Tenant, an Affiliate of Tenant, or any occupant or user of all or part of the Premises permitted by Tenant or an Affiliate, or any employee, agent, contractor, customer or invitee of any of them, and restore the Property to its condition immediately prior to the installation of the Standby Generator Installations, all at Tenant's sole cost and expense. Landlord has no obligation to seek or obtain from applicable governmental authorities or the electric utility serving the Real Property all approvals and permits to install, operate, maintain, repair, replace, remove and use such Standby Generator Installations. Provided however, upon Tenant's written request, Landlord will cooperate with Tenant in the event that requests for approval require the consent of Landlord or require that the request be made in the name of Landlord, but Tenant shall pay all costs in connection with such cooperation, and such cooperation shall not subject Landlord to or result in any cost, expense, liability or obligation of Landlord. Landlord makes no representation or warranty either (i) as to whether or not the foregoing complies with Law or is or will be acceptable to or approved by applicable governmental authorities, the electric utility serving the Real Property or (ii) that adequate or suitable space exists at the Real Property for such installations.

      (b) Any installations contemplated by this Section 6.07 shall be part of the Tenant Work pursuant to the Workletter if proposed to be done preparatory to or in connection with Tenant's initial occupancy of the Premises and, if proposed to be done thereafter, shall be Tenant Alterations subject to Article Nine and the location and method of installation of conduits and related equipment in any of the Building's horizontal and vertical pathways shall be subject to the prior written approval of Landlord, in its reasonable discretion. Further, Tenant's employees, agents or contractors who shall install, maintain, repair, replace or remove any installations contemplated by this Section 6.07 shall be subject to Landlord's prior written approval, in its reasonable discretion, and to the extent any such work is to be done outside the Premises in conduits or the Building's horizontal or vertical pathways or similar areas whose use is shared by Landlord or other occupants of the Building or other service providers to the Building, such work shall be subject to the direction of Landlord, and Landlord reserves the right to restrict and control access to such areas. All installations pursuant to this Section 6.07 (whether as part of or after the initial installations) and their maintenance, repair, removal and use shall not adversely affect the operation, maintenance or replacement of any Building Systems, and shall be subject to compliance with other provisions of this Lease. Without limiting the generality of the foregoing, Tenant shall be responsible to provide all switchover equipment and circuits to connect & operate the generator on a standby basis without interference with or damage to any Building Systems or any other equipment of Landlord or other occupants of the Building. With respect to all operations (including all installations, maintenance, repair, removal and use) with respect to this Section 6.07, Tenant shall conduct its business and control its agents, employees and invitees in such manner as not to create any nuisance, or interfere with, annoy or disturb any other licensee or tenant of the Building or Landlord in its operation of the Building. With respect to all conduit for electrical connections contemplated by this Section 6.07, Landlord shall permit Tenant to install a single conduit (no larger than three (3) inch conduit) to connect Tenant's standby generator to the separate electrical circuit(s) serving only the Premises.

6.08  PROPANE TANK

      (a) At any time during the Term, Tenant shall have the right, at Tenant's sole cost and expense, to install, operate, maintain, repair, replace, remove and use a Propane Tank (as defined below), upon and subject to the terms and conditions of this Section and this Lease. The "Propane Tank" shall mean (i) a propane fuel storage tank with a capacity of not more than two hundred (200) gallons located outside the Building on the Truck Court, above-ground; and (ii) all ancillary containment vessels, pipe, ventilation systems and equipment. The Propane Tank shall be for the sole purpose of providing Tenant a supply of propane to refill the separate portable propane tanks mounted on fork lifts used at the Premises. This right to a Propane Tank is further conditioned upon the following: (1) in all respects, such right shall be subject to Tenant seeking and obtaining from applicable governmental authorities all approvals and permits to install, operate, maintain, repair, replace and use such Propane Tank; (2) except as otherwise specified above, the exact location, size and all specifications of such Propane Tank, shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld; (3) without limiting the generality of any other provisions of this Lease, Tenant shall install, operate, maintain, repair, replace, remove and use the Propane Tank in compliance with this Lease, all Environmental Laws and all other Laws; (4) without limiting the generality of any other provisions of Section 7.02 below, the Propane Tank located on the Truck Court shall be subject to and covered by the indemnity and all other provisions of Section 7.02 and shall be deemed to be in and part of the Premises for all purposes of Section 7.02; and (5) notwithstanding any provision of this Lease to the contrary, Tenant shall, as of the expiration or earlier termination of this Lease, remove the Propane Tank and all Hazardous Material introduced to the Property by Tenant, an Affiliate of Tenant, or any occupant or user of all or part of the Premises permitted by Tenant or an Affiliate, or any employee, agent, contractor, customer or invitee of any of them, and restore the Property to its condition immediately prior to the installation of the Propane Tank, all at Tenant's sole cost and expense. Landlord has no obligation to seek or obtain from applicable governmental authorities approvals and permits to install, operate, maintain, repair, replace, remove and use such Propane Tank. Provided however, upon Tenant's written request, Landlord will cooperate with Tenant in the event that requests for approval require the consent of Landlord or require that the request be made in the name of Landlord, but Tenant shall pay all costs in connection with such cooperation, and such cooperation shall not subject Landlord to or result in any cost, expense, liability or obligation of Landlord. Landlord makes no representation or warranty either (i) as to whether or not the foregoing complies with Law or is or will be acceptable to or approved by applicable governmental authorities, or (ii) that adequate or suitable space exists at the Real Property for such installations.

      (b) Any installations contemplated by this Section 6.08 shall be part of the Tenant Work pursuant to the Workletter if proposed to be done preparatory to or in connection with Tenant's initial occupancy of the Premises and, if proposed to be done thereafter, shall be Tenant Alterations subject to Article Nine. With respect to all operations (including all installations, maintenance, repair, removal and use) with respect to this Section 6.08, Tenant shall conduct its business and control its agents, employees and invitees in such manner as not to create any nuisance, or interfere with, annoy or disturb any other licensee or tenant of the Building or Landlord in its operation of the Building.

                                  ARTICLE SEVEN
                    POSSESSION, USE AND CONDITION OF PREMISES

7.01  POSSESSION AND USE OF PREMISES

      (a) Tenant shall be entitled to possession of the Premises when the Landlord Work is Substantially Complete. Provided however, before the Landlord Work is Substantially Complete Tenant may, with Landlord's prior written consent, which will not unreasonably be withheld, enter the Premises solely for the purpose of performing Tenant Work under the Workletter, installing Tenant's fixtures and Tenant's personal property, including cabling for phones and computers, as long as such entry will not interfere with the timely and orderly construction and completion of the Landlord Work. Tenant shall notify Landlord of its desired time(s) of entry and shall submit for Landlord's approval the scope of the work to be performed and the name(s) of the contractor(s) who will perform such work. Such work and such contractors shall be subject to Landlord's approval as provided in the Workletter. Such entry shall be without payment of Monthly Base Rent or Rent Adjustments, but such entry and all acts and omissions in connection with it are subject to and governed by all other provisions of the Lease, including Tenant's indemnification obligations, insurance obligations and obligations under this Article Seven. Tenant shall occupy and use the Premises only for the uses specified in Section 1.01(15) to conduct Tenant's business. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (i) is unlawful or in violation of any Law or Environmental Law; (ii) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (iii) is contrary to or prohibited by the terms and conditions of this Lease or the rules and regulations as provided in Article Eighteen; (iv) contrary to or prohibited by the articles, bylaws or rules of any owner's association affecting the Project;
(v) is improper, immoral, or objectionable; (vi) would obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them, or would tend to create or continue a nuisance; or (vii) would constitute any waste in or upon the Premises or Project. No manufacturing operations may be conducted from the Premises. Without limiting the generality of the foregoing, Tenant shall not maintain, service, repair, fuel or refuel any truck or vehicle of any kind on the Premises or the Property, except that Tenant may take any of the actions described on Exhibit G hereto and by this reference incorporated herein.

      (b) Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. ss.12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises, the Building and the Project depending on, among other things: (i) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (ii) whether such requirements are "readily achievable", and (iii) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance to the extent of the Base Building (defined in the Workletter) as required as of the execution date of this Lease, to the extent of the Landlord Work as of the date of its Substantial Completion, and in the Common Areas, except as provided below, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by Tenant Additions in the Premises, and (d) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a "public accommodation" instead of a "commercial facility" as a result of Tenant's use of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.

      (c) Tenant agrees to cooperate with Landlord and to comply with any and all guidelines or controls concerning energy management imposed upon Landlord by federal or state governmental organizations or by any energy conservation association to which Landlord is a party or which is applicable to the Building.

7.02  HAZARDOUS MATERIAL

      (a) Tenant shall not use, generate, manufacture, produce, store, release, discharge, or dispose of, on, under or about the Premises or any part of the Project, or transport to or from the Premises or any part of the Project, any Hazardous Material, or allow its employees, agents, contractors, licensees, invitees or any other person or entity to do so except to the extent expressly provided in Subsections (a)(1) and (a)(2) below.

            (1) So long as Tenant uses the Premises only for a food warehouse and food distribution (and associated office and administrative uses) Tenant shall be permitted to use and store in, and transport to and from, the Premises Hazardous Material incidental to such use, but in no event any fuel, petroleum or its byproducts except propane fuel in the amount and as otherwise described in Section 6.08 above, propane fuel in separate portable tanks to mount on fork lifts used at the Premises, and diesel fuel in the amount and as otherwise provided in Section 6.07 above (such limited category of permitted Hazardous Material may be referred to as "Hazardous Material Incidental to Food Use") so long as: (i) each item of Hazardous Material Incidental to Food Use is used or stored in, or transported to and from, the Premises only to the extent necessary for Tenant's operation for such food warehouse and distribution (and associated office and administrative uses) at the Premises; (ii) Tenant shall not install any underground tanks of any type; and (iii) the conditions and provisions set forth in this Subsection (a)(1) (which includes the part of Subsection (a) above) and Subsections (a)(3), (i) and (l) below are strictly complied with, and for so long as Tenant strictly complies with such conditions and provisions, the other conditions and provisions of this Section 7.02 shall not be applicable. Tenant shall comply with and shall cause Tenant's Agents (as defined in Subsection 7.02 (b)) to comply with all Environmental Laws pertaining to Tenant's occupancy and use of the Premises and concerning the proper storage, use, handling, removal and disposal of any Hazardous Material introduced to the Premises, the Building or the Property by Tenant or Tenant's Agents. Tenant shall, no later than the Termination Date, surrender the Premises to Landlord free of Hazardous Material. In the event that Tenant is notified of any investigation or violation of any Environmental Law arising from any activity of Tenant or Tenant's Agents at the Property, Tenant shall immediately deliver to Landlord a copy of such notices and reports in connection therewith. In such event or in the event Landlord reasonably believes that a violation exists of Environmental Law by Tenant or Tenant's Agents or of this Subsection
      (a)(1), Landlord may conduct, at Tenant's expense, such tests and studies as Landlord deems desirable relating to compliance by Tenant or Tenant's Agents with Environmental Laws or the alleged presence of Hazardous Material introduced to the Premises, the Building or the Property by Tenant or Tenant's Agents.

            (2) Notwithstanding the foregoing, Tenant shall be permitted to use and store in, and transport to and from, the Premises the Hazardous Material identified on Exhibit D hereto and by this reference incorporated herein ("Permitted Hazardous Material") so long as: (i) each item of the Permitted Hazardous Material is used or stored in, or transported to and from, the Premises only to the extent necessary for Tenant's operation of its business at the Premises; (ii) at no time shall any Permitted Hazardous Material be in use or storage at the Premises in excess of the quantity specified therefor in Exhibit D; and (iii) the conditions and provisions set forth in this Section 7.02 are strictly complied with.

            (3) The right to use and store in, and transport to and from, the Premises Hazardous Material Incidental to Food Use and/or, as applicable, the Permitted Hazardous Material is personal to United Natural Foods, Inc. and, as long as it remains an Affiliate of Tenant, MPWI [as defined in
      Section 10.01(e)], and may not be assigned or otherwise transferred except to an assignee which is an Affiliate and which has complied with the requirements of Article Ten applicable to an assignment to an Affiliate (and Tenant may allow the same uses permitted Tenant hereunder, subject to all the terms and conditions hereof, by a sublessee which is an Affiliate and which has complied with the requirements of Article Ten applicable to a sublease to an Affiliate) without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Any consent by Landlord pursuant to Article Ten to an assignment, transfer, subletting, mortgage, pledge, hypothecation or encumbrance of this Lease, and any interest therein or right or privilege appurtenant thereto, shall not constitute consent by Landlord to the use or storage at, or transportation to, the Premises of any Hazardous Material (including a Hazardous Material Incidental to Food Use or a Permitted Hazardous Material) by any such assignee, sublessee or transferee unless Landlord expressly agrees otherwise in writing. Any consent by Landlord to the use or storage at, or transportation to or from the Premises, of any Hazardous Material (including a Hazardous Material Incidental to Food Use or a Permitted Hazardous Material) by an assignee, sublessee or transferee of Tenant shall not constitute a waiver of Landlord's right to refuse such consent as to any subsequent assignee or transferee.

      (b) Tenant shall comply with and shall cause Tenant's employees, agents, contractors, licensees, invitees or any other person or entity for whom Tenant is responsible (collectively, "Tenant's Agents") to comply with, and shall keep and maintain the Premises and cause Tenant's Agents to keep and maintain the Premises, in compliance with all Environmental Laws. Neither Tenant nor Tenant's Agents shall violate, or cause or permit the Premises to be in violation of, any Environmental Laws.

            Tenant shall, at its own expense prior to Tenant's use and occupancy, procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant's use of the Premises. Tenant shall cause any and all Hazardous Material removed from the Premises to be removed and transported solely by duly licensed handlers to duly licensed facilities for final disposal of such materials and wastes.

            Tenant agrees to provide Landlord with: (i) a copy of any hazardous material management plan or similar document required by any federal, state or local governmental or regulatory authority to be submitted by Tenant; (ii) copies of all permits, licenses and other governmental and regulatory approvals with respect to the use of Hazardous Material at the Project; (iii) copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Material removed from the Premises; and (iv) copies of all reports, studies and written results of tests or inspections concerning the Premises or any part of the Project with respect to Hazardous Material, including the "Plans" hereinafter defined (collectively, "Documents"). Tenant shall deliver all Documents to Landlord promptly following the earlier of (1) Tenant's submission of such Documents to the requesting governmental agency, or (2) Tenant's receipt of such Documents (Tenant hereby agreeing that it shall exercise diligent efforts to expeditiously obtain copies of any such Documents known by Tenant to exist).

      (c) Upon commencing any activity involving Hazardous Material on the Premises, and continuing thereafter throughout the Term, Tenant shall initiate and maintain the systems set forth in the following (collectively, "Plans") in order to ensure the routine monitoring of the levels of Hazardous Material which may be present on, under or about the Premises or any part of the Project or properties adjoining or in the vicinity of the Project as the result of the activities of Tenant or Tenant's Agents and to ensure continued compliance with the procedures and regulations concerning the handling, storage, use and disposal of Hazardous Material: (i) each permit, license or other governmental or regulatory approval with respect to the use of Hazardous Material at the Project, (ii) each Hazardous Material management plan or similar document required by any federal, state, or local governmental or regulatory entity,
(iii) each plan for handling and disposing of Hazardous Material necessary to comply with Environmental Laws prepared by or on behalf of Tenant or Tenant's Agents (whether or not required to be submitted to a governmental agency). Copies of the foregoing described Plans are listed on Exhibit E hereto and attached to this Lease as Exhibits E-1 through E- .

      (d) Not less often than once each calendar quarter during the Term, Tenant shall provide Landlord with a written report which shall set forth the results of the monitoring of Hazardous Material during the previous calendar quarter. Landlord may elect (but shall not be obligated) to retain an independent consultant experienced in the use and management of Hazardous Material for the purpose of reviewing any information received by Landlord in connection with Hazardous Material. Pursuant to such review, Landlord's consultant may make recommendations in connection with Tenant's control of Hazardous Material on the Premises, and Tenant shall implement, at Tenant's sole cost, the recommendations of Landlord's consultant. Landlord's failure to appoint any consultant shall not relieve Tenant of any of Tenant's obligations under this Lease relating to Hazardous Material nor constitute a waiver of Landlord's rights under this Lease. Notwithstanding the foregoing, as long as the conditions with respect to Permitted Hazardous Materials set forth in this Section 7.02 are strictly complied with, Tenant shall not be obligated to provide Landlord with the foregoing written report with respect to Permitted Hazardous Materials, unless required to do so by Law.

      (e) Landlord may install permanent or other testing wells or devices at or about the Premises or any part of the Project, and may cause the ground water to be tested to detect the presence of Hazardous Material at least once every twelve (12) months during the Term by the use of such wells or devices as are then customarily used for such purposes. If Tenant so requests in writing, Landlord shall supply Tenant with a copy of any such test results. The costs of any such tests, and the installation, maintenance, repair, removal, closure and replacement of such wells or devices shall be included in Operating Expenses pursuant to this Lease; provided, however, such costs shall be borne solely by Tenant if the same are incurred by Landlord based upon Landlord's reasonable belief, at the time such testing is initiated, that Tenant is in breach of its obligations under this Section 7.02 or if, following the initiation of such testing, the presence of Hazardous Material is detected and Tenant or Tenant's Agents are responsible therefor. Tenant's obligations under this Section 7.02(e) shall survive the expiration or earlier termination of this Lease.

      (f) Landlord and its representative shall have the right, at the following times, to enter the Premises and to: (i) conduct any testing, monitoring and analysis for Hazardous Material; (ii) review any documents, materials, inventory, financial data or notices or correspondence to or from private parties or governmental or regulatory authorities in connection therewith; and
(iii) review all storage, use, transportation and disposal facilities and procedures associated with the storage, use, transportation and disposal of Hazardous Material (collectively, "Inspection"):

            (1) Once every three months for the first twelve (12) months after the later of the date Tenant introduces Hazardous Material to the Premises pursuant to this Section 7.02 or notifies Landlord of such use, and once every twelve (12) months thereafter throughout the Term. Tenant agrees to notify Landlord at least three (3) days prior to the use or storage in, or transportation to, the Premises of Hazardous Material; and

            (2) At any time during the Term if, in Landlord's reasonable judgment, Tenant is breaching its obligation under this Section 7.02 or is not in compliance with any other provision of this Lease.

            All costs and expenses incurred by Landlord in connection with any Inspection pursuant to this Section 7.02(f) shall, subject to Section 7.02(n) below, become due and payable by Tenant as additional Rent, upon presentation by Landlord of an invoice therefor.

      (g) Tenant shall give prompt written notice to Landlord of:

            (1) any proceeding or inquiry by, notice from, or order of any governmental authority (including the California State Department of Health Services) with respect to the presence of any Hazardous Material on, under or about the Premises or any part of the Project or the migration thereof from or to other property;

            (2) all claims made or threatened by any third party against Tenant, the Premises or any part of the Project relating to any loss or injury resulting from any Hazardous Material;

            (3) any spill, release, discharge or nonroutine disposal of Hazardous Material that occurs with respect to the Premises or operations at the Premises by Tenant or Tenant's Agents;

            (4) all matters of which Tenant is required to give notice pursuant to Sections 25249.5 et seq. and 25359.7 of the California Health and Safety Code; and

            (5) Tenant's discovery of any occurrence or condition on, under or about the Premises or any part of the Project or any real property adjoining or in the vicinity of the Premises or the Project that could cause the Premises or any part of the Project to be subject to any restrictions on the ownership, occupancy, transferability or use of the Premises or any part of the Project under any Environmental Laws, including without limitation, Tenant's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Premises or the Project that could cause the Premises or any part of the Project to be classified as "border zone property" under the provisions of California Health and Safety Code Sections 25220 et seq. or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Premises or any part of the Project under any Environmental Laws.

      (h) Landlord shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions affecting the Premises or any part of the Project initiated in connection with any Environmental Laws and have its attorneys' fees in connection therewith paid by Tenant. In addition, Tenant shall not take any remedial action in response to the presence of any Hazardous Material in, under, or about the Premises or the Project (except in the case where loss of life or substantial property damage is imminent or immediate action is required by any governmental entity, in which event Tenant shall take immediate remedial action), nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Material in any way connected with the Premises or the Project, without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto.

      (i) To the extent permitted by law, Tenant hereby indemnifies and agrees to protect, defend and hold the Indemnitees harmless against any actions, claims, demands, liability, costs and expenses, including attorneys' fees and costs, arising from the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, transportation to or from, or presence of any Hazardous Material on, under or about the Premises or any part of the Project caused by Tenant or by Tenant's Agents (collectively, a "Release") including, without limitation: (1) all foreseeable consequential damages, including loss of rental income and diminution in property value; (2) the costs of any investigation, monitoring, removal, restoration, abatement, repair, cleanup, detoxification or other ameliorative work of any kind or nature (collectively, "Remedial Work") and the preparation and implementation of any closure, remedial or other required plans; (3) any injury to or death of persons or damage to or destruction of property; and (4) any failure of Tenant or Tenant's Agents to observe the covenants of this Section 7.02. For purposes of this Section 7.02(i), any acts or omissions of Tenant's Agents (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant. Tenant's obligations under this Section 7.02(i) shall survive the expiration or earlier termination of this Lease. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, and reasonably approved by Tenant. In any event, Landlord shall have the right to select as counsel a law firm of quality and capability consistent with first quality "large law firms" in the downtown Los Angeles area. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity.

            In no event shall Landlord be responsible to Tenant for the presence of Hazardous Material in, on or about the Premises or the Project to the extent caused or contributed to by any third party.

      (j) Commencing with the Lease Year in which any Release occurs and continuing thereafter throughout the Term, Tenant shall comply with the provisions of this Section 7.02(j). Within forty-five (45) days following the end of Tenant's fiscal year, Tenant shall provide Landlord with financial statements prepared in accordance with generally accepted accounting principles consistently applied and certified as true and correct by Tenant's independent certified public accountant setting forth Tenant's performance for the applicable fiscal year. As of the execution of this Lease, Tenant's fiscal year ends __________. Tenant shall provide Landlord with prompt written notice of any change in Tenant's fiscal year. If at any time it reasonably appears to Landlord that Tenant is not maintaining sufficient insurance or is not otherwise financially capable of fulfilling its obligations under this Section 7.02, whether or not such obligations have accrued, become liquidated, conditional or contingent, Tenant shall procure and thereafter maintain in full force and effect such insurance or other form of financial assurance, with or from companies or persons and in forms reasonably acceptable to Landlord, as Landlord may from time to time request.

      (k) Upon any Release, Tenant shall, subject to Section 7.02(h), promptly notify Landlord of the Release and shall, at its sole expense and immediately after demand by Landlord, commence to perform and thereafter diligently prosecute to completion such Remedial Work as is necessary to restore the Premises, Project or any other property affected by the Release to the condition existing prior to the use of any Hazardous Material. All such Remedial Work shall be performed: (i) in conformance with the requirements of all applicable Environmental Laws; (ii) by one or more contractors, approved in advance in writing by Landlord; and (iii) under the supervision of a consulting engineer approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including the charges of such contractor(s) and/or the consulting engineer and Landlord's reasonable attorneys' fees and costs incurred in connection with the monitoring or review of such Remedial Work. In the event Tenant shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Landlord may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall become immediately due and payable by Tenant. Tenant's obligations under this Section 7.02(k) shall survive the expiration or sooner termination of this Lease.

      (l) Hazardous Material shall include by way of illustration, and without limiting the generality of the definition of Hazardous Material in Section 1.03, the following: (i) those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" under all present and future federal, state and local laws (whether under common law, statute, rule, regulation or otherwise) relating to the protection of human health or the environment, including California Senate Bill 245 (Statutes of 1987, Chapter 1302), the Safe Drinking Water and Toxic Enforcement Act of 1986 (commonly known as Proposition 65) and the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq., all as heretofore and hereafter amended, or in any regulations promulgated pursuant to said laws; (ii) those substances defined as "hazardous wastes" in Section 25117 of the California Health & Safety Code or as "hazardous substances" in Section 25316 of the California Health & Safety Code, or in any regulations promulgated pursuant to said laws; (iii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or designated by the Environmental Protection Agency (or any successor agency) as hazardous substances (see, e.g., 40 CFR Part 302 and amendments thereto); (iv) such other substances, materials and wastes which are or become regulated under applicable Law or by the United States government or which are or become classified as hazardous or toxic under any Law, including California Health & Safety Code, Division 20, and Title 26 of the California Code of Regulations; and (v) any material, waste or substance which contains petroleum, asbestos or polychlorinated biphenyls, is designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act of 1977, 33 U.S.C. Sections 1251, et seq. (33 U.S.C. ss. 1321), is listed pursuant to Section 307 of the Clean Water Act of 1977 (33 U.S.C. ss. 1317), or contains any flammable, explosive or radioactive material.

      (m) In addition to Tenant's obligations pursuant to Article Twelve, Tenant shall, no later than the Termination Date, surrender the Premises to Landlord free of Hazardous Material. If Tenant fails to so surrender the Premises and the Project, the provisions of Section 7.02(i) shall apply. Landlord shall have the right, but not the obligation, to appoint a consultant, at Tenant's expense, to conduct an investigation to determine whether any Hazardous Material are located in or about the Premises or the Project, and to determine the corrective measures required to remove such Hazardous Material. Tenant, at its expense, shall comply with all recommendations of the consultant. A failure by Landlord to appoint such a consultant shall in no way relieve Tenant of any of Tenant's obligations set forth in this Lease relating to Hazardous Material, nor constitute a waiver of Landlord's rights under this Lease. Tenant's obligations under this Section 7.02(m) shall survive the expiration or earlier termination of this Lease.

      (n) Except as otherwise provided in Section 7.02(d) (concerning the implementation of consultant recommendations) and Section 7.02(k) (concerning the monitoring and review of Remedial Work), all costs incurred by Landlord in retaining a consultant for any purpose contained in this Section 7.02 shall be included in Operating Expenses under this Lease unless Landlord retains a consultant pursuant to this Section 7.02, and such consultant reasonably determines after appropriate review of information and/or inspection that Tenant is breaching its obligations under this Lease to comply with this Section 7.02, in which event all costs and expenses incurred by Landlord in connection with any such review, inspection, and/or implementation of recommendations pursuant to this Section 7.02 shall become due and payable by Tenant as additional Rent, upon presentation by Landlord of an invoice therefor.

      (o) Upon any violation of any of the foregoing covenants, Landlord shall be entitled to exercise all remedies available to a landlord against a defaulting tenant, including but not limited to those set forth in Article Eleven. Without limiting the generality of the foregoing, Tenant expressly agrees that upon any such violation Landlord may, at its option (i) immediately terminate this Lease, or (ii) continue this Lease in effect until compliance by Tenant with its clean-up and removal covenant (notwithstanding the expiration of the Term). No action by Landlord hereunder shall impair the obligations of Tenant pursuant to Section 7.02.

7.03  LANDLORD ACCESS TO PREMISES; APPROVALS

      (a) Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant's use, layout or design of the Premises is not materially affected or altered. Landlord or Landlord's agents shall have the right to enter upon the Premises in the event of an emergency, or to inspect the Premises, to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building or other parts of the Property as Landlord may deem necessary or desirable (including all alterations, improvements and additions in connection with a change in service provider or providers). Any entry or work by Landlord shall be during normal business hours with prior notice to Tenant at the Premises (without need of written notice to Tenant pursuant to Article Twenty-four), except in emergency, and Landlord shall use reasonable efforts to ensure that any entry or work shall not unreasonably interfere with Tenant's occupancy of the Premises or the conduct of Tenant's business therein.

      (b) If Tenant shall not be personally present to permit an entry into the Premises when because of an emergency an entry therein shall be necessary or permissible, Landlord (or Landlord's agents), after attempting to notify Tenant at the Premises (without need of written notice to Tenant pursuant to Article Twenty-four), may enter the Premises without rendering Landlord or its agents liable therefor, and without relieving Tenant of any obligations under this Lease.

      (c) During normal business hours with prior notice to Tenant at the Premises (without need of written notice to Tenant pursuant to Article Twenty-four), except in emergency, Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant's compliance with all Laws and Environmental Laws or for other purposes necessary in Landlord's reasonable judgment to ensure the sound condition of the Property and the systems serving the Property. Landlord's rights under this Section 7.03 (c) are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

      (d) Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of Tenant, or otherwise.

      (e) The review, approval or consent of Landlord with respect to any item required or permitted under this Lease is for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party, as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

7.04  QUIET ENJOYMENT

Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the covenants and conditions set forth in this Lease and to the rights of any Mortgagee or ground lessor.

                                  ARTICLE EIGHT
                                   MAINTENANCE

8.01  LANDLORD'S MAINTENANCE

      (a) Subject to Article Fourteen and Section 8.02, Landlord shall maintain in good condition the following: (i) structural portions of the Building; (ii) roof and skylights; (iii) exterior walls (excluding interior paint on such walls, and all glass and exterior doors, facing or opening into any space occupied by Tenant or other tenants); (iv) foundation; (v) slab floor; (vi) under-slab standard sewer and plumbing system of the Building; (vii) standard feeder lines for electricity, cable, telephone, telecommunications and other utilities to the main panels in the Building's utility room, except for any parts of such lines and facilities which are owned and/or maintained by the respective utility; and (viii) fire pump assembly and distribution system up to the boundary of the Premises. Landlord shall have no responsibility to maintain, repair or replace the Building's standard heating, ventilating and air conditioning equipment (except to the extent of any such equipment exclusively serving Common Areas, if any, within the Building), and all such maintenance, repairs and replacement shall be performed by Tenant pursuant to the terms of
Section 8.02. Landlord shall not be required to make any repair under this
Section 8.01 to the Premises or Property (either as initially delivered by Landlord or thereafter) resulting from (a) any Tenant Additions performed by, for or because of Tenant or to special equipment or systems installed by, for or because of Tenant, (b) the installation, use or operation of Tenant's property, fixtures and equipment, and without limiting the generality of the foregoing, Tenant shall be responsible for any maintenance or repair resulting from its racking system, (c) the moving of Tenant's goods, fixtures, equipment or other property in or out of the Premises or Property, or in and about the Premises or Property, (d) Tenant's use or occupancy of the Premises in violation of Article Seven, (e) Tenant's failure to observe any condition or perform any obligation of Tenant under this Lease, (f) any act or neglect of Tenant, its employees, servants, agents, contractors, invitees or customers, (g) fire and other casualty, except as provided by Article Fourteen, or (h) condemnation, except as provided by Article Fifteen.

      (b) Subject to Article Fourteen and Section 8.02, Landlord shall also (i) operate and maintain in good condition and replace as necessary the Common Areas of the Project, including the landscaping and irrigation therefor, common drives, ramps, access and serviceways (including sweeping, striping and slurry coating), outdoor lighting of the Common Areas, and (ii) operate, manage and maintain in good condition any Project signage, except any specific identification of Tenant or other tenants on any monument(s) or multi-tenant sign platform(s), if any. Subject to Section 2.07, Section 8.02 and Article Fourteen, Landlord shall be responsible to repave, as necessary, the Truck Court and Tenant's Parking Area, except that Tenant shall be responsible for repaving and repair due to improper use and due to any damage in connection with installation, maintenance, repair or removal of any Tenant Additions affecting such area.

      (c) There shall be no abatement of rent, no allowance to Tenant for diminution of rental value and no liability of Landlord by reason of inconvenience, annoyance or any injury to or interference with Tenant's business arising from the making of or the failure to perform any maintenance, repairs, alterations or improvements in or to any portion of the Project or in or to any fixtures, appurtenances or equipment therein. Except as otherwise provided in
Section 8.03, Tenant waives the right to make repairs at Landlord's expense under any Law now or hereafter in effect. The preceding sentences shall not deprive Tenant of any abatement of Rent to which Tenant would be entitled pursuant to Section 6.04, Article Fourteen or Article Fifteen, or of Tenant's rights and remedies for a Landlord default pursuant to Section 11.05, and shall not relieve Landlord of liability for damages to either persons, property, or business to the extent caused by Landlord's negligence or wrongful act, subject to and without diminishing any waivers by Tenant pursuant to Article Seventeen or waivers by Tenant or Landlord or their respective insurers in effect pursuant to Section 16.04.

8.02  TENANT'S MAINTENANCE

Subject to the provisions of Article Fourteen, Tenant shall, at Tenant's sole cost and expense, maintain in good and clean condition, and make all repairs (except for any maintenance and repair which Landlord is expressly required to make pursuant to Section 8.01) to the following: (a) the Premises and fixtures therein, including the interior walls, any paint on the interior side of exterior walls, glass and windows of the Premises, all doors to the Premises and all doors within the Premises; (b) the slab within the Premises, but Tenant shall only be responsible for repair and repaving due to damage to or removal of any part of the slab in connection with installation, maintenance, repair or removal of any Tenant Additions or due to improper use, including overloading or improperly engineered or installed racking system, and without limiting the generality of the foregoing, Tenant shall cause any racking system to be designed by an engineer who has been approved in writing by Landlord, and any such system and its use shall be appropriate for, and shall not cause any damage to, the slab; (c) the electrical, lighting, plumbing and heating, ventilating and air conditioning systems or other utilities to the extent located within or serving the Premises (including both standard and non-standard equipment); (d) the Truck Court, Tenant's Parking Area and other area immediately surrounding the Premises (including all service-ways, loading docks and dock areas adjacent to the Premises, and garbage enclosures serving the Premises), and without limiting the generality of the foregoing, if the Term is longer than sixty-one
(61) months, Tenant shall slurry coat any asphalt surfacing in such areas once every four (4) years during the Term, provided however, Tenant shall not be obligated to repave the Truck Court or Tenant's Parking Area except for improper use and for repair and restoration of any damage in connection with installation, maintenance, repair or removal of any Tenant Additions affecting such area; (e) fire sprinkler system within the Premises and (f) Tenant's signage. Tenant shall enter into contracts ("Service Contracts") for regularly scheduled inspections and preventive maintenance/service, with contractors, scope of work and frequency of inspection, maintenance or service, approved in writing by Landlord, in its reasonable discretion, for inspection, servicing and maintaining the following equipment and improvements, to the extent either located within or serving the Premises (including both standard and non-standard equipment)(but this obligation shall not apply to equipment, if any, which is located within the Premises but does not serve the Premises): heating, ventilating and air conditioning systems and equipment, and, if requested by Landlord, of any other systems, equipment or improvements. Such service contracts shall provide for reports to Landlord by the contractors. Tenant shall deliver to Landlord a copy of the initial Service Contracts within sixty (60) days after the Commencement Date and any other Service Contract entered into by Tenant with respect to the Premises within ten (10) after Landlord's request. In the event Tenant fails, in the reasonable judgment of Landlord, to meet the requirements for such Service Contracts and cause such inspections, maintenance or service to be performed, or in the event Tenant fails to maintain the Premises, Truck Court and Tenant's Parking Areas in good and clean condition and repair, which failure continues at the end of twenty-two (22) days following written notice given by Landlord stating with particularity the nature of the failure, Landlord shall have the right (but shall not be obligated) to obtain such Service Contracts and to enter such areas and perform such maintenance, repairs or refurbishing at Tenant's sole cost and expense (including a sum for overhead to Landlord); provided, however, if the nature of the maintenance or repair is such that it cannot, with the exercise of reasonable diligence, be completed within twenty-two (22) days of Tenant's receipt of Landlord's notice, Landlord shall not undertake such maintenance or repairs at Tenant's expense provided Tenant commences such maintenance or repairs within said 22-day period and thereafter diligently and continuously prosecutes the same to completion and provided further, however, that in the event of an emergency condition, Landlord shall have the right to make such repairs on behalf of Tenant after giving Tenant such notice, if any, as is reasonable under the circumstances. Landlord's right of entry pursuant to Section 7.03 shall include the right to enter and inspect such areas for violations of Tenant's covenants herein. Tenant shall maintain written records of maintenance and repairs, and shall use certified technicians to perform such maintenance and repairs, as required by any applicable Law. Notwithstanding anything contained in Section 8.01, but subject to the waivers set forth in Section 16.04, Tenant shall pay for any repairs to the Building or the Project which are caused by the act, negligence or carelessness of Tenant or its assignees, subtenants or employees, or of the respective agents of any of the foregoing persons, or of any other persons permitted in the Building or elsewhere in the Project by Tenant or any of them.

8.03  TENANT'S RIGHT TO MAKE CERTAIN REPAIRS

Notwithstanding any other provision of the Lease to the contrary (but subject to the provisions of Article Fourteen or Article Fifteen), if Tenant gives detailed written notice to Landlord, with a copy to any Mortgagee or ground lessor whose name and address have been furnished to Tenant, of a failure of Landlord to perform a specific repair or maintenance obligation of Landlord under Section 8.01(a) or (b), which failure materially adversely affects the conduct of Tenant's business from the Premises, and Landlord (or such Mortgagee or ground lessor) fails to commence corrective action within thirty (30) days after receipt of such notice, and if Tenant gives Landlord (and such Mortgagee or ground lessor) a second detailed written notice specifying the required corrective action which Tenant proposes to take if Landlord does not commence the required corrective action within ten (10) business days after receipt of such second notice, and thereafter diligently pursue it to completion, and Landlord (or such Mortgagee or ground lessor) fails to commence the required corrective action within ten (10) business days after receipt of such second notice, and thereafter diligently to pursue it to completion, then Tenant may proceed to take the required action and shall be entitled to reimbursement by Landlord of Tenant's reasonable, actual costs in taking such action, which action and reimbursement shall be in accordance with the provisions below. Provided however, in the event of an emergency (as defined below), Tenant may give such notice by telephone to the emergency/after hours telephone number and person designated by Landlord from time to time (as set forth in Section 1.01(2) above or as otherwise designated from time to time by Landlord or its Project Manager by written notice to Tenant), and if Tenant gives such notice to Landlord and Landlord (or Mortgagee or ground lessor) fails to commence corrective action within twenty-four (24) hours after receipt of such notice and thereafter diligently pursue it to completion, then Tenant may proceed to take the required action and shall be entitled to reimbursement by Landlord of Tenant's reasonable, actual costs in taking such action, which action and reimbursement shall be in accordance with the provisions below. In any such event, Tenant shall also send (on the same day if during business hours on a business day and otherwise on the next business day) Landlord a written notice via overnight courier with respect to such emergency and required corrective action confirming Tenant's telephonic notice. For purposes of this Section 8.03, an "emergency" shall mean a failure of Landlord as described in the first sentence of this Section which further has caused, is presently causing or will immediately cause serious bodily injury or material damage to Tenant's property or material adverse affect on the conduct of Tenant's business from the Premises. In the event that Tenant takes such action, Tenant shall use only those contractors used by Landlord in the Building for the type of work required unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable buildings in the San Bernardino-Riverside warehouse/industrial market. Provided however, Tenant shall use only such contractor, materials, parts and techniques required under any warranty then in effect. In all work, Tenant shall use only materials and parts of kind and quality at least equal to the original and consistent with the design of the Building. Any corrective action by either party under this Subsection (d) shall otherwise comply with all applicable provisions of the Lease. Promptly following completion of any work by Tenant pursuant to this Subsection (d), Tenant shall deliver to Landlord a detailed invoice of the work completed, the contractors used, the materials used and the reasonable, actual costs of such work which Tenant claims are payable by Landlord hereunder. Such amount shall be due within thirty (30) days after receipt by Landlord, unless within thirty (30) days after receipt Landlord gives Tenant written notice of objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that such action was not required to be taken by Landlord pursuant to the terms of the Lease, or that the work by Tenant was defective (or otherwise did not correctly repair the problem), or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive). In the event Tenant disputes Landlord's objection or in the event that Landlord has not objected but has failed to pay, Tenant's sole remedy shall be to claim a default by Landlord under the Lease and to sue Landlord for payment, provided that in no event shall Tenant have the right to a deduction or offset against Rent or to terminate or rescind the Lease.

                                  ARTICLE NINE
                          ALTERATIONS AND IMPROVEMENTS

9.01  TENANT ALTERATIONS

      (a) The following provisions shall apply to the completion of any Tenant
Alterations:

            (1) Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, make or cause to be made any Tenant Alterations in or to the Premises or any Building Systems serving the Premises. Further, Tenant shall not, except as provided herein, without the prior written consent of Landlord, in Landlord's sole discretion, make or cause to be made any Tenant Alterations which affect any structural elements of the Building, its foundation, its roof, its exterior, or any areas outside the Building. Prior to making any Tenant Alterations, Tenant shall give Landlord ten
      (10) days prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit Landlord sufficient time to post appropriate notices of non-responsibility. Subject to all other requirements of this Article Nine, Tenant may undertake Decoration work without Landlord's prior written consent. Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts. All Tenant Alterations shall be completed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, provided, however, that all engineers and contractors performing all work relating to the Building Systems, any work in the Building's utility room, or which affect any structural elements of the Building, the foundation, the roof or the exterior of the Building shall be engineers or contractors chosen by Tenant from a list of at least three (3) engineers or contractors (other than the fire alarm contractor) submitted by Landlord to Tenant or such other engineer or contractor as Landlord shall approve in writing (which approval Landlord may withhold with or without justification and without stating any reason or basis for such non-approval). The contractors, mechanics and engineers who may be used are further limited to those whose work will not cause or threaten to cause disharmony or more than de minimis interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by Landlord: architectural plans and specifications, opinions from Landlord's engineers stating that the Tenant Alterations will not adversely affect the Building Systems, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant's ability to complete and pay for the completion of the Tenant Alterations. Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Alterations.

            (2) Tenant shall pay the cost of all Tenant Alterations and the cost of decorating the Premises and any work to the Property occasioned thereby. With Tenant's request for approval of

      Tenant Alterations, Tenant shall submit plans and specifications to Landlord and shall reimburse Landlord for all costs which Landlord may incur in connection with review of such plans and specifications, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said matters. Upon completion of Tenant Alterations, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee.

            (3) Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws, Environmental Laws, all requirements of applicable insurance companies and in accordance with Landlord's standard construction rules and regulations, and (ii) in a good and workmanlike manner with the use of good grades of materials. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation. In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant's intended use or of compliance with the requirements of Section 9.01(a)(3)(i) and (ii) above or impose any liability upon Landlord in connection with the performance of such work.

      (b) All Tenant Additions to the Premises whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless pursuant to Article Twelve, Tenant may remove them or is required to remove them at Landlord's request; provided however, Landlord and Tenant agree that Tenant's freezers and coolers, racking, equipment, and office furniture shall be the property of Tenant, and shall be removed by Tenant, and the affected areas restored to their condition before any such installation, subject to Article Twelve.

      (c) To the extent that any work in connection with Tenant's connections to Landlord's existing electrical, water, sewer and telephone systems pursuant to
Section 6.02, Tenant's connections or installations pursuant to Sections 6.03 or 6.07, or performance of Tenant's obligations pursuant to Section 8.02, or performance of any Tenant Work pursuant to the Workletter, or performance of any Tenant Alterations permitted above, would require access by Tenant to or through space of another lessee or occupant of the Building, any such access shall be further subject to the following conditions: (i) Tenant's reasonable prior written request to Landlord, so that Landlord may in turn give or make reasonable advance written notice and/or request to such lessee or occupant;
(ii) coordination by Tenant so that the time of such entries shall be at mutually convenient dates and times for the lessee or occupant, Landlord and Tenant, provided however, Tenant agrees that Landlord or such lessee or occupant may require that such entry or entries be outside of normal business hours;
(iii) Tenant shall use commercially reasonable efforts to avoid interference, and to minimize unavoidable interference, from any such access with the occupancy of such lessee or occupant; and (iv) in connection with any such access, Tenant shall promptly pay for all damage caused by Tenant and/or those entering on its behalf, and at the option of Landlord, Tenant shall perform any such repairs and restoration.

      (d) To the extent that any work in connection with Tenant's connections to Landlord's existing electrical, water, sewer and telephone systems pursuant to
Section 6.02, Tenant's connections or installations pursuant to Sections 6.03 or 6.07, or performance of Tenant's obligations pursuant to Section 8.02, or performance of any Tenant Work pursuant to the Workletter, or performance of any Tenant Alterations permitted above, would require access by Tenant through the Common Areas, any such access shall be subject to Section 2.06(a).

9.02  LIENS

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Premises, Building or any other part of the Property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within thirty (30) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) deliver to Landlord a bond in form, content, amount, and issued by surety, reasonably satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, in addition to its rights and remedies under Article Eleven, without investigating the validity of such lien or claim for lien, may bond (or in the event of risk of imminent forfeiture, may pay or discharge) the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.

                                   ARTICLE TEN
                            ASSIGNMENT AND SUBLETTING

10.01 ASSIGNMENT AND SUBLETTING

      (a) Without the prior written consent of Landlord as provided in this
Article 10, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant's interest therein in whole or in part, by operation of Law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant, provided, however, if Landlord chooses not to recapture the space proposed to be subleased or assigned as provided in Section 10.02, Landlord shall not unreasonably withhold its consent to a subletting or assignment under this Section 10.01. Tenant agrees that the provisions governing sublease and assignment set forth in this Article Ten shall be deemed to be reasonable. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord ("Tenant's Notice"), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least sixty (60) days prior to the commencement date of the term of the proposed sublease or assignment. If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 10.02 within thirty (30) days after receipt of Tenant's Notice (and all required information). During any time when any other space in the Building (including the New Space, as defined in Rider 2, if not leased by Tenant) is not under lease or is being marketed by Landlord in anticipation such space will be available for lease, Tenant shall not sublease any portion of the Premises or assign this Lease to any other tenant of the Project. Tenant shall submit for Landlord's approval (which approval shall not be unreasonably withheld) any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet.

      (b) With respect to Landlord's consent to an assignment or sublease, Landlord may take into consideration any factors which Landlord may deem relevant, and the reasons for which Landlord's denial shall be deemed to be reasonable shall include, without limitation, the following:

      (i) the business reputation or creditworthiness of any proposed subtenant or assignee is not acceptable to Landlord; or

      (ii) any proposed assignee's or subtenant's use of the Premises would violate Section 7.01 or any other provision of the Lease; or

      (iii) the proposed subtenant or assignee is a bona fide prospective tenant of Landlord in the Project as demonstrated by a written proposal dated within ninety (90) days prior to the date of Tenant's request.

In no event shall Landlord be obligated to consider a consent to any proposed assignment of the Lease which would assign less than the entire Premises. In the event Landlord wrongfully withholds its consent to any proposed sublease of the Premises or assignment of the Lease, Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligations to consent to such sublease or assignment.

      (c) Any sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any subtenant or assignee shall execute such documents as Landlord may require to evidence the terms of such consent, including the agreements described below. If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord's option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement satisfactory to Landlord of such subtenant to the effect that the sublease is subordinate to the Lease, and (i) in the event of a default by Tenant under the Lease, subtenant will upon notice from Landlord of such default and of Tenant's assignment to Landlord of all rents and payments under the sublease, pay such rents and payments directly to Landlord; and (ii) subtenant will attorn to Landlord and will pay all subrent directly to Landlord. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises for Landlord's approval, which shall not be unreasonable withheld. Landlord's approval of a sublease, assignment, hypothecation, transfer or third party use or occupancy shall not constitute a waiver of Tenant's obligation to obtain Landlord's consent to further assignments or subleases, hypothecations, transfers or third party use or occupancy.

      (d) For purposes of this Article Ten, an assignment shall be deemed to include a change in the majority control of Tenant, resulting from any transfer, sale or assignment of shares of stock or membership interests of Tenant occurring by operation of Law or otherwise, and includes any merger, acquisition, consolidation or reorganization, except as otherwise provided in this Subsection below. Notwithstanding any provision of this Section to the contrary, an assignment for purposes of this Article does not include any transfer of control of the stock or membership interests of Tenant through (i) any public offering of shares of stock in Tenant in accordance with applicable State and Federal law, rules, regulations and orders if thereafter the stock shall be listed and publicly traded through the New York Stock Exchange, American Stock Exchange or Pacific Stock Exchange, or listed and publicly traded through the NASDAQ national market and its price listed at least daily in the Wall Street Journal; or (ii) public sale of such stock effected through such Exchanges or the NASDAQ national market. If Tenant is a partnership, any change in the partners of Tenant shall be deemed to be an assignment.

      (e) Notwithstanding anything to the contrary in Sections 10.01(a) and 10.02, Tenant shall have the right, without the prior written consent of Landlord, to assign this Lease to an Affiliate (defined below) or to sublease the Premises or any part thereof to an Affiliate provided that (i) Landlord receives thirty (30) days prior written notice of an assignment or sublease;
(ii) with respect to an Affiliate which is a

Successor or Purchaser as defined in Section 10.01(g), such Affiliate's net worth is not less than Tenant's net worth immediately prior to the assignment or subletting; (iii) the Affiliate assumes (except in the event of a sublease) in a writing reasonably satisfactory to Landlord all of Tenant's obligations and liability under this Lease and delivers to Landlord a proposed assumption no later than fifteen (15) days prior to the effective date of the assignment and a fully executed original of such assumption no later than the effective date;
(iv) Landlord receives no later than the effective date a fully executed copy of an assignment or sublease agreement between Tenant and the Affiliate; and (v) promptly after Landlord's written request, Tenant and the Affiliate provide such reasonable documents or information which Landlord reasonably requests for the purpose of substantiating whether or not the assignment or sublease is to an Affiliate. Possession or occupancy of the Premises by Mountain People's Warehouse Incorporated ("MPWI"), an Affiliate of Tenant, as long as it remains an Affiliate of Tenant, shall not be deemed or construed to be a sublease hereunder and Tenant shall be permitted to allow, subject to the terms and conditions of this Lease (but without having to obtain Landlord's consent thereto), MPWI to occupy the Premises, provided that MPWI acknowledges that it is jointly and severally liable with Tenant under the terms and conditions of this Lease.

      (f) (Intentionally omitted)

      (g) For purposes of this Lease, Affiliate shall mean any Person (as defined below) which: (i) is controlled by, controls, or is under common control with Tenant; or (ii) is the corporation or other entity (the "Successor") resulting from a merger, consolidation or non-bankruptcy reorganization with Tenant; or (iii) is the purchaser of substantially all the assets of Tenant as a going concern (the "Purchaser"). The word Person means an individual, corporation, limited liability company, partnership, trust, firm or other entity. For purposes of this definition, the word "control," shall mean, with respect to a Person that is a corporation or a limited liability company, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares or membership interests of the controlled Person and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power at all times to direct or cause the direction of the management of the controlled Person.

10.02 RECAPTURE

Except with respect to (a) any sublease or assignment to an Affiliate which complies with the provisions of Section 10.01 above, or (b) any sublease of less than fifty percent (50%) of the Premises which complies with the provisions of
Section 10.01 above, Landlord shall have the option to exclude from the Premises covered by this Lease ("recapture"), the space proposed to be sublet or subject to the assignment, effective as of the proposed commencement date of such sublease or assignment. If Landlord elects to recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises, such date being the Termination Date for such space. Effective as of the date of recapture of any portion of the Premises pursuant to this section, the Monthly Base Rent, Rentable Area of the Premises and Tenant's Share shall be adjusted accordingly.

10.03 EXCESS RENT

(Intentionally omitted)

10.04 TENANT LIABILITY

In the event of any sublease or assignment, whether or not with Landlord's consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord. Tenant's liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. After any assignment, Landlord may consent to subsequent assignments or subletting of this Lease, or amendments or modifications of this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys' fees and expenses incurred by Landlord with respect to such assignment or sublease. In addition, if Tenant has any options to extend the Term or to add other space to the Premises, such options shall not be available to any subtenant or assignee (other than an assignee which is an Affiliate and entitled to exercise any such option pursuant to its provisions as set forth in Rider 2), directly or indirectly without Landlord's express written consent, which may be withheld in Landlord's sole discretion, except as otherwise expressly provided in such options.

                                 ARTICLE ELEVEN
                              DEFAULT AND REMEDIES

11.01 EVENTS OF DEFAULT

The occurrence or existence of any one or more of the following shall constitute a "Default" by Tenant under this Lease:

            (i) Tenant fails to pay any installment or other payment of Rent including Rent Adjustment Deposits or Rent Adjustments within three (3) business days after the date when due;

            (ii) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease and fails to cure such default within fifteen (15) days after written notice thereof to Tenant, unless the default involves a hazardous condition, which shall be cured forthwith or unless the failure to perform is a Default for which this Lease specifies there is no cure or grace period, provided however, if the default is one to which the fifteen (15) day cure period applies and of such nature that it cannot reasonably be cured within fifteen (15) days, Tenant shall be in Default if Tenant either fails to commence to cure such default within fifteen (15) days or fails diligently and continuously to prosecute such cure to completion or in any event fails to complete such cure within ninety (90) days after such written notice from Landlord (unless such Default is not capable of being cured within ninety (90) days and subject to reasonable extensions for Force Majeure delays);

            (iii) the interest of Tenant in this Lease is levied upon under execution or other legal process;

            (iv) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant's debts, which in the case of an involuntary action is not discharged within thirty (30) days;

            (v) Tenant is declared insolvent by Law or any assignment of Tenant's property is made for the benefit of creditors;

            (vi) a receiver is appointed for Tenant or Tenant's property, which appointment is not discharged within thirty (30) days;

            (vii) any action taken against Tenant to reorganize or modify Tenant's capital structure in a materially adverse way which in the case of an involuntary action is not discharged within thirty (30) days; or

            (viii) upon the dissolution of Tenant.

11.02 LANDLORD'S REMEDIES

      (a) A Default shall constitute a breach of the Lease for which Landlord shall have the rights and remedies set forth in this Section 11.02 and all other rights and remedies set forth in this Lease or now or hereafter allowed by Law, whether legal or equitable, and all rights and remedies of Landlord shall be cumulative and none shall exclude any other right or remedy.

      (b) With respect to a Default, at any time Landlord may terminate Tenant's right to possession by written notice to Tenant stating such election. Any written notice required pursuant to Section 11.01 shall constitute notice of unlawful detainer pursuant to California Code of Civil Procedure Section 1161 if, at Landlord's sole discretion, it states Landlord's election that Tenant's right to possession is terminated after expiration of any period required by Law or any longer period required by Section 11.01. Upon the expiration of the period stated in Landlord's written notice of termination (and unless such notice provides an option to cure within such period and Tenant cures the Default within such period), Tenant's right to possession shall terminate and this Lease shall terminate, and Tenant shall remain liable as hereinafter provided. Upon such termination in writing of Tenant's right to possession, Landlord shall have the right, subject to applicable Law, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, or otherwise as permitted by Law, regain possession of the Premises and remove their property (including their trade fixtures, personal property and those Tenant Additions which Tenant is required or permitted to remove under Article Twelve), but Landlord shall not be obligated to effect such removal, and such property may, at Landlord's option, be stored elsewhere, sold or otherwise dealt with as permitted by Law, at the risk of, expense of and for the account of Tenant, and the proceeds of any sale shall be applied pursuant to Law. Landlord shall in no event be responsible for the value, preservation or safekeeping of any such property. Tenant hereby waives all claims for damages that may be caused by Landlord's removing or storing Tenant's personal property pursuant to this Section or Section 12.01, and Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claims, demands, actions, expenses, liability and cost (including attorneys' fees and expenses) arising out of or in any way related to such removal or storage. Upon such written termination of Tenant's right to possession and this Lease, Landlord shall have the right to recover damages for Tenant's Default as provided herein or by Law, including the following damages provided by California Civil Code Section 1951.2:

            (1) the worth at the time of award of the unpaid Rent which had been earned at the time of termination;

            (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided;

            (3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and

            (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The word "rent" as used in this
      Section 11.02 shall have the same meaning as the defined term Rent in this Lease. The "worth at the time of award" of the amount referred to in clauses (1) and (2) above is computed by allowing interest at the Default Rate. The worth at the time of award of the amount referred to in clause
      (3) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid Rent under clause (3) above, the monthly Rent reserved in this Lease shall be deemed to be the sum of the Monthly Base Rent and the amounts last payable by Tenant as Rent Adjustment Deposits and for electricity and other utilities used by or furnished to Tenant for the calendar year in which Landlord terminated this Lease as provided hereinabove.

      (c) Even if Tenant is in Default and/or has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession by written notice as provided in Section 11.02(b) above, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. In such event, Landlord shall have all of the rights and remedies of a landlord under California Civil Code Section 1951.4 (lessor may continue Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute. During such time as Tenant is in Default, if Landlord has not terminated this Lease by written notice and if Tenant requests Landlord's consent to an assignment of this Lease or a sublease of the Premises, subject to Landlord's option to recapture pursuant to Section 10.02, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Tenant acknowledges and agrees that the provisions of Article Ten shall be deemed to constitute reasonable limitations of Tenant's right to assign or sublet. Tenant acknowledges and agrees that in the absence of written notice pursuant to
Section 11.02(b) above terminating Tenant's right to possession, no other act of Landlord shall constitute a termination of Tenant's right to possession or an acceptance of Tenant's surrender of the Premises, including acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon the initiative of Landlord to protect Landlord's interest under this Lease or the withholding of consent to a subletting or assignment, or terminating a subletting or assignment, if in accordance with other provisions of this Lease.

      (d) (Intentionally omitted)

      (e) Tenant hereby waives any and all rights to relief from forfeiture, redemption or reinstatement granted by Law (including California Civil Code of Procedure Sections 1174 and 1179) in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Premises by reason of Tenant's Default or otherwise;

      (f) When this Lease requires giving or service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any equivalent or similar notices required by California Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by Article Twenty-four shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure section 1162 or any similar or successor statute.

      (g) The voluntary or other surrender or termination of this Lease, or a mutual termination or cancellation thereof, shall not work a merger and shall terminate all or any existing assignments, subleases, subtenancies or occupancies permitted by Tenant, except if and as otherwise specified in writing by Landlord.

      (h) No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, and no exercise by Landlord of its rights pursuant to Section 26.15 to perform any duty which Tenant fails timely to perform, shall impair any right or remedy or be construed as a waiver. No provision of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.

11.03 ATTORNEY'S FEES

In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Lease, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover reasonable attorneys' fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all reasonable attorneys' fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

11.04 BANKRUPTCY

The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

      (a) In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

      (b) Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant's trustee (the "Electing Party") must provide for:

      The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.

      (c) If the Electing Party has assumed this Lease or elects to assign Tenant's interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease.

      For the purposes hereof, "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:

            (i) The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant's obligations under this Lease; and

            (ii) Landlord has obtained consents or waivers from any third parties which may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

      (d) Landlord's acceptance of rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord's consent, Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent, or Landlord's claim for any amount of Rent due from Tenant.

11.05 LANDLORD'S DEFAULT

Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant's remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give Mortgagee notice and a reasonable time to cure any default by Landlord. Notwithstanding any provision of this Section 11.05 to the contrary, Tenant shall have the option to terminate this Lease under the conditions and terms provided in Section 2.03(b) above.

                                 ARTICLE TWELVE
                              SURRENDER OF PREMISES

12.01 IN GENERAL

Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, except for ordinary wear and tear, and damage caused by Landlord or by fire or other casualty (but such exception with respect to fire or other casualty shall not alter or derogate from Tenant's (a) obligations to remove any property of Tenant or improvements, whether damaged or not, (b) insurance obligations under Article Sixteen with respect to Tenant Additions or
(c) obligations with respect to Tenant's Share of Operating Expenses). Tenant shall deliver to Landlord all keys to the Premises. Tenant shall remove from the Premises all movable personal property of Tenant and Tenant's trade fixtures, including equipment and office furniture. Tenant shall be entitled to remove such Tenant Additions which at the time of their installation Landlord and Tenant agreed may be removed by Tenant. Tenant shall also remove such other Tenant Additions and restore the Premises as follows: (a) any Tenant Work, Tenant Alterations, trade fixtures or equipment containing Hazardous Materials;
(b) Tenant's racking (but Tenant will not be required to remove bolts relating to the racking system so long as they are ground flush with the floor surface and any voids patched), Tenant's freezers and coolers, Tenant's swamp coolers and connections thereto, and any other installation which Tenant is required to remove pursuant to any other provision of the Lease (by way of example and not limitation, including the Standby Generator Installations as provided in Section
6.07 and the Propane Tank as provided in Section 6.08); (c) Landlord hereby reserves the right upon expiration or any earlier termination to require Tenant to remove the portion of the mezzanine which is not over the office area (as installed as part as part of the Landlord Work for Tenant's initial occupancy); and (d) any other Tenant Addition if at the time of Landlord's approval of such Tenant Addition, Landlord notifies Tenant that Landlord reserves the right to elect upon expiration or any earlier termination to require Tenant to remove it. Except as otherwise provided in the following sentences of this Section, Landlord shall not require Tenant to replace the existing slab which Tenant proposes to remove under the area in which Tenant seeks to install freezers and coolers, and will not require Tenant to remove the new slab and sub-slab support, insulation and plumbing under the freezers and coolers, which are to be installed by Tenant, so long as all such removal and installations are in accordance with plans and specifications approved by Landlord and Tenant as described in the Workletter. Notwithstanding Landlord's approval of the initial plans and specifications for the design and initial installation of any Tenant Work or Tenant Alterations, including the above-described flooring and sub-floor areas under the freezers and coolers, Tenant shall remain responsible to repair or replace any of such Tenant Work or Tenant Alterations (excluding any Tenant is required or permitted to remove) which on the Termination Date are defective or not in as good condition as, and matching with, other original components of the Building, ordinary wear and tear excepted. For such purposes, by way of example and not limitation, it is agreed that if upon the Termination Date, the new flooring under the freezers and coolers does not properly join to and match the original floor (in undamaged condition) with respect to flatness, fitness, hardness and floor-loading capacity, Tenant, at Tenant's expense, shall be obligated to repair or replace it, as appropriate. Tenant immediately shall repair all damage resulting from removal of any of Tenant's property, furnishings or Tenant Additions, shall close all floor, ceiling and roof openings and shall restore the Premises to a tenantable condition or to the condition of the Premises prior to commencement of the Landlord Work or Tenant Work. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, Landlord may (but shall not be obligated to), at Tenant's expense, remove any of such property and store, sell or otherwise deal with such property as provided in Section 11.02(b), including the waiver and indemnity obligations provided in that Section, and undertake, at Tenant's expense, such restoration work as Landlord reasonably deems necessary or advisable.

12.02 LANDLORD'S RIGHTS

All property which may be removed from the Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided in Section 11.02(b), including the waiver and indemnity obligations provided in that Section. Tenant shall also reimburse Landlord for all costs and expenses incurred by Landlord in removing any Tenant Additions and in restoring the Premises to the condition required by this Lease at the Termination Date.

                                ARTICLE THIRTEEN
                                  HOLDING OVER

Tenant shall pay Landlord one hundred twenty-five percent (125%) of the monthly Rent payable for the month immediately preceding the holding over (including increases for Rent Adjustments which Landlord may reasonably estimate) for each month or portion thereof that Tenant retains possession of the Premises, or any portion thereof, after the Termination Date (without reduction for any partial month that Tenant retains possession). Tenant shall also pay all damages sustained by Landlord by reason of such retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord and Tenant's continued occupancy of the Premises shall be as a tenancy in sufferance.

                                ARTICLE FOURTEEN
                        DAMAGE BY FIRE OR OTHER CASUALTY

14.01 SUBSTANTIAL UNTENANTABILITY

      (a) If any fire or other casualty (whether insured or uninsured) renders all or any part of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, reasonably estimate the length of time that will be required to substantially complete the repair and restoration and shall by notice advise Tenant of such estimate ("Landlord's Notice"). If the amount of time required to substantially complete such repair and restoration, as reasonably estimated by Landlord, exceeds one hundred fifty (150) days from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within twenty (20) days after delivery of Landlord's Notice, provided that if Landlord so chooses, Landlord's Notice may also constitute such notice of termination.

      (b) In the event that the Building is damaged or destroyed to the extent of more than twenty-five percent (25%) of its replacement cost or to any extent if no insurance proceeds or insufficient insurance proceeds are receivable by Landlord, and regardless of whether or not the Premises be damaged, Landlord may elect by written notice to Tenant given within thirty (30) days after the occurrence of the casualty to terminate this Lease in lieu of so restoring the Premises, in which event this Lease shall terminate as of the date specified in Landlord's notice, which date shall be no later than sixty (60) days following the date of Landlord's notice.

      (c) Unless this Lease is terminated as provided in the preceding Subsections 14.01 (a) and (b), Landlord shall proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning Laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration.

      (d) Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant's insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored, provided, however, if this Lease is not terminated and the parties proceed to repair and restore Tenant Additions at Tenant's cost, to the extent Landlord received proceeds of Tenant's insurance covering Tenant Additions, such proceeds shall be applied to reimburse Tenant for its cost of repairing and restoring Tenant Additions.

      (e) Notwithstanding anything in this Article Fourteen to the contrary: (i) Landlord shall have no duty pursuant to this Section to repair or restore any portion of any Tenant Additions or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; and (ii) Tenant shall not have the right to terminate this Lease pursuant to this Section if any damage or destruction was caused by the willful and wrongful act of Tenant, its agents or employees. Whether or not the Lease is terminated pursuant to this Article Fourteen, in no event shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises or for any inconvenience or annoyance occasioned by any such damage, destruction, rebuilding or restoration of the Premises or the Building or access thereto.

      (f) Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article Nine hereof.

14.02 INSUBSTANTIAL UNTENANTABILITY

Unless this Lease is terminated as provided in the preceding Subsections 14.01
(a) and (b), then Landlord shall proceed to repair and restore the Building or the Premises other than Tenant Additions, with reasonable promptness, unless such damage is to the Premises and occurs during the last six (6) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty. Notwithstanding the foregoing, Landlord's obligation to repair shall be limited in accordance with the provisions of Section 14.01 above.

14.03 RENT ABATEMENT

If all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

14.04 WAIVER OF STATUTORY REMEDIES

The provisions of this Lease, including this Article Fourteen, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, the Premises or the Property or any part of either, and any Law, including Sections 1932(2), 1933(4), 1941 and 1942 of the California Civil Code, with respect to any rights or obligations concerning damage or destruction shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises or the Property or any part of either, and are hereby waived.

                                 ARTICLE FIFTEEN
                                 EMINENT DOMAIN

15.01 TAKING OF WHOLE OR SUBSTANTIAL PART

In either event that: (a) the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, or (b) such taking or condemnation is of a substantial part of the Truck Court or Tenant's Parking Area, or of access thereto and to the Premises, and materially and adversely interferes with such access and the conduct of Tenant's business, and reasonable alternative area and access are not made available to Tenant which would avoid such material and adverse interference, then this Lease shall terminate as of the date title vests in such authority or any earlier date on which possession is required to be surrendered to such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Further, if at least twenty-five percent (25%) of the rentable area of the Project is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation), and regardless of whether or not the Premises be so taken or condemned, Landlord may elect by written notice to Tenant to terminate this Lease as of the date title vests in such authority or any earlier date on which possession is required to be surrendered to such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Landlord may, without any obligation to Tenant, agree to sell or convey to the taking authority the Premises, the Building, the Project or any portion thereof sought by the taking authority, free from this Lease and the right of Tenant hereunder, without first requiring that any action or proceeding be instituted or, if instituted, pursued to a judgment. Notwithstanding anything to the contrary herein set forth, in the event the taking of the Building or Premises is temporary (for less than the remaining term of the Lease), Landlord may elect either (i) to terminate this Lease or (ii) permit Tenant to receive the entire award attributable to the Premises in which case Tenant shall continue to pay Rent and this Lease shall not terminate.

15.02 TAKING OF PART

In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, the Lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant's Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Additions) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days prior written notice to Tenant.

15.03 COMPENSATION

Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Additions paid for by Tenant without any credit or allowance from Landlord, for fixtures or personal property of Tenant, or for relocation or business interruption expenses, so long as there is no diminution of Landlord's award as a result.

                                 ARTICLE SIXTEEN
                                    INSURANCE

16.01 TENANT'S INSURANCE

Tenant, at Tenant's expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease. Such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Five Million and No/100 Dollars ($5,000,000.00); (b) Workers' Compensation and Employers' Liability Insurance to the extent required by and in accordance with the Laws of the State of California; (c) "All Risks" property insurance in an amount adequate to cover the full replacement cost of all Tenant Additions to the Premises, equipment, installations, fixtures and contents of the Premises in the event of loss; (d) In the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than Three Million and No/100 Dollars ($3,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; and (e) such other insurance or coverages as Landlord reasonably requires.

16.02 FORM OF POLICIES

Each policy referred to in 16.01 shall satisfy the following requirements. Each policy shall (i) name Landlord and the Indemnitees as additional insureds (except Workers' Compensation and Employers' Liability Insurance), (ii) be issued by one or more responsible insurance companies licensed to do business in the State of California reasonably satisfactory to Landlord, (iii) where applicable, provide for deductible amounts satisfactory to Landlord and not permit co-insurance, (iv) shall provide that such insurance may not be canceled or amended without thirty (30) days' prior written notice to Landlord, and (v) each policy of "All-Risks" property insurance shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord, certificates of insurance and at Landlord's request, copies of all policies and renewals thereof to be maintained by Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy.

16.03 LANDLORD'S INSURANCE

Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of California on the Building in amounts not less than the greater of eighty (80%) percent of the then full replacement cost (without depreciation) of the Building (above foundations and excluding Tenant Additions to the Premises) or an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies, against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death and property damage. Such insurance shall be for a combined single limit of Five Million and No/100 Dollars ($5,000,000.00). Neither Landlord's obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant's negligent acts or omissions or willful misconduct. Without obligation to do so, Landlord may, in its sole discretion from time to time, carry insurance in amounts greater and/or for coverage additional to the coverage and amounts set forth above.

16.04 WAIVER OF SUBROGATION

         (a) Landlord agrees that, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, it will include in its "All Risks" policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

      (b) Tenant agrees to include, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, in its "All Risks" insurance policy or policies on Tenant Additions to the Premises, whether or not removable, and on Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured. If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.

      (c) Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Real Property and the fixtures, appurtenances and equipment therein, except Tenant Additions, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees and against every other tenant in the Building who shall have executed a similar waiver as set forth in this Section 16.04 (c) for loss or damage to Tenant Additions, whether or not removable, and to Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent the same is covered or coverable by Tenant's insurance required under this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

      (d) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

16.05 NOTICE OF CASUALTY

Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.

                                ARTICLE SEVENTEEN
                         WAIVER OF CLAIMS AND INDEMNITY

17.01 WAIVER OF CLAIMS

To the extent permitted by Law, Tenant releases the Indemnitees from, and waives all claims for, damage to person or property sustained by Tenant or any occupant of the Premises or the Property resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Premises or the Property or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Premises or the Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Property or of any other person, including Landlord's agents and servants, except to the extent caused by the gross negligence or by the willful and wrongful act of any of the Indemnitees, but the foregoing exception is subject to and shall not diminish any other waivers by Tenant or Landlord or their respective insurers, including those in effect in accordance with Section
16.04. If any such damage, whether to the Premises or the Property or any part of either, or whether to Landlord or to other tenants in the Property, results from any act or neglect of Tenant, its employees, servants, agents, contractors, invitees or customers, Tenant shall be liable therefor in excess of amounts, if any, paid to Landlord under insurance covering such damages. Tenant shall not be liable for any such damage caused by its acts or neglect if Landlord or a tenant has recovered the full amount of the damage from proceeds of insurance policies and the insurance company has waived its right of subrogation against Tenant.

17.02 INDEMNITY BY TENANT

To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including reasonable attorneys' fees and expenses for the defense thereof, arising from Tenant's occupancy of the Premises, from the undertaking of any Tenant Additions or repairs to the Premises, from the conduct of Tenant's business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful act or negligence of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises or the Property or any part of either. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, and reasonably approved by Tenant. In any event, Landlord shall have the right to select as counsel a law firm of quality and capability consistent with first quality "large law firms" in the downtown Los Angeles area. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity after reasonable notice to Tenant. The foregoing indemnity shall not operate to relieve any of the Indemnitees of liability to the extent its share of liability is caused by its gross negligence or by its willful and wrongful act. Further, the foregoing indemnity and exception are subject to and shall not diminish any waivers by Tenant or Landlord or their respective insurers, including those in effect in accordance with Section 16.04.

17.03 WAIVER OF CONSEQUENTIAL DAMAGES

To the extent permitted by law, Tenant hereby waives and releases the Indemnitees from any consequential damages, compensation or claims for inconvenience or loss of business, rents or profits as a result of any injury or damage, whether or not caused by the willful and wrongful act of any of the Indemnitees.

                                ARTICLE EIGHTEEN
                              RULES AND REGULATIONS

18.01 RULES

Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with all reasonable rules and regulations of general application with respect to use of the Premises, the Building and the Project imposed by Landlord, as the same may be revised from time to time, including all of the requirements of Landlord's emergency response plan, as the same may be amended from time to time. Such rules and regulations are and shall be imposed for the cleanliness, good appearance, proper maintenance, good order and reasonable use of the Premises, the Building and the Project and as may be necessary for the enjoyment of the Building and the Project by all tenants and their clients, customers, and employees.

18.02 ENFORCEMENT

Nothing in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations as set forth above or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall use reasonable efforts to enforce the rules and regulations of the Building in a uniform and non-discriminatory manner.

                                ARTICLE NINETEEN
                           LANDLORD'S RESERVED RIGHTS

Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for offset or abatement of Rent: (a) to change the Building's name or street address upon thirty (30) days' prior written notice to Tenant; (b) to install, affix and maintain all signs on the exterior and/or interior of the Building; (c) upon reasonable notice to Tenant, to display the Premises to prospective purchasers at reasonable hours at any time during the Term and to prospective tenants at reasonable hours during the last twelve (12) months of the Term; (e) to grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (f) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant's access to the Premises, the Building, the Truck Court or Tenant's parking, or materially and adversely interfere with Tenant's occupancy of the Premises or the conduct of Tenant's business therein; (g) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (h) to close the Building after Standard Operating Hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes.


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

                                 ARTICLE TWENTY
                              ESTOPPEL CERTIFICATE

20.01 IN GENERAL

Within fifteen (15) days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (b) the dates to which Rent has been paid; (c) that Tenant is in the possession of the Premises if that is the case; (d) that, to the extent known to Tenant, Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (e) that, to the extent known to Tenant, Tenant has no offsets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any offsets or defenses, a full and complete explanation thereof); (f) that the Premises have been completed in accordance with the terms and provisions hereof, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; (g) that if an assignment of rents or leases has been served upon Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof; (h) that Tenant will give to the Mortgagee copies of all default notices given by Tenant to Landlord; and (i) to any other information reasonably requested.

20.02    ENFORCEMENT

In the event that Tenant fails to deliver an Estoppel Certificate within the 15 days specified above, then if Tenant fails to deliver an Estoppel Certificate within five days after notice of such initial failure (or a second request for an Estoppel Certificate), Tenant appoints Landlord as its attorney-in-fact to execute and deliver the certificate on its behalf, which power of attorney shall be coupled with an interest and shall be irrevocable.

                               ARTICLE TWENTY-ONE
                              INTENTIONALLY OMITTED

                               ARTICLE TWENTY-TWO
                               REAL ESTATE BROKERS

Tenant represents that, except for the brokers listed in Section 1.01(17), Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Landlord agrees to pay any commission to which Landlord's Broker listed in Section 1.01(17) is entitled in connection with this Lease pursuant to Landlord's written agreement with such broker. Landlord and Tenant agree that Tenant's Brokers shall share the commission paid to Landlord's Broker pursuant to a separate, written agreement between Landlord's Broker and Tenant's Brokers. If and to the extent that either or both of Tenant's Brokers claim any amounts in excess of their share pursuant to their separate written agreement with Landlord's Broker (or if Tenant's Brokers do not enter into such agreement), such amounts shall be paid by Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and Landlord's Broker harmless from and against any and all liabilities and claims for commissions, fees or any compensation by (a) Tenant's Brokers except for their share pursuant to their separate written agreement with Landlord's Broker of the commission payable to Landlord's Broker by Landlord or (b) by any other person claiming to represent Tenant or to be working for Tenant's benefit.

                              ARTICLE TWENTY-THREE
                              MORTGAGEE PROTECTION

23.01 SUBORDINATION AND ATTORNMENT

      (a) Subject to Section 23.01(b) hereof, this Lease is and shall be expressly subject and subordinate at all times to (a) any ground or underlying lease of the Real Property, now or hereafter existing, and all amendments, extensions, renewals and modifications to any such lease, and (b) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or trust deed and/or the obligation secured thereby, unless such ground lease or ground lessor, or mortgage, trust deed or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage or trust deed. If any such mortgage or trust deed is foreclosed (including any sale of the Real Property pursuant to a power of sale), or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease reducing Rent or increasing Landlord's obligations made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.

      (b) Notwithstanding any provision of this Lease to the contrary, provided that: (i) Tenant executes and delivers a subordination, nondisturbance and attornment agreement substantially in the form of Exhibit F hereto ("Nondisturbance Agreement") and complies with the provisions thereof, and (ii) Tenant is not in default under this Lease, no termination of any ground lease or underlying lease and no foreclosure, sale pursuant to power of sale or conveyance by deed in lieu of foreclosure shall affect Tenant's rights under this Lease, except to the extent provided by such Nondisturbance Agreement. In the event that Landlord is unable to procure such Nondisturbance Agreement for Tenant's benefit when Tenant is entitled to such Nondisturbance Agreement, any such lessor or Mortgagee shall be deemed to have elected that this Lease be superior to the lease, mortgage or deed of trust in question, and Tenant shall, at the request of such lessor, mortgagee or beneficiary (or purchaser at any sale pursuant to the mortgage or deed of trust), attorn to any such party or enter into a new lease with such party (as Landlord) for the balance of the Term then remaining hereunder upon the same terms and conditions as those herein, provided, however, that such party shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease reducing Rent or increasing Landlord's obligations made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.

23.02 MORTGAGEE PROTECTION

Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty
(30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord's bankruptcy. Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.

                               ARTICLE TWENTY-FOUR
                                     NOTICES

      (a) All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other reputable overnight courier service, or mailed by first class, registered or certified United States mail, return receipt requested, postage prepaid.

      (b) All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed in Sections 1.01(2) and (3).

      (c) Notices, demands or requests sent by mail or overnight courier service as described above shall be effective upon deposit in the mail or with such courier service. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from (i) in the case of delivery by mail, the date of receipt on the return receipt of the notice, demand or request by the addressee thereof, or (ii) in the case of delivery by Federal Express or other overnight courier service, the date of acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given, as indicated by advice from Federal Express or other overnight courier service or by mail return receipt, shall be deemed to be receipt of notice, demand or request sent. Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant, and shall be effective upon such service.

      (d) By giving to the other party at least ten (10) days written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

                               ARTICLE TWENTY-FIVE
                              INTENTIONALLY OMITTED

                               ARTICLE TWENTY-SIX
                                  MISCELLANEOUS

26.01 LATE CHARGES

      (a) All payments required hereunder (other than the Monthly Base Rent, Rent Adjustments, Rent Adjustment Deposits and any other payment for which a specific payment date or period is provided, which shall be due as hereinbefore provided, and the late charge described in Subsection (b) below, which shall be due when provided without notice or demand) to Landlord shall be paid within thirty (30) days after Landlord's demand therefor. All such amounts (including Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits, but excluding the late charge) not paid within five (5) business days after the due date shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due, and such interest if not previously paid, shall be added to the succeeding monthly payment of Rent. Notwithstanding the foregoing, provided Tenant is not in bankruptcy, if within three (3) months after the late payment (or nonpayment) for which an interest charge is due, Landlord has not given Tenant notice of such late payment (or nonpayment) and the interest charge due with respect to it, then Tenant shall not be obligated to pay the interest charge corresponding to that particular late payment (or nonpayment).

      (b) In the event Tenant is more than five (5) business days late in paying any installment of Rent due under this Lease, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of Rent. The late charge if not previously paid shall be added to the succeeding monthly payment of Rent. Notwithstanding the foregoing, provided Tenant is not in bankruptcy, if within three (3) months after the late payment (or nonpayment) for which a late charge is due, Landlord has not given Tenant notice of such late payment (or nonpayment) and the late charge due with respect to it, then Tenant shall not be obligated to pay the late charge corresponding to that particular late payment (or nonpayment). The parties agree that (i) such delinquency will cause Landlord to incur costs and expenses not contemplated herein, the exact amount of which will be difficult to calculate, including the cost and expense that will be incurred by Landlord in processing each delinquent payment of Rent by Tenant, and (ii) the amount of such late charge represents a reasonable estimate of such costs and expenses and that such late charge shall be paid to Landlord for each delinquent payment in addition to all Rent otherwise due hereunder. The parties further agree that the payment of late charges and the payment of interest provided for in subparagraph (a) above are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of late charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments.

      (c) Payment of interest at the Default Rate and/or of late charges shall not excuse or cure any default by Tenant under this Lease, nor shall the foregoing provisions of this Article or any such payments prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay Rent when due, including the right to terminate this Lease.

26.02 NO JURY TRIAL; VENUE; JURISDICTION

Each party hereto (which includes any assignee, successor, heir or personal representative of a party) shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the County in which the Project is located, and agrees and consents to personal jurisdiction of the courts of the State of California, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of the foregoing is based on this Lease or on tort law. No party will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot or has not been waived. It is the intention of the parties that these provisions shall be subject to no exceptions. By execution of this Lease the parties agree that this provision may be filed by any party hereto with the clerk or judge before whom any action is instituted, which filing shall constitute the written consent to a waiver of jury trial pursuant to and in accordance with Section 631 of the California Code of Civil Procedure. No party has in any way agreed with or represented to any other party that the provisions of this Section will not be fully enforced in all instances. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

26.03 LANDLORD CONSENT TO ENCUMBRANCE OF TENANT'S PERSONAL PROPERTY

Within a reasonable time after written request from Tenant that Landlord consent to Tenant obtaining financing for, and granting a lender a security interest in, certain personal property of Tenant to be located at the Premises, then provided such security interest is in personal property which pursuant to the Lease Tenant is required or entitled to remove upon expiration or earlier termination of the Lease, Landlord will not unreasonably withhold consent to such security interest and subordination of Landlord's lien to the holder of such security interest, and the agreement providing such consent, subordination and such holder's access to the Premises and removal of personal property and related terms shall be in form and substance satisfactory to Landlord.

26.04 INTENTIONALLY OMITTED

26.05 TENANT AUTHORITY

Tenant represents and warrants to Landlord that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant's authority.

26.06 ENTIRE AGREEMENT

This Lease, the Exhibits and Rider(s) attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written, and no other representations or statements, either oral or written, on which Tenant has relied. This Lease shall not be modified except by a writing executed by Landlord and Tenant.

26.07 MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE

If any Mortgagee requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any other substantial and adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that the Lease may be so modified.

26.08 EXCULPATION

Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation of Landlord in connection with this Lease shall only be enforced against Landlord's equity interest in the Property up to a maximum of Five Million Dollars ($5,000,000.00) and in no event against any other assets of Landlord, or Landlord's officers or directors or partners, and that any liability of Landlord with respect to this Lease shall be so limited and Tenant shall not be entitled to any judgment in excess of such amount.

26.09 ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term. Receipt or acceptance of payment from anyone other than Tenant, including an assignee of Tenant, is not a waiver of any breach of Article Ten, and Landlord may accept such payment on account of the amount due without prejudice to Landlord's right to pursue any remedies available to Landlord.

26.10 LANDLORD'S OBLIGATIONS ON SALE OF BUILDING

In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, and any remaining liability of Landlord with respect to this Lease shall be limited to Five Million Dollars ($5,000,000.00) and Tenant shall not be entitled to any judgment in excess of such amount.

26.11 BINDING EFFECT

Subject to the provisions of Article Ten, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

26.12 CAPTIONS

The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

26.13 TIME; APPLICABLE LAW; CONSTRUCTION

Time is of the essence with respect to the performance of Tenant's and Landlord's obligations contained in this Lease. This Lease shall be construed in accordance with the Laws of the State of California. If more than one person signs this Lease as Tenant, the obligations hereunder imposed shall be joint and several. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by Law. Wherever the term "including" or "includes" is used in this Lease, it shall have the same meaning as if followed by the phrase "but not limited to". The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant. All references in this Lease to "clauses," "Sections" or "Articles refer to clauses, Sections or Articles of this Lease unless otherwise indicated.

26.14    ABANDONMENT

In the event Tenant vacates or abandons the Premises but is otherwise in compliance with all the terms, covenants and conditions of this Lease, Landlord shall (a) have the right to enter into the Premises in order to show the space to prospective tenants, (b) have the right to reduce the services provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied premises, and (c) during the last six (6) months of the Term, have the right to prepare the Premises for occupancy by another tenant upon the end of the Term. Tenant expressly acknowledges that in the absence of written notice pursuant to Section 11.02(b) or pursuant to California Civil Code Section 1951.3 terminating Tenant's right to possession, none of the foregoing acts of Landlord or any other act of Landlord shall constitute a termination of Tenant's right to possession or an acceptance of Tenant's surrender of the Premises, and the Lease shall continue in effect.

26.15 LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES

If Tenant fails timely to perform any of its duties under this Lease, Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant as follows: (a) as provided in Section 8.02 with respect to the duties of Tenant described therein, and (b) otherwise after prior notice to Tenant, except notice shall not be required in an emergency, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

26.16 SECURITY SYSTEM

Landlord shall not be obligated to provide or maintain any security patrol or security system. Landlord shall not be responsible for the quality of any such patrol or system which may be provided hereunder or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of such patrol or system.

26.17 NO LIGHT, AIR OR VIEW EASEMENTS

Any diminution or shutting off of light, air or view by any structure which may be erected on lands of or adjacent to the Project shall in no way affect this Lease or impose any liability on Landlord.

26.18 RECORDATION

Neither this Lease, nor any notice nor memorandum regarding the terms hereof, shall be recorded by Tenant. Any such unauthorized recording shall be a Default for which there shall be no cure or grace period. Tenant agrees to execute and acknowledge, at the request of Landlord, a memorandum of this Lease, in recordable form.

26.19 SURVIVAL

The waivers of the right of jury trial, the other waivers of claims or rights, the releases and the obligations of Tenant under this Lease to indemnify, protect, defend and hold harmless Landlord and/or Indemnitees shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements which by their terms survive expiration or termination of the Lease.

26.20 RIDERS

All Riders attached hereto and executed both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in
Section 1.01(4) hereof.

TENANT:                                    LANDLORD:

United Natural Foods, Inc.,                Metropolitan Life Insurance
a Delaware corporation                     Company, a New York corporation


By                                         By
    --------------------------------           --------------------------------

    --------------------------------           --------------------------------
             Print name                                Print name
Its                                        Its
    --------------------------------           --------------------------------
    (Chairman of Board, President or
    Vice President)


By
    --------------------------------

    --------------------------------
             Print name
Its
    --------------------------------
    (Secretary, Assistant Secretary,
    CFO or Assistant Treasurer)

For good and valuable consideration, Mountain People's Warehouse Incorporated joins in the execution of this Lease to confirm that it is jointly and severally liable with Tenant under this Lease (including without limitation, all Riders and Exhibits attached hereto) pursuant to the terms of Section 10.01(e) of this Lease.

MOUNTAIN PEOPLE'S WAREHOUSE INCORPORATED, a California corporation

By
    --------------------------------

    --------------------------------
             Print name
Its
    --------------------------------
    (Chairman of Board, President or
    Vice President)

By
    --------------------------------

    --------------------------------
             Print name
Its
    --------------------------------
    (Secretary, Assistant Secretary,
    CFO or Assistant Treasurer)

                                    EXHIBIT A
                                PLAN OF PREMISES

Attached


                               Exhibit A - Page 1

                                    EXHIBIT B

                            WORKLETTER - TENANT BUILD

                     13204 Philadelphia Street, Fontana, CA

      This Workletter is attached to and a part of a certain NNN Lease (Multi-Tenant) dated as of July 31, 2001, executed concurrently herewith by Metropolitan Life Insurance Company, a New York corporation, as Landlord ("Landlord") and United Natural Foods, Inc. a Delaware corporation, as Tenant, ("Tenant") for certain premises ("Premises") more particularly described in the Lease, in part of the warehouse commonly known as 13204 Philadelphia Street, Fontana, California ("Building") (the "Lease"). Terms used herein and not defined herein shall have the meaning of such terms as defined in the Lease.

I. Base Building Work.

      All work performed during the Building's initial course of construction and modifications thereto, excluding all original and modified build-outs of any tenant spaces, shall be referred to as the "Base Building Work" or ""Base Building", as applicable. Neither Landlord nor Landlord's representatives have made any representations or promises with respect to the Premises or the Base Building Work except as herein expressly set forth.

II. Landlord Work & Payment by Landlord & Tenant Therefor.

      A. Landlord Work Generally. Subject to Force Majeure delays and the cost sharing provisions of Section II.C below, Landlord shall perform the "Landlord Work" (defined below) in accordance with Law, and deliver the Premises to Tenant on the Projected Commencement Date in the "Delivery Condition" (defined below). "Delivery Condition" shall mean broom-clean condition with respect only to the Landlord Work (and shall not require any construction-related clean up by Landlord with respect to any Tenant Work), with the work set forth on Exhibit B-1 hereto ("Landlord Work") Substantially Complete.

      B. Cost of the Landlord Work. The "Cost of the Landlord Work" includes costs of design, engineering, consultants, permits, fees, acquisition of materials/equipment, installation and construction of the Landlord Work, and a project management fee of Thirty-six Thousand Nine Hundred Dollars ($36,900.00) payable to OC Real Estate Management, LLC. Tenant confirms it has reviewed and approved the scope of work and an estimate of the Cost of the Landlord Work totaling Nine Hundred and Thirty Thousand Three Hundred and Twenty-five Dollars ($930,325.00) as shown on the "United Natural Foods/Mountain People's Warehouse Landlord Work Planning Budget" and accompanying "Construction Breakdown Mountain People's Warehouse", together consisting of two pages, with a revision date of 7-17-01. Tenant acknowledges that such Construction Breakdown is based upon an estimate from Landlord's contractor for the scope of work described in the Construction Breakdown. In the event of any inconsistency between the scope of work described in the Construction Breakdown and the description of the Landlord Work on Exhibit B-1 hereto, the provisions of Exhibit B-1 shall control as to what the Landlord Work is. Tenant further acknowledges and agrees that Tenant shall be fully responsible for the Cost of the Landlord Work (including any cost in excess of the estimated amounts) in excess of Landlord's contribution of the Allowance as provided in Section II.C. below.

      C. Sharing of the Cost of the Landlord Work; Allowance. Landlord and Tenant shall share the Cost of the Landlord Work as provided below. Landlord shall make available a total of Seven Hundred and Seventy-five Thousand Dollars ($775,000.00) (the "Allowance") as the maximum Landlord is obligated to contribute to the Cost of the Landlord Work. In no event shall Landlord be obligated to contribute more than the Allowance to the Cost of the Landlord Work. Tenant shall pay all Cost of the Landlord Work in excess of that payable out of the Allowance. Landlord shall bill Tenant (no more frequently than monthly intervals) for Tenant's Proportionate Share (as defined below) of items which are included in the Cost of the Landlord Work and have been billed to Landlord or have been paid by Landlord, including progress payments payable by Landlord to its contractor or others for portions of the Landlord Work then performed, and Tenant shall pay Landlord such amounts within ten (10) days after Landlord sends such bill. With each bill, Landlord shall provide supporting documentation that the work covered by that bill has been done. "Tenant's Proportionate Share" shall mean the amount calculated by multiplying the Cost of the Landlord Work by the fraction whose numerator is the Cost of the Landlord Work in excess of the Allowance and whose denominator is the Cost of the Landlord Work (for example only, such fraction would be $155,325.00 divided by $930,325.00, assuming the Cost of the Landlord Work is $930,325.00). In addition to all other rights and remedies of Landlord, if any such payment from Tenant is not received when due, Landlord may stop work until Landlord receives such payment. To the extent that awaiting any such overdue payment from Tenant delays the Substantial Completion of Landlord Work, such delay shall be a Tenant Delay and the Landlord Work shall be deemed Substantially Complete on the date such Landlord Work would have been completed but for awaiting such payment. If there are increases in the Cost of the Landlord Work, Tenant's Proportionate Share shall be recalculated accordingly, and Tenant shall pay the appropriate adjustment (including a retrospective adjustment due with respect to any prior progress payments made with the next following progress payment) with respect to all remaining payments and a final reconciliation payment, if applicable.

      D. Limitations on Changes in the Landlord Work; De Minimis Extra Work; Cost; Delay. There shall be no change in (including any addition to) the Landlord Work as described on Exhibit B-1, except as provided in this Section II.D. Changes may be made in response to requirements of applicable governmental authorities. Tenant shall not request any change in the Landlord Work except, as an


                               Exhibit B - Page 1
accommodation to Tenant, for installation of any swamp coolers, or a battery charging station, or uninterrupted power service, or electrical connections related to Tenant's standby generator described in Section 6.07 of the Lease, or task lighting, or a floor drain for floor scrubber, or De Minimis Extra Work (defined below) desired by Tenant, and in such event, Tenant shall prepare and submit plans and specifications for such change to Landlord, and any such change shall be subject to Landlord's approval in accordance with the provisions of
Section III.B. of this Workletter or pursuant to the provisions of this Section governing De Minimis Extra Work. For all such changes in the Landlord Work, Tenant shall pay for all increases which such changes cause in the Cost of the Landlord Work (subject to the Allowance), including a project management fee equal to five percent (5%) of the increase in the construction contract in connection with such changes, excluding De Minimis Extra Work. For all additive change orders, such construction contract increase shall include all costs in connection with such changes, including materials, labor, and a 10% fee to the general contractor for supervision, profit, overhead, contingency and general conditions. To the extent that the request by Tenant for any change or the performance of work pursuant to any change delays the Substantial Completion of Landlord Work, such delay shall be a Tenant Delay and the Landlord Work shall be deemed Substantially Complete on the date such Landlord Work would have been completed but for such delay. "De Minimis Extra Work" is electrical or plumbing work that is outside of the other categories of additional work described in the third sentence of this Section II.D. and is de minimis in comparison to the scope of work to be performed by the respective subcontractor as part of the Landlord Work, can readily be performed during time that the subcontractor is/will otherwise be on site, and is not then expected to delay Substantial Completion of the Landlord Work. If Tenant desires De Minimis Extra Work to be performed by one of Landlord's subcontractors as an addition to the Landlord Work (which Tenant acknowledges would otherwise not be part of the Landlord Work and would be Tenant's responsibility to construct as part of the Tenant Work), Landlord shall not unreasonably withhold approval for such work to be performed by one of Landlord's subcontractors. If Tenant desires work which is more than De Minimis Extra Work described above, or if Landlord does not agree to do such work as part of the Landlord Work, then such request shall be processed as a request by Tenant for a change in the Tenant Work, and if approved by Landlord as a change to the Tenant Work, Tenant shall be responsible to contract directly for such work as part of the Tenant Work, and such work shall be subject to the project management fee applicable to the Tenant Work as provided in Section VIII.L below.

III. Tenant's Plans for the Tenant Work.

      A. Description. At its expense, Tenant shall employ:

      (i) one or more architects reasonably satisfactory to Landlord and licensed by the State of California ("Tenant's Architect") to prepare architectural drawings and specifications for all layout and Premises improvements not included in Base Building Work or the Landlord Work;

      (ii) (a) one or more engineers reasonably satisfactory to Landlord and licensed by the State of California ("Tenant's Engineers") to prepare mechanical and electrical working drawings and specifications for all Premises improvements not included in Base Building Work or the Landlord Work; or (b) Air Control Systems ("Landlord's Mechanical Engineer") and Gregg Electric ("Landlord's Electrical Engineer") to prepare mechanical and electrical working drawings respectively for all Premises improvements not included in Base Building Work or the Landlord Work;

      (iii) the structural engineer designated by Landlord licensed by the State of California to prepare structural working drawings and specifications for all Premises improvements not included in Base Building Work or the Landlord Work; and

      (iv) any other engineer reasonably satisfactory to Landlord, licensed by the State of California, to prepare working drawings and specifications for any racking system desired by Tenant.

Hill-Pinckert, if used by Tenant as Tenant's Architect, is consented to by Landlord. Kramer & Lawson, as structural engineer, is hereby approved by Landlord. All such drawings and specifications are referred to herein as "Tenant's Plans". Tenant's Plans shall be in form and detail sufficient to secure all required governmental approvals. Tenant's Architect shall be responsible for coordination of all engineering work for Tenant's Plans and shall coordinate with any consultants of Tenant, and Landlord's space planner or architect to assure the consistency of Tenant's Plans with the Base Building Work and the Landlord Work. Tenant shall pay Landlord, within ten (10) days of receipt of each invoice from Landlord, the cost incurred by Landlord for Landlord's architects and engineers to review Tenant's Plans for consistency of same with the Base Building Work and the Landlord Work; provided, however, there shall be no review cost for Tenant's Plans (aa) with respect to the mechanical and electrical working drawings if Tenant employs Landlord's Mechanical Engineer and Landlord's Electrical Engineer for such services, and (bb) with respect to any of Tenant's Plans which are prepared by Hill-Pinckert. Tenant's Plans shall also include the following:

      1. Final Space Plan. The "Final Space Plan" for the Premises shall include a full and accurate description of room titles, floor loads, alterations to the Base Building, and the dimensions and location of all partitions, doors, aisles, plumbing (and racking, furniture and equipment to the extent same affect floor loading), wiring, freezers and coolers and all other modifications or improvements not included in the Base Building Work or the Landlord Work. The Final Space Plan shall be: (a) compatible with the design, construction, systems and equipment of the Base Building and Landlord Work; (b) comply with all the requirements set forth in the "Building Standards Manual", if any provided by Landlord (collectively,
      (a) and (b) may be referred to as "Building Standard"); (c) comply with Laws; (d) be capable of logical measurement and construction; (e) contain all such information as may be required for the preparation of the Mechanical and Electrical Working Drawings and


                               Exhibit B - Page 2

      Specifications; and (f) be in form and detail sufficient for submission for review and approval by the building and fire departments of the applicable governmental authorities.

      2. Mechanical and Electrical Working Drawings and Specifications. Tenant shall employ engineers approved by Landlord to prepare Mechanical and Electrical Working Drawings and Specifications showing complete plans for electrical, life safety, automation, plumbing, water, and air cooling, ventilating, heating and temperature control.

      3. Issued for Construction Documents. The "Issued for Construction Documents" shall consist of all drawings (1/8" scale) and specifications necessary to construct all Premises improvements including architectural and structural working drawings and specifications and Mechanical and Electrical Working Drawings and Specifications and all plan check corrections of the applicable governmental authorities.

      B. Approval by Landlord. Tenant's Plans and any revisions thereof shall be subject to Landlord's approval, which approval or disapproval (i) shall not be unreasonably withheld, provided however, that Landlord may disapprove Tenant's Plans in its sole discretion if they (a) adversely affect the structural integrity of the Building, (b) adversely affect the Building Systems (as defined in Section 1.03 of the Lease), the Common Areas or any other tenant space (whether or not currently occupied), (c) fail to fully comply with Laws, (d) affect the exterior appearance of the Building, (e) involve any installation on the roof, or otherwise affect the roof, roof membrane or any warranties regarding either, (f) provide for improvements which require removal of any portion of the slab, except that Landlord will allow Tenant to install freezers and coolers in a portion of the Premises, remove the existing slab where the freezers and coolers will be located, and install related plumbing, wiring, subsurface protection, support and new slab, but the plans and specifications therefor shall be subject to Landlord's approval, in its sole discretion; and
(ii) shall not be delayed beyond ten (10) business days with respect to initial submissions and major change orders (those which impact Building Systems or any item listed in above in this B(i)(a)-(f)) and beyond five (5) business days with respect to required revisions and other change orders. If Landlord disapproves of any of Tenant's Plans, Landlord shall advise Tenant of what Landlord disapproves in reasonable detail. After being so advised by Landlord, Tenant shall submit a redesign, incorporating the revisions required by Landlord, for Landlord's approval. The approval procedure shall be repeated as necessary until Tenant's Plans are ultimately approved. Approval by Landlord shall not be deemed to be a representation or warranty by Landlord with respect to the safety, adequacy, correctness, efficiency or compliance with Laws of Tenant's Plans. Tenant shall be fully and solely responsible for the safety, adequacy, correctness and efficiency of Tenant's Plans and for the compliance of Tenant's Plans with any and all Laws.

      C. Landlord Cooperation. Landlord shall cooperate with Tenant and make good faith efforts to coordinate Landlord's construction review procedures to expedite the planning, commencement, progress and completion of Tenant Work. Landlord shall complete its review of each stage of Tenant's Plans and any revisions thereof and communicate the results of such review within the time periods set forth in Section III.B. above.

      D. City Requirements. Any changes in Tenant's Plans which are made in response to requirements of the applicable governmental authorities and/or changes which affect the Base Building Work or the Landlord Work shall be immediately submitted to Landlord for Landlord's review and approval.

      E. "As-Built" Drawings and Specifications. A CADD-DXF diskette file (if available from Tenant's Architect) and a set of mylar reproducibles of all "as-built" drawings and specifications of the Premises (reflecting all field changes and including, without limitation, architectural, structural, mechanical and electrical drawings and specifications) prepared by or available from Tenant's Architect and Engineers or Contractors (defined below) shall be delivered by Tenant at Tenant's expense to the Landlord within thirty (30) days after Tenant's occupancy. If Landlord has not received such drawings and diskette(s) within thirty (30) days, Landlord shall give Tenant written notice of such within ten (10) business days. Provided Tenant does not produce the drawings and diskette(s) within ten (10) days of Landlord's written notice, Tenant hereby authorizes Landlord to obtain, at Tenant's sole cost, the drawings and diskette(s) from Tenant's Architect, Engineers or Contractors at their usual rates for providing such drawings and diskette(s).

IV. Tenant Work.

      A. Tenant Work Defined. All tenant improvement work required by the Issued for Construction Documents is referred to in this Workletter as "Tenant Work."

      B. Tenant to Construct. Tenant shall construct all Tenant Work consistent with the provisions of the terms and conditions of Article Nine of the Lease, except to the extent modified by this Workletter.

      C. (Intentionally omitted.)

      D. Contractor. Tenant shall select one or more contractors to perform the Tenant Work ("Contractor") subject to Landlord's approval, which shall not be unreasonably withheld.

      E. Division of Landlord Work and Tenant Work. Tenant Work is defined in
Section IV.A. above and Landlord Work is defined in Section II. above.


                               Exhibit B - Page 3

V. Tenant's Expense.

      Tenant shall pay for all Tenant Work (including costs of design, engineering, consultants permits, fees (to the extent otherwise provided in this Workletter, and all fees required by Law or applicable governmental authorities), acquisition of materials/equipment, installation and construction thereof), certain costs of Landlord in connection with the review of proposed Tenant's Plans to the extent provided in this Workletter. Tenant shall also pay its share of the Cost of the Landlord Work as provided in Section II. above.

VI. No Landlord's Allowance or Contribution with respect to the Tenant Work.

      Landlord is not providing any allowance or contribution with respect to the design or construction of any improvements or alterations not included in the Landlord Work or Base Building Work.

VII. Changes, Additions or Alterations.

      If Tenant desires to make any non-de minimis change, addition or alteration, or desires to make any change, addition or alteration to any structural element of the Building, the Building Systems or any item listed in
Section III.B.(i)(a)-(f), in the Issued for Construction Documents, Tenant shall prepare and submit to Landlord plans and specifications with respect to such change, addition or alteration. Any such change, addition or alteration shall be subject to Landlord's approval in accordance with the provisions of Section III.B of this Workletter. Tenant shall be responsible for any submission to and plan check and permit requirements of the applicable governmental authorities.

VIII. Miscellaneous.

      A. Except as otherwise set forth in the Lease, this Workletter shall not apply to any space added to the Premises by Lease option or otherwise.

      B. Electrical. The electrical capacity to be available to the Premises for lighting and power shall be as described as part of the Landlord Work.

      C. Tenant Work shall include (at Tenant's expense) for all of the Premises, any improvements beyond those expressly included as part of the Landlord Work.

      D. Sprinklers. Subject to the terms, conditions and limitations of Sections I. and II. above, Landlord shall provide the existing ESFR fire sprinkler system which is part of the Base Building "AS IS" on the date of delivery of the Premises to Tenant. Tenant shall pay for piping distribution, drops and relocation of, or additional, sprinkler system heads and any Building firehose or firehose valve cabinets, if Tenant's Plans and/or any applicable Laws necessitate such.

      E. Floor Loading. Tenant shall not exceed floor loading capacity without Landlord's prior written consent, at Landlord's sole discretion, and must, at Tenant's sole cost and expense, reinforce the floor as required for any excess loading.

      F. Work Stoppages. If any work on the Real Property other than Tenant Work is delayed, stopped or otherwise affected by construction of Tenant Work, Tenant shall immediately take those actions necessary or desirable to eliminate such delay, stoppage or effect on work on the Real Property other than Tenant Work.

      G. Stocking for Construction. All stocking of materials and supplies shall be done and/or coordinated by Tenant's contractor.

      H. Life Safety. It is agreed that Tenant (or Contractor) shall employ the services of Allen Automatic, Landlord's approved subcontractor, in the event Tenant desires any modification or addition to the existing ESFR fire sprinkler system.

      I. Duplicate Keys. Tenant agrees to provide Landlord duplicate keys to door locks for and in the Premises.

      J. Authorized Representatives. Tenant has designated Michael Michel to act as Tenant's representative with respect to the matters set forth in this Workletter. Such representative(s) shall have full authority and responsibility to act on behalf of Tenant as required in this Workletter. Tenant may add or delete authorized representatives upon five (5) business days notice to Landlord.

      K. Access to Premises. Tenant and its architects, engineers, consultants, and contractors shall have access prior to the Projected Commencement Date, at reasonable times (which shall include weekends and evenings) and upon advance notice and coordination with the Building management, to the Premises for the purpose of inspecting Landlord Work and planning and constructing Tenant Work. Such access shall not in any manner unreasonably interfere with Landlord Work. Further, such access shall not cause any delay in Substantial Completion of the Landlord Work. Tenant shall submit for Landlord's approval the desired time(s) of entry, scope of work to be performed and the names of the contractor(s) who will perform such work. Such access, and all acts and omissions in connection with it, shall be subject to and governed by all other provisions of the Lease, including Tenant's indemnification obligations, insurance obligations, etc., except that Tenant shall not be obligated to pay Monthly Base Rent or Tenant's Share of Operating Expenses or Taxes. To the extent that such access by Tenant delays the Substantial Completion


                               Exhibit B - Page 4
of the Landlord Work, such delay shall be a Tenant Delay and the Landlord Work shall be deemed Substantially Complete on the date such Landlord Work would have been completed but for such access. To the extent that such access by Tenant increases the cost of Landlord Work, Tenant shall pay Landlord such increase(s) within five (5) business days after written notice from Landlord of such amount, and if such payment is not timely received by Landlord, Landlord may, at its option, in addition to all other rights and remedies of Landlord, revoke or suspend any prior permission for such access by Tenant until payment is received.

L. (Intentionally omitted.)

IX. Force and Effect.

      The terms and conditions of this Workletter supplement the Lease and shall be construed to be a part of the Lease and shall be deemed incorporated in the Lease by this reference. Without limiting the generality of the foregoing, any default by any party hereunder shall have the same force and effect as a default under the Lease. Should any inconsistency arise between this Workletter and the Lease as to the specific matters which are the subject of this Workletter, the terms and conditions of this Workletter shall control.

      IN WITNESS WHEREOF, the parties hereto have executed this Workletter as of the date first set forth in the Lease.

TENANT:                                    LANDLORD:

United Natural Foods, Inc.,                Metropolitan Life Insurance Company,
a Delaware corporation                     a New York corporation


By                                         By
    --------------------------------           --------------------------------

    --------------------------------           --------------------------------
             Print name                                Print name
Its                                        Its
    --------------------------------           --------------------------------
    (Chairman of Board, President or
    Vice President)


By
    --------------------------------

    --------------------------------
             Print name
Its
    --------------------------------
    (Secretary, Assistant Secretary,
    CFO or Assistant Treasurer)

For good and valuable consideration, Mountain People's Warehouse Incorporated joins in the execution of this Lease, including this Workletter, to confirm that it is jointly and severally liable with Tenant under this Lease (including without limitation, all Riders and Exhibits attached hereto) pursuant to the terms of Section 10.01(e) of this Lease.

MOUNTAIN PEOPLE'S WAREHOUSE INCORPORATED, a California corporation

By
    --------------------------------

    --------------------------------
             Print name
Its
    --------------------------------
    (Chairman of Board, President or
    Vice President)

By
    --------------------------------

    --------------------------------
             Print name
Its
    --------------------------------
    (Secretary, Assistant Secretary,
    CFO or Assistant Treasurer)


                               Exhibit B - Page 5

                            WORKLETTER - TENANT BUILD

      DESCRIPTION OF LANDLORD WORK PURSUANT TO SECTION II OF THE WORKLETTER


Landlord Work shall mean the following work, to be performed by Landlord's contractor(s), subject to certain specific allocations of cost between Tenant and Landlord, as described below:

(a) Total of approximately 6,702-square feet of general purpose, single-story office space including warehouse office and restrooms, but the plans and specifications therefor shall be subject to Landlord's approval, which shall not unreasonably be withheld (the "Office Plans"). The plans and specifications also show on the East elevation of the Building "store front" improvements and a second entry door for visitors, both with respect to the office area, which improvements are part of the Office Plans. Such plans and specifications are being prepared by Hill-Pinckert, and include certain other improvements beyond those for the office areas, and such other improvements shall not be part of the Landlord Work except to the extent expressly provided to be part of the Landlord Work by another provision of this Exhibit B-1. Tenant has proposed to construct, as part of the Tenant Work, a mezzanine, some or all of which shall be above the office area. Landlord Work shall not include, and Landlord shall not be responsible for the design or construction of any mezzanine above the office areas (or elsewhere), and Tenant shall be responsible for the cost thereof and for all additional cost of constructing the office areas (or any other Landlord
Work) beneath any such mezzanine (including, for example, the additional incremental cost of working underneath, of accommodating any support posts/pillars or support walls for the mezzanine, and any increased cost due to additional time/delay). Further, to the extent that the construction of a mezzanine delays the Substantial Completion of Landlord Work, such delay shall be a Tenant Delay and the Landlord Work shall be deemed Substantially Complete on the date such Landlord Work would have been completed but for the mezzanine work.

(b) General area metal halide warehouse lighting to provide 15 foot-candles at 3 ft. above finished floor with racking fully loaded. Lighting to be spaced between aisles and include all space except areas above offices, freezers and coolers.

(c) Existing paint. Tenant acknowledges and accepts this item is complete as of the date of execution of this Lease.

(d) Existing ESFR fire sprinkler system. Tenant acknowledges and accepts this item is complete as of the date of execution of this Lease, and any further distribution of the sprinkler system with respect to the freezer, cooler and racking systems shall be Tenant's responsibility.

(e) Existing concrete truck maneuvering area, described as the Truck Court in the Lease. Tenant acknowledges and accepts this item is complete as of the date of execution of this Lease, except for (p) and (q) below.

(f) One (1) grade level ramp and door, as shown on the Hill-Pinckert plans and specifications.

(g) Twenty-one (21) dock-high truck positions equipped with 35,000 pound Kelly Air Bag Levelers (or reasonable equivalent) with a 20" lip, stop-and-go lights, dock shelters, dock bumpers and dock lights.

(h) The main power service will be in the utility room at the westerly side of the Building. Landlord will bring wiring with a capacity for electrical service of 2,000 amps, 277/480 volts, from the utility room to the point on Tenant's side of the demising wall of the Premises on grid line 11 (of the drawings of the Building previously delivered to Tenant). In addition, Landlord shall provide an electrical line to serve the office area described in (a) above, and electrical wiring for lights and power outlets within such area to the extent shown on the office space plan described in (a) above (and subject to cost sharing described in (a)). Landlord shall provide and install, in the utility room or other location Landlord may select at its option, the initial electric submeter for Tenant's electricity, and any initial testing and certification thereof. Tenant acknowledges and agrees that Landlord has disclosed that as of the date of execution of the Lease, the existing electrical capacity for the entire Project is 1,200 amps and the local electric utility (Southern California Edison or "SCE") which connects the Project to the local electrical distribution/transmission system is the entity responsible to replace the transformer with a new one appropriate for Tenant's design criteria, and causing such replacement of the transformer is part of the Landlord Work, except that
(1) Landlord's responsibility to cause such replacement to be performed is limited to making application to SCE for such replacement once Tenant's design criteria are finalized, and (2) Tenant further acknowledges and agrees that Substantial Completion of the Landlord Work shall not require, and shall not be delayed by, any failure of SCE to replace the transformer, and consequently Substantial Completion of the Landlord Work (and the Commencement Date, as determined pursuant to Article Two of the Lease) may occur before SCE replaces the transformer, and this Lease shall continue in full force and effect notwithstanding any such failure or delay by SCE, and any delay by SCE in replacing the transformer shall not delay Substantial Completion and the Commencement Date, constitute a default of Landlord or give rise to any abatement of rent or liability of Landlord with respect to this Lease, but shall be subject to the following paragraph of this Subsection (h). Except to the extent provided above as part of the Landlord Work, Tenant shall make, maintain and repair, at its sole cost and expense, all connections, modifications, extensions and installations to or of any electrical panel, breaker, feeder, wiring, conduits, transformer, plumbing and any additional equipment necessary to connect Tenant's facilities to any Building Systems.


                               Exhibit B - Page 6

If SCE has not replaced the transformer on or before the date on which (i) the Landlord Work, excluding replacement of the transformer, is Substantially Complete (recognizing that Substantial Completion of the Landlord Work is determined apart from, and does not require Substantial Completion of, additional work requested by Tenant pursuant to Section II.D. of the Workletter, including electrical connections related to Tenant's standby generator); (ii) all additional work requested by Tenant pursuant to Section II.D. of the Workletter, including electrical connections related to Tenant's standby generator) is Substantially Complete; and (iii) the Tenant Work is Substantially Complete (including Tenant's freezers and coolers such that Tenant is ready and able to turn on the refrigeration system for the freezers and coolers), then for the period from such date when all three events described in (i) through (iii) have occurred, and until SCE has replaced the transformer, if the Building System does not provide sufficient power for Tenant's operational needs at the time for the entire Premises, then the following shall apply:

      (1) Landlord has no objection to Tenant using the Standby Generator Installations (including a temporary standby generator system to be provided by Tenant if Tenant is not then able to install its permanent standby generator) to provide power for Tenant's operational needs at the time, provided such use does not adversely affect any Building System and is subject to the other provisions of Section 6.07 of the Lease. Without limiting the generality of the foregoing, Tenant shall be responsible to provide all switchover equipment and circuits to connect & operate the generator without interference with or damage to any Building Systems or any other equipment of Landlord or other occupants of the Building (but recognizing that Tenant may request installation by Landlord of certain electrical connections related to Tenant's standby generator pursuant to
      Section II.D. of the Workletter).

      (2) Tenant shall give Landlord a statement of its Operating Costs (as defined below) no more frequently than weekly, including supporting documentation for Operating Costs and the number of kilowatt hours of electricity used by Tenant from operation of such generator during such billing period. If such Operating Costs exceed the SCE Cost (as defined below), Landlord shall reimburse Tenant, within ten (10) days after receipt of Tenant's statement, for fifty percent (50%) of the excess, if any, of Operating Costs above the SCE Cost. For purposes of this Subsection, the definitions set forth below shall apply. "Operating Costs" shall mean the cost, calculated on a per diem basis, equal to the sum of
      (aa) per diem rent at Tenant's actual cost for rental of a temporary standby generator if Tenant is not then able to install its permanent standby generator until Tenant is able to install the permanent standby generator, plus (bb) Tenant's actual cost for diesel fuel used to operate the generator if and when it is needed to provide power to meet Tenant's operational needs during the applicable billing period. The "SCE Cost" shall mean the equivalent bill that would have been rendered by SCE for power used and related normal charges for the number of kilowatt hours of electricity used by Tenant from operation of such generator for the applicable billing period using the rate which SCE would apply to Tenant, taking into account some reasonable allocation between peak and off-peak use.

      (3) If, and for each day that, Tenant is prohibited by action or order of any governmental authority from using, and does not use, the Standby Generator Installations to provide power to meet Tenant's operational needs during this period, then for each such day the Building's electrical system shall be used to power the Premises, but if the power needed to run the freezers and coolers at that time cannot be met by the Building's electrical system, then for each day Tenant is so prohibited from using and does not use the Standby Generator Installations to meet such power needs, one day shall be added to lengthen the period (originally scheduled for months 3 through 5 of the Term) during which the rate for Monthly Base Rent is $30,355.13, and the next period of increased Monthly Base Rent (originally scheduled for months 6 through 30) shall be shortened correspondingly by each such day.

(i) Floor to ceiling demising wall to separate adjacent tenancy.

(j) Epoxy-control joint filler (MM-80) at exposed floor joints, except on the floor within the freezer and cooler area, and except on the floor within the office areas.

(k) Existing Lapidolith sealer on entire warehouse floor within the Premises, except areas of office, freezers, and coolers. Tenant acknowledges and accepts this item is complete as of the date of execution of this Lease.

(l) Landlord will box-out, or at Landlord's election move, the existing ventilator located on grid line 11 (of the drawings of the Building previously delivered to Tenant) so that such ventilator serves only the adjoining space. Otherwise, there remain 4 existing ventilators (24,300 CFM units) located within and serving the Premises, and Tenant acknowledges and accepts the 4 ventilators as complete as of the date of execution of this Lease.

(m) Existing skylights. Tenant acknowledges and accepts this item is complete as of the date of execution of this Lease.

(n) Inside ceiling with existing foil-white insulation paper.

(o) Landlord shall bring a water line to the Premises to a point designated by Landlord, and provide restroom facilities to the extent shown on the office space plan described in (a) above and connect them to the water line and the existing under-slab sewer line, subject to the cost sharing provided in (a). Tenant shall be


                               Exhibit B - Page 7
responsible as part of the Tenant Work for all plumbing in connection with Tenant's freezers and coolers, and from the point Landlord brings the water line to the Premises, Tenant shall be responsible for any extension to the freezers and coolers, with such connection point and shut-off valve at the beginning of such extension as Landlord may require.

(p) 181 foot chain link fence (with gate) on westerly side of the Truck Court separating Tenant's Truck Court area from such area for adjoining space.

(q) stripe parking in Truck Court.

(r) surface and stripe a parking area on the easterly side of the Building next to the fire lane, as shown on the Hill-Pinckert plans and specifications, but parking in such location shall be provided only if, and for so long as, Landlord obtains from the owner of the adjacent land on which such area is located, the right to use such area for parking, and obtains all necessary governmental approvals for such use, all at no additional cost to Landlord (other than the cost of the improvements shown on such plans and included in the estimate of the Cost of the Landlord Work, which is subject to the cost sharing provisions of
Section II of this Workletter).


                               Exhibit B - Page 8

                                    EXHIBIT C
            SITE PLAN OF PROJECT; TRUCK COURT & TENANT'S PARKING AREA

Tenant's Parking Area shall be on certain areas of the Truck Court striped for parking in accordance with the final plans and specifications for the Landlord Work and the remaining parking shall be in such area(s) of the Property as Landlord designates from time to time to be part of Tenant's Parking Area.

Landlord may elect to provide some of Tenant's parking spaces in (and include in Tenant's Parking Area) an area on the easterly side of the Building next to the fire lane, but parking in such location shall be provided only if, and for so long as, Landlord obtains from the owner of the adjacent land on which such area is located, the right to use such area for parking, and obtains all necessary governmental approvals for such use, all at no additional cost to Landlord (other than the cost of the improvements shown on plans described in item (r) of Exhibit B-1 of the Lease and included in the estimate of the Cost of the Landlord Work, which cost is subject to the cost sharing provisions of Section II of the Workletter).

Site Plan, showing Truck Court, attached.


                               Exhibit C - Page 1

                                    EXHIBIT D
                          PERMITTED HAZARDOUS MATERIAL

Permitted Hazardous Material includes insignificant amounts of substances listed below so long as (i) such substances are maintained only in such quantities as are reasonably necessary for Tenant's operations in the Premises, (ii) such substances are used strictly in accordance with the manufacturers' instructions therefor and all applicable laws, (iii) such substances are not disposed of in or about the Building or the Project in a manner which would constitute a release or discharge thereof, and (iv) all such substances are removed from the Premises by Tenant no later than the Termination Date (and if no quantity is listed below, none of the listed material shall be permitted):

Type:                                                              Quantity:

Equipment degreaser, oils, fluids, sprays

Lubricating oils, fluids, sprays

Cleaning oils, fluids, sprays

Propane fuel in separate portable tanks to mount on fork-lifts

Propane fuel in a tank on the Truck Court as provided pursuant
to Section 6.08                                                    200 gallons

Welding materials

Paints

Lighter fluid

Cooking oils

Adhesives

Household cleaning fluids and sprays

dry ice

freon

Diesel fuel in a tank housed in a mobile van trailer to be parked on the Truck Court for the purpose of providing fuel for Tenant's standby generator to be housed in the same van trailer pursuant
to Section 6.07                                                    800 gallons


                             Exhibit D - Page 1 of 1

                                    EXHIBIT E
                            HAZARDOUS MATERIAL PLANS

[TO BE LISTED BY TENANT]


                             Exhibit E - Page 1 of 1

                                    EXHIBIT F
          FORM OF SUBORDINATION, NONDISTURBANCE & ATTORNMENT AGREEMENT

===========================
RECORDING REQUESTED
BY AND WHEN
RECORDED RETURN TO:

--------------------, Esq.

--------------------

--------------------
===========================

                                 SUBORDINATION,
                                 NONDISTURBANCE
                            AND ATTORNMENT AGREEMENT

NOTICE: THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN
        YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

                                  DEFINED TERMS

================================================================================
Execution Date:
--------------------------------------------------------------------------------
Beneficiary & Address:



Attn:
with a copy to:

--------------------------------------------------------------------------------

Tenant & Address:

--------------------------------------------------------------------------------
Landlord & Address:

--------------------------------------------------------------------------------
Loan: A first mortgage loan in the original principal amount of $ from Beneficiary to Landlord.

--------------------------------------------------------------------------------
Note: A Promissory Note executed by Landlord in favor of Beneficiary in the amount of the Loan dated as of


--------------------------------------------------------------------------------
Deed of Trust: A Deed of Trust, Security Agreement and Fixture Filing dated as
of executed by Landlord, to                     as Trustee, for the benefit of
Beneficiary securing repayment of the Note to be recorded in the records of the County in which the Property is located. Lease and Lease Date: The lease entered into by Landlord and Tenant dated as of covering the Premises. [Add amendments]
--------------------------------------------------------------------------------
Property:  [Property Name]
           [Street Address 1]
           [City, State, Zip]

           The Property is more particularly described on Exhibit A.
================================================================================

      THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made by and among Tenant, Landlord, and Beneficiary and affects the Property described in Exhibit A. Certain terms used in this Agreement are defined in the Defined Terms. This Agreement is entered into as of the Execution Date with reference to the following facts:

      A. Landlord and Tenant have entered into the Lease covering certain space in the improvements located in and upon the Property (the "Premises").


                             Exhibit F - Page 1 of 5

      B. Beneficiary has made or is making the Loan to Landlord evidenced by the Note. The Note is secured, among other documents, by the Deed of Trust.

      C. Landlord, Tenant and Beneficiary all wish to subordinate the Lease to the lien of the Deed of Trust.

      D. Tenant has requested that Beneficiary agree not to disturb Tenant's rights in the Premises pursuant to the Lease in the event Beneficiary forecloses the Deed of Trust, or acquires the Property pursuant to the trustee's power of sale contained in the Deed of Trust or receives a transfer of the Property by a conveyance in lieu of foreclosure of the Property (collectively, a "Foreclosure Sale") but only if Tenant is not then in default under the Lease and Tenant attorns to Beneficiary or a third party purchaser at the Foreclosure Sale (a "Foreclosure Purchaser").

      NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

      1. Subordination. The Lease and the leasehold estate created by the Lease and all of Tenant's rights under the Lease are and shall remain subordinate to the Deed of Trust and the lien of the Deed of Trust, to all rights of Beneficiary under the Deed of Trust and to all renewals, amendments, modifications and extensions of the Deed of Trust.

      2. Acknowledgements by Tenant. Tenant agrees that: (a) Tenant has notice that the Lease and the rent and all other sums due under the Lease have been or are to be assigned to Beneficiary as security for the Loan. In the event that Beneficiary notifies Tenant of a default under the Deed of Trust and requests Tenant to pay its rent and all other sums due under the Lease to Beneficiary, Tenant shall pay such sums directly to Beneficiary or as Beneficiary may otherwise request; (b) Tenant shall send a copy of any notice of default under the Lease to Beneficiary at the same time Tenant sends such notice or statement to Landlord; and (c) this Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement.

      3. Foreclosure and Sale. In the event of a Foreclosure Sale:

      (a) So long as Tenant complies with this Agreement and is not in default under any of the provisions of the Lease, the Lease shall continue in full force and effect as a direct lease between Beneficiary and Tenant, and Beneficiary will not disturb the possession of Tenant, subject to this Agreement. To the extent that the Lease is extinguished as a result of a Foreclosure Sale, a new lease shall automatically go into effect upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease. Tenant agrees to attorn to and accept Beneficiary as landlord under the Lease and to be bound by and perform all of the obligations imposed by the Lease, or, as the case may be, under the new lease, in the event that the Lease is extinguished by a Foreclosure Sale. Upon Beneficiary's acquisition of title to the Property, Beneficiary will perform all of the obligations imposed on the Landlord by the Lease except as set forth in this Agreement; provided, however, that Beneficiary shall not be: (i) liable for any act or omission of a prior landlord (including Landlord); or (ii) subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord); or (iii) bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or by any security deposit, cleaning deposit or other sum that Tenant may have paid in advance to any prior landlord (including Landlord); or (iv) bound by any amendment or modification of the Lease made without the written consent of Beneficiary which reduces Rent or any other amounts payable by Tenant, or increases Landlord's obligations, or (iv) assignment of the Lease made without the written consent of Beneficiary except an assignment permitted in accordance with the terms of the Lease, or (v) termination of the Lease made without the written consent of Beneficiary; (vi) obligated or liable with respect to any representations, warranties or indemnities contained in the Lease; or (vii) liable to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property which is not entered into by Beneficiary.

      (b) Upon the written request of Beneficiary after a Foreclosure Sale, the parties shall execute a lease of the Premises upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease.

      (c) Notwithstanding any provisions of the Lease to the contrary, from and after the date that Beneficiary acquires title to the Property as a result of a Foreclosure Sale, (i) Beneficiary will not be obligated to expend any monies to restore casualty damage in excess of available insurance proceeds; (ii) tenant shall not have the right to make repairs and deduct the cost of such repairs from the rent without a judicial determination that Beneficiary is in default of its obligations under the Lease; (iii) in no event will Beneficiary be obligated to indemnify Tenant, except where Beneficiary has been actively negligent in the performance of its obligations as landlord; and (iv) other than determination of fair market value, no disputes under the Lease shall be subject to arbitration unless Beneficiary and Tenant agree to submit a particular dispute to arbitration.

      4. Subordination and Release of Purchase Options. Tenant represents that it has no right or option of any nature to purchase the Property or any portion of the Property or any interest in the Borrower. To the extent Tenant has or acquires any such right or option, these rights or options are


                             Exhibit F - Page 2 of 5
acknowledged to be subject and subordinate to the Mortgage and are waived and released as to Beneficiary and any Foreclosure Purchaser.

      5. Acknowledgement by Landlord. In the event of a default under the Deed of Trust, at the election of Beneficiary, Tenant shall and is directed to pay all rent and all other sums due under the Lease to Beneficiary.

      6. Construction of Improvements. Beneficiary shall not have any obligation or incur any liability with respect to the completion of the improvements in which the Premises are located at the commencement of the term of the Lease.

      7. Notice. All notices under this Agreement shall be deemed to have been properly given if delivered by overnight courier service or mailed by United States certified mail, with return receipt requested, postage prepaid to the party receiving the notice at its address set forth in the Defined Terms (or at such other address as shall be given in writing by such party to the other parties) and shall be deemed complete upon receipt or refusal of delivery.

      8. Miscellaneous. Beneficiary shall not be subject to any provision of the Lease that is inconsistent with this Agreement. Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien or the provisions of the Deed of Trust. This Agreement shall be governed by and construed in accordance with the laws of the State of in which the Property is located.

      9. Liability and Successors and Assigns. In the event that Beneficiary acquires title to the Premises or the Property, Beneficiary shall have no obligation nor incur any liability beyond the lesser of (a) Five Million Dollars ($5,000,000.00) or (b) Beneficiary's then equity interest in the Property and Tenant shall look solely to Beneficiary's then equity interest for the payment and performance of any obligations imposed upon Beneficiary under this Agreement or under the Lease but Tenant's recourse against Beneficiary shall in no event exceed the amount of Five Million Dollars ($5,000,000.00). This Agreement shall run with the land and shall inure to the benefit of the parties and, their respective successors and permitted assigns including a Foreclosure Purchaser. If a Foreclosure Purchaser acquires the Property or if Beneficiary assigns or transfers its interest in the Note and Deed of Trust or the Property, all obligations and liabilities of Beneficiary under this Agreement shall terminate and be the responsibility of the Foreclosure Purchaser or other party to whom Beneficiary's interest is assigned or transferred. The interest of Tenant under this Agreement may not be assigned or transferred except in connection with an assignment of its interest in the Lease which has been consented to by Beneficiary.

      IN WITNESS WHEREOF, the parties have executed this Subordination, Nondisturbance and Attornment Agreement as of the Execution Date.

NOTICE: THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT CONTAINS PROVISIONS WHICH ALLOW THE PERSON OBLIGATED ON THE LEASE TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE PROPERTY.

IT IS RECOMMENDED THAT THE PARTIES CONSULT WITH THEIR ATTORNEYS PRIOR TO THE EXECUTION OF THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT.

BENEFICIARY:
                          -----------------------------------,

                          -----------------------------------

                          By
                             --------------------------------

                          Its
                             --------------------------------

TENANT:
                          -----------------------------------,

                          -----------------------------------

                          By
                             --------------------------------

                          Its
                             --------------------------------

LANDLORD:
                          -----------------------------------,

                          -----------------------------------

                          By
                             --------------------------------

                          Its
                             --------------------------------


                             Exhibit F - Page 3 of 5

                                    EXHIBIT A

                              PROPERTY DESCRIPTION


                             Exhibit F - Page 4 of 5

State of
          ----------------
County of
          ----------------

On            , 2001 before me,                   , personally appeared
   -----------                 ------------------
                   , personally known to me (or proved to me on the basis of
-------------------
satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


Signature                                       (Seal)
         -------------------------------------

*****************

State of
          ----------------
County of
          ----------------

On            , 2001 before me,                   , personally appeared
   -----------                 ------------------
                   , personally known to me (or proved to me on the basis of
-------------------
satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


Signature                                       (Seal)
         -------------------------------------

*****************

State of
          ----------------
County of
          ----------------

On            , 2001 before me,                   , personally appeared
   -----------                 ------------------
                   , personally known to me (or proved to me on the basis of
-------------------
satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


Signature                                       (Seal)
         -------------------------------------


                             Exhibit F - Page 5 of 5

                                    EXHIBIT G
                             (INTENTIONALLY OMITTED)


                             Exhibit G - Page 1 of 1

                                    EXHIBIT H
                            PERMITTED VEHICLE REPAIRS

1. Replace propane tanks mounted on any propane-powered forklifts.

2. All forklift, pallet jack, reach lift, material handling equipment maintenance.

3. Minor tractor and trailer repair: tire changes; changes of headlights and other lights, brake adjustments or minor emergency repairs. This shall not permit tractor oil changes, planned maintenance and other repairs.


                             Exhibit H - Page 1 of 1

                                    EXHIBIT I

           ILLUSTRATIVE CALCULATION OF MONTHLY BASE RENT FOR NEW SPACE (pursuant to Section 5 of Rider 2; for illustrative purposes only)

                                          Assumed size of New Space:   83,000 sf

I.   Assumed Total Development Costs                   $3,000,000     $36.14 psf

II.  Required Cash Flow Calculation

           Total development costs                          $ 3,000,000
                             Required return rate      x         10.50%
                                                            -----------
           Required Landlord Cash Flow Net of Reserves      $   315,000 per year

III. NNN Rent Calculation including Reserves

     Required Landlord Cash Flow Net of Reserves            $   315,000
     Add replacement reserves   $0.08 psf  x  83,000 sf  =  $     6,640
                                                            -----------
                                                            $   321,640


     Add general vacancy reserve @ 3.0%         321,640 sf
                                 (100% - 3%=) /    97.0%
                                               --------
                                             $  331,588
                                  less       $ (321,640)
                                               --------
                       vacancy reserve       $    9,948     $     9,948

Summary
Required Landlord Cash Flow Net of Reserves                 $   315,000
           Plus structural reserve                          $     6,640
           Plus vacancy reserve                             $     9,948
                                                            -----------
                   NNN Rent required for
                   Required Cash Flow                       $   331,588

                                    Per square foot/mo.     $    0.3329

IV. Proof of Calculation

     NNN Rent                                               $   331,588
           less structural reserve                          $    (6,640)
           less vacancy reserve                             $    (9,948)
                                                            -----------
                   Required Landlord Cash Flow
                   Net of Reserves                          $   315,000


                             Exhibit I - Page 1 of 1

                                     RIDER 1
                           COMMENCEMENT DATE AGREEMENT

Metropolitan Life Insurance Company, a New York corporation ("Landlord"), and United Natural Foods, Inc., a Delaware corporation ("Tenant"), have entered into a certain Lease dated as of July 31, 2001 (the "Lease").

      WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date and Expiration Date of the Lease as provided for in Section 2.02(b) of the Lease;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

      1. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

      2. The Commencement Date of the Lease is                          .
                                               ------------------------
      3. The Expiration Date of the Lease is                            .
                                             --------------------------

      4. Tenant hereby confirms the following:

         (a) That it has accepted possession of the Premises pursuant to the terms of the Lease;

         (b) That the Landlord Work, if any, is Substantially Complete; and

         (c) That the Lease is in full force and effect.

      5. Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

      6. The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between Landlord and Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Commencement Date Agreement and such execution and delivery have been duly authorized.

TENANT:                                     LANDLORD:

United Natural Foods, Inc.,                Metropolitan Life Insurance Company,
a Delaware corporation                     a New York corporation


By                                         By
    --------------------------------           --------------------------------

    --------------------------------           --------------------------------
             Print name                                Print name
Its                                        Its
    --------------------------------           --------------------------------
    (Chairman of Board, President or
    Vice President)


By
    --------------------------------

    --------------------------------
             Print name
Its
    --------------------------------
    (Secretary, Assistant Secretary,
    CFO or Assistant Treasurer)

                              Rider 1 - Page 1 of 1

                                     RIDER 2
                              ADDITIONAL PROVISIONS

      This Rider 2 ("Rider") is attached to and a part of a certain Lease dated as of July 31, 2001, executed concurrently herewith by Metropolitan Life Insurance Company, a New York corporation, as Landlord, and United Natural Foods, Inc., a Delaware corporation (for purposes of this Rider, "United"), as Tenant, for the Premises as described therein (the "Lease").

SECTION 1. DEFINED TERMS; FORCE AND EFFECT

Capitalized terms used in this Rider shall have the same meanings set forth in the Lease except as otherwise specified herein and except for terms capitalized in the ordinary course of punctuation. This Rider forms a part of the Lease. Should any inconsistency arise between this Rider and any other provision of the Lease as to the specific matters which are the subject of this Rider, the terms and conditions of this Rider shall control.

SECTION 2. (INTENTIONALLY OMITTED)

SECTION 3. RIGHT OF FIRST OFFER.

      (a) Landlord hereby grants Tenant a one-time right of first offer to lease the "Offer Space" (as defined below) during the period beginning on the execution date of this Lease and expiring twelve (12) months prior to the Expiration Date of the initial Term (or at the end of the initial Term if the Option to Extend is validly exercised and effective) (the "Right Period"), upon and subject to the terms and conditions of this Section (the "Right of First Offer").

      (b) Offer Space shall mean the space which: (x) is adjacent to the Premises in the existing Building (and Offer Space shall not include any expansion of the Building constructed after the execution date), and (y) is or becomes "Available" (as defined below). The term "Available" shall mean that the space in question is, or is expected by Landlord within a reasonable time to become, vacant, unencumbered and free and clear of all claims and rights of other parties and, without limiting the generality of the foregoing, space shall not be Available if as to such space there is a lease, lease option or option or other right of extension, renewal, expansion, refusal, negotiation or similar or other right, either: (i) pursuant to any lease or written agreement which is entered into on or before the beginning of the Right Period or which is in negotiation (either at the proposal or lease stage) at the beginning of the Right Period and thereafter entered into, or (ii) pursuant to any extensions or renewal of any of the foregoing, whether or not set forth in the original lease or written agreement, or (iii) pursuant to any amendment or modification of any of the foregoing (no matter when executed).

      (c) Tenant acknowledges and agrees that Landlord has disclosed that as of the execution date of this Lease, all of the Offer Space is vacant and Available and that Landlord may give Landlord's Notice at any time. Nothing herein shall be deemed to limit or prevent Landlord from marketing, discussing or negotiating with any other party for a lease of, or rights of any nature as to, any part of the Offer Space, but during the Right Period before Landlord makes any written proposal to any other party for Offer Space, or contemporaneously with making any such proposal, Landlord shall give Tenant written notice ("Landlord's Notice") that the Offer Space is then Available or of the date Landlord estimates the Offer Space will be Available. Tenant shall have ten (10) business days after Landlord gives Landlord's Notice (the "Election Notice Period") in which to give Landlord written notice ("Election Notice") of Tenant's election to exercise this Right of First Offer to lease of all (and not less than all) the Offer Space.

      (d) In the event Tenant duly and timely delivers its Election Notice to Landlord, the Offer Space shall be leased by and to Tenant upon and subject to the same terms and conditions contained in the Lease except as follows: (i) Tenant shall accept the Offer Space in its then "shell" or "as-built" condition (as applicable) and "AS IS" condition without any obligation of Landlord to repaint, remodel, improve or alter the Premises for Tenant's occupancy or to provide Tenant any allowance therefor, but such space shall be delivered broom clean and free of all tenants or occupants and their property; (ii) Landlord shall deliver the Offer Space to Tenant no later than ten days after execution of the amendment described below in the event that the space is then vacant or, if not then vacant, no later than sixty (60) days after Landlord regains possession of the Offer Space; (iii) the term of Tenant's lease of the Offer Space shall commence on such delivery date and continue for the remaining Term of this Lease (including all extensions pursuant to the Option to Extend); (iv) upon such delivery, the Offer Space shall be part of the Premises under this Lease, such that the term "Premises" in this Lease thereafter shall refer to the space in the existing Premises plus the Offer Space; (v) starting on such delivery date, Tenant shall pay Rent (including all Monthly Base Rent, Rent Adjustment Deposits, Rent Adjustments and other charges payable by Tenant for utilities and otherwise) with respect to the Offer Space in addition to the existing Premises, (vi) additional Monthly Base Rent for the Offer Space shall be calculated at the same contract rates per square foot of Rentable Area as those for Monthly Base Rent for the existing Premises then applicable under the schedule of Monthly Base Rent for the existing Premises, increasing as and when such rates increase for the original Premises (for example, if the delivery date for the Offer Space occurred at the beginning of the fifth month of the Term of the Lease, the Monthly Base Rent for one month would be $0.1525 (the same as the rate for the fifth month of the Term of the Lease), and for the next month through the 30th month of the Term of the Lease the rate would be $0.3050 monthly per square foot of Rentable Area, and for next 30 months the rate would be $0.3280, and so forth through the end of the Term of the Lease); (vii) Tenant shall pay Rent Adjustment Deposits and Rent Adjustments with respect to the Offer Space calculated with the additional Tenant's Share


                              Rider 2 - Page 1 of 7
for the Offer Space, and Tenant's Protection Period from a Transfer Increase (as applicable both to the original Premises and the Offer Space) shall expire on the day before the fifth anniversary of the Commencement Date of the original Premises; (viii) Tenant's Share, Tenant's Parking Area and Truck Court shall be adjusted to correspond to the addition of the Offer Space; and (ix) Landlord shall prepare an amendment to the Lease for the lease of the Offer Space on such terms and conditions, and Tenant shall execute such amendment within five (5) business days after Landlord gives Tenant the draft amendment and Landlord shall execute it thereafter.

      (e) If Tenant either fails or elects not to exercise its Right of First Offer as to the Offer Space covered by Landlord's Notice by not giving its Election Notice within the Election Notice Period, or if Tenant gives Tenant's Election Notice but does not timely execute the amendment prepared by Landlord for the lease of the Offer Space, then in any such event Tenant's Right of First Offer shall be null and void and at any time thereafter Landlord shall be free to lease such space to any third party on any terms and conditions whatsoever.

      (f) This Right of First Offer is personal to United and may not be used by, and shall not be transferable or assignable (voluntarily or involuntarily) to any person or entity other than an Affiliate which is an assignee of the Lease which has satisfied the requirements of Subsections 10.01 of this Lease, and such Affiliate may exercise the right without Tenant joining in or consenting to such exercise, and notwithstanding anything to the contrary, Tenant shall remain liable for all obligations under the Lease, including those resulting from any such exercise with the same force and effect as if Tenant had joined in such exercise.

      (g) Upon the occurrence of any of the following events, Landlord shall have the option, exercisable at any time prior to the time the Offer Space is to be added to the Premises, to terminate all of the provisions of this Section with respect to the Right of First Offer, with the effect of canceling and voiding any prior or subsequent exercise so this Right of First Offer is of no force or effect:

            (i) Tenant's failure to timely exercise the Right of First Offer in accordance with the provisions of this Section.

            (ii) The existence at the time Tenant exercises the Right of First Offer or at any time before the time Landlord executes the amendment for the Offer Space of any Default (as defined in Section 11.01 of the Lease) on the part of Tenant under the Lease.

            (iii) If at the time Tenant exercises the Right of First Offer or at any time thereafter until Landlord executes the amendment for the lease of the Offer Space: (a) Tenant is not in occupancy of seventy-five percent (75%) of the Premises; or (b) there has been a material adverse change in Tenant's financial position from such position as of the date of execution of the Lease. Tenant shall deliver to Landlord with Tenant's written notice exercising its right hereunder Tenant's most recent annual audited financial statements certified by Tenant's independent certified public accountant, and the most recent publicly-filed financial statements and documents showing Tenant's financial position.

      (h) Without limiting the generality of any provision of the Lease, time shall be of the essence with respect to all of the provisions of this Section.


SECTION 4. OPTION TO EXTEND.

      (a) Landlord hereby grants Tenant two (2) consecutive options (individually an "Option" and collectively the "Options") to extend the initial Term of the Lease for an additional period of five (5) years per Option (such period may be referred to as the "Option Term"), as to the entire Premises as it may then exist, upon and subject to the terms and conditions of this Section (the "Option To Extend"), and provided that at the time of exercise of each option: (i) Tenant must be in occupancy of seventy-five percent (75%) of the Premises; and (ii) there has been no material adverse change in Tenant's financial position from such position as of the date of execution of the Lease. Tenant shall deliver to Landlord with Tenant's written notice exercising its right hereunder Tenant's most recent annual audited financial statements certified by Tenant's independent certified public accountant, and the most recent publicly-filed financial statements and documents showing Tenant's financial position.

      (b) Tenant's election (the "Election Notice") to exercise the Option To Extend must be given to Landlord in writing no earlier than the date which is fifteen (15) months prior to, and no later than the date which is nine (9) months prior to, the then applicable Expiration Date of the initial Term or the Option Term, as applicable . If Tenant either fails or elects not to exercise the then applicable Option to Extend by not timely giving its Election Notice, then such Option to Extend shall be null and void. Further, the second Option shall be void and of no force or effect if the first Option is not validly exercised or is waived, revoked or terminated as provided below after any exercise.

      (c) Each Option Term shall commence immediately after the expiration of the preceding initial Term or Option Term, as applicable. Tenant's leasing of the Premises during the Option Term shall be upon and subject to the same terms and conditions contained in the Lease except that: (i) the Monthly Base Rent shall be amended to an amount to equal the "Option Term Rent", defined and determined in the manner set forth in the immediately following Subsection (and otherwise, Tenant shall continue to pay Rent Adjustments, all other Rent and all other charges pursuant to the Lease and Tenant shall continue to pay directly the utility or service provider for all utilities or services which Tenant is to obtain directly


                              Rider 2 - Page 2 of 7
pursuant to other provisions of the Lease); (ii) the Security Deposit, if any, shall be increased within fifteen (15) days after the Fair Market Rental Rate (defined below) has been determined to equal one hundred percent (100%) of the highest monthly installment of Monthly Base Rent thereunder, but in no event shall the Security Deposit be decreased; and (iii) Tenant shall accept the Premises in its "AS-IS" condition without any obligation of Landlord to repaint, remodel, repair, improve or alter the Premises or to provide Tenant any allowance therefor except that after the commencement date of the applicable Option Term, Landlord will again make available the Redecorating Allowance on the same terms and conditions set forth above for the Redecorating Allowance (except that the "commencement date of the Option Term" shall be substituted in place of references to the "fifth anniversary of the Commencement Date"). If Tenant timely and properly exercises the Option To Extend, references in the Lease to the Term shall be deemed to mean the initial Term as extended by the Option Term unless the context clearly requires otherwise.

      (d) The Option Term Rent shall mean the greater of (i) the Monthly Base Rent payable by Tenant under this Lease calculated at the rate applicable for the last full month of the initial Term with respect to determining Rent for the first Option Term, and for the last full month of the first Option Term with respect to determining Rent for the second Option Term (respectively, the "Preceding Rent") (during the Option Term, Tenant shall continue to pay Rent Adjustments and other charges pursuant to the Lease and Tenant shall continue to pay directly the utility or service provider for all utilities or services which Tenant is to obtain directly pursuant to other provisions of the Lease, but such amounts shall not be counted as part of the Preceding Rent as used herein) or
(ii) the "Fair Market Rental Rate". "Fair Market Rental Rate" shall mean as to Monthly Base Rent the monthly net rental (exclusive of expenses and taxes) per rentable square foot which a tenant would pay and which a willing landlord would accept for space in projects in the San Bernardino-Riverside warehouse/industrial market of first class standards comparable to the Premises for the period for which such rental is to be paid and for a lease on terms substantially identical to those of the Lease (including, without limitation, those applicable to Operating Expenses and Exclusions), based on prevailing market conditions in such first class projects at the time such determination is made ("Comparable Transactions"). Without limiting the generality of the foregoing, Comparable Transactions shall be for a term similar to the term of tenancy and for space comparable in use, floor layout and levels (if the Building has more than one level), square footage and location within a first class project as the transaction for which Fair Market Rental Rate is being determined; however, leases of unusual or odd shaped spaces shall not be considered. In any determination of Fair Market Rental Rate, the stated or contract monthly net rental in Comparable Transactions shall be appropriately adjusted to take into account the different terms and conditions prevailing in such transactions and those present in the Lease, including, without limitation:
(1) the extent to which average annual expenses and taxes per rentable square foot payable by tenants in Comparable Transactions vary from those payable by Tenant under the Lease; (2) the concessions, if any, being given by landlords in Comparable Transactions, such as presence or absence of parking charges, abatement of any such charges, rental abatement periods, loans at below-market interest rates, moving allowances, space planning allowances, lease takeover payments and work allowances, as compared to any tenant improvement, refurbishment or repainting allowance given to Tenant under the Lease for the space for which Fair Market Rental Rate is being determined; (3) the brokerage commissions, fees and bonuses payable by landlords in Comparable Transactions (whether to tenant's agent, such landlord or any person or entity affiliated with such landlord), as compared to any such amounts payable by Landlord to any recognized broker(s) on account of the transaction for which Fair Market Rental Rate is being determined; (4) the time value of money; and (5) any material difference between the definition of rentable area and the ratio of project rentable to useable square feet in Comparable Transactions, as compared to such figures applicable to the space for which Fair Market Rental Rate is being determined.

      (e) The determination of Fair Market Rental Rate based upon the foregoing criteria shall be made by Landlord, in the good faith exercise of Landlord's business judgment. Within thirty (30) days after Tenant's exercise of the Option To Extend, Landlord shall notify Tenant of Landlord's determination of Option Term Rent for the Premises. If Landlord notifies Tenant that the Option Term Rent shall equal the Preceding Rent, such determination shall be conclusive and binding to set the Preceding Rent as the Option Term Rent for the then applicable Option Term, and Tenant shall not be entitled or required to give further notice, and the extension shall be effective and binding (subject to Subsection (f) below). Provided however, if Landlord notifies Tenant that Landlord has determined that the Fair Market Rental Rate is greater than the Preceding Rent and that Landlord will require such Fair Market Rental Rate as the Option Term Rent, Tenant may, within thirty (30) days after receipt thereof, deliver to Landlord a written notice either accepting Landlord's estimate of Fair Market Rental Rate or setting forth Tenant's estimate of Fair Market Rental Rate, in which case Landlord and Tenant will promptly meet and attempt to agree upon Fair Market Rental Rate. Tenant's failure to timely deliver such notice within such thirty (30) day period shall be deemed its cancellation of the Option. If no agreement on Fair Market Rental Rate can be reached within ten
(10) business days after Landlord's receipt of Tenant's estimate, Landlord and Tenant shall meet within an additional ten (10) business days and each simultaneously submit to the other in a sealed envelope its good faith estimate of Fair Market Rental Rate (the "Estimates"). If the higher Estimate is not more than one hundred five percent (105%) of the lower Estimate, then Fair Market Rental Rate shall be the average of the two Estimates. If such simultaneous submission of Estimates does not occur within such ten (10) business day period, then either party may by notice to the other designate any reasonable time within five (5) business days thereafter and any reasonable place at or near the Building for such meeting to take place. In the event only one party submits an Estimate at that meeting, such Estimate shall be Fair Market Rental. In the event neither party submits an Estimate at that meeting, the transaction for which Fair Market Rental Rate is being determined shall be deemed canceled and of no further force or effect.


                              Rider 2 - Page 3 of 7

      (f) If the higher Estimate is more than one hundred five percent (105%) of the lower Estimate, then either Landlord or Tenant may, by written notice given to the other at any time within five (5) business days after receipt of the Estimates, require that the disagreement be resolved by arbitration. In the event neither party gives such written notice within such period, the transaction for which Fair Market Rental Rate is being determined shall be deemed canceled and of no further force or effect. Within five (5) business days after such notice, the parties shall select as arbitrators three (3) mutually acceptable independent MAI appraisers with experience in real estate activities, including at least five (5) years experience in appraising space in the San Bernardino-Riverside warehouse/industrial market ("Qualified Appraisers"). If the parties cannot timely agree on such arbitrators, then within the following five (5) business days, each shall select and inform the other party of one (1) Qualified Appraiser and within a third period of five (5) business days, the two appraisers (or if only one (1) has been duly selected, such single appraiser) shall select as arbitrators a panel of three additional Qualified Appraisers, which three arbitrators shall proceed to determine Fair Market Rental Rate pursuant to Section 4 below. Both Landlord and Tenant shall be entitled to present evidence supporting their respective positions to the panel of three arbitrators.

      (g) Once a panel of arbitrators has been selected as provided above, then as soon thereafter as practicable each arbitrator shall select one of the two Estimates as the one which, in its opinion, is closer to Fair Market Rental Rate. The determination by the arbitrators shall be in accordance with the definition and standards for the determination of the Fair Market Rental Rate as set forth above, and in no event shall any arbitrator modify any provision of the Lease in arriving at his or her determination. Upon an Estimate's selection by two (2) of the arbitrators, it shall be the applicable Fair Market Rental Rate and such selection shall be binding upon Landlord and Tenant. If the arbitrators collectively determine that expert advice is reasonably necessary to assist them in determining Fair Market Rental Rate, then they may retain one or more qualified persons, including but not limited to legal counsel, brokers, architects or engineers, to provide such expert advice, provided however, any such advice and consultation shall be in the presence of all the arbitrators, Landlord and Tenant, with full right on the part of each to cross-examine. The party whose Estimate is not chosen by the arbitrators shall pay the costs of the arbitrators and any experts retained by the arbitrators. Any fees of any counsel or expert engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such counsel or expert.

      (h) In the event the determination of the Fair Market Rental Rate has been submitted to arbitration but such arbitration has not been concluded prior to the commencement of the applicable Option Term, Tenant shall pay to Landlord the amount set forth in Landlord's Estimate under Subsection (h) above (plus all other Rent due for the Option Term). In the event the Fair Market Rental Rate determined by arbitration results in any Monthly Base Rent different from such amount, Tenant shall immediately pay to Landlord any greater amount so determined by arbitration and if a lesser amount is determined due by arbitration, Landlord shall give Tenant a credit against the next Monthly Base Rent installments due from Tenant to Landlord under the Lease.

      (i) This Option to Extend is personal to United and may not be used by, and shall not be transferable or assignable (voluntarily or involuntarily) to any person or entity other than an Affiliate which is an assignee of the Lease which has satisfied the requirements of Subsections 10.01 of this Lease, and such Affiliate may exercise the right without Tenant joining in or consenting to such exercise, and notwithstanding anything to the contrary, Tenant shall remain liable for all obligations under the Lease, including those resulting from any such exercise with the same force and effect as if Tenant had joined in such exercise.

      (j) Upon the occurrence of any of the following events, Landlord shall have the option, exercisable at any time prior to commencement of the Option Term, to terminate all of the provisions of this Section with respect to the Option to Extend, with the effect of canceling and voiding any prior or subsequent exercise so this Option to Extend is of no force or effect:

            (i) Tenant's failure to timely exercise the Option to Extend in accordance with the provisions of this Section.

            (ii) The existence at the time Tenant exercises the Option to Extend or at the commencement of the Option Term of any Default (as defined in Section 11.01 of the Lease) on the part of Tenant under the Lease.

      (k) Without limiting the generality of any provision of the Lease, time shall be of the essence with respect to all of the provisions of this Section.

SECTION 5.        RIGHT OF FIRST NEGOTIATION FOR NEW SPACE

      (a) Tenant shall have a one-time right of first negotiation to lease all (and not less than all) the "New Space" (defined below) upon and subject to all the conditions and terms set forth in this Section (the "New Space Right").

      (b) The "New Space" shall be that space in shell condition constructed as an expansion of the Building at its easterly side, estimated to be approximately 83,000 rentable square feet, and which shall be of a type and quality substantially the same as the Building as it exists on the date of execution of this Lease. If and when built, the New Space would be located on certain land (the "New Land") of approximately 4.5 acres adjacent to the easterly boundary of the Real Property. Tenant acknowledges that as of the execution date of the Lease, the New Land is not owned by Landlord and a portion of it is


                              Rider 2 - Page 4 of 7
designated as being within a 100 year flood plain, and the New Space is not built or under construction. Prior to September 7, 2003, Landlord will make a good faith effort to inquire from time to time of the applicable authorities what is the status of the possible re-designation of the New Land to be outside of the 100 year flood plain and status of possible construction of a flood channel. Tenant acknowledges and agrees that such flood channel may or may not be constructed and such re-designation may or may not occur, and that Landlord has no obligation to cause such construction or re-designation, and Landlord shall have no obligation or liability hereunder if such flood channel construction is not commenced or completed and such flood plain re-designation does not occur.

      (c) In the event that Landlord receives, prior to September 7, 2003, written notice that the applicable authorities have constructed a flood channel and re-designated the entire New Land to be outside of the 100 year flood plain, and before Landlord makes any written proposal to any other party for a lease of the New Space, or contemporaneously with making any such proposal, Landlord shall give Tenant written notice ("Landlord's New Space Notice"), so informing Tenant and inquiring if Tenant desires to initiate negotiations for lease of the New Space. For a period of ten (10) days after Landlord gives Landlord's New Space Notice (the "New Space Election Notice Period"), Tenant shall have the right to initiate negotiations in good faith for the lease of all (and not less than all) the New Space by giving Landlord written notice ("New Space Election Notice") of Tenant's election to exercise this New Space Right.

      (d) If Tenant timely gives the New Space Election Notice, Landlord and Tenant shall, during the thirty (30) day period following Landlord's receipt of the New Space Election Notice, negotiate in good faith for the lease of the New Space. Any lease by Tenant of the New Space shall be documented as an amendment to the Lease adding the New Space as an additional part of the Premises upon and subject to all the terms, covenants and conditions provided in the Lease except as otherwise expressly negotiated by Landlord and Tenant, including the following terms with respect to the New Space:

            (1) Monthly Base Rent with respect to the New Space for the first thirty (30) months of the term of the lease of the New Space shall be one-twelfth (1/12th) of the amount equal to an annualized return of ten and one-half percent (10.5%) of the combined total of all direct and indirect, hard and soft costs of (a) acquisition of the land (for purposes of the foregoing, as to the purchase price component of the land cost, the parties agree that the purchase price of the New Land shall be calculated at the rate of Four Dollars ($4.00) per square foot of the New Land, irrespective of what may be the actual price paid by Landlord therefor), (b) design and construction of the New Space and associated improvements, including development fee, and taking into account underwriting criteria (including, for example, a three percent (3%) credit allowance and structural reserve at a rate of eight cents ($0.08) per square foot), plus (c) all commissions with respect to leasing of the New Space. Without limiting the generality of the foregoing, and for purposes of illustration only, an illustrative calculation of such Monthly Base Rent for the New Space is attached hereto as
            Exhibit I. Further, such Monthly Base Rent with respect to the New Space shall increase after the initial thirty (30) months and every thirty (30) months thereafter at a rate equal to that for the periodic increases in Monthly Base Rent for the Premises under the Lease;

            (2) Commencement date;

            (3) The term of the lease of the New Space shall have an expiration date the same as the Expiration Date of the Term of the Lease, subject to the Option to Extend set forth in Section 4 of this Rider for the entire Premises as it then exits;

            (4) Delivery of the New Space in shell condition, in substantially the same condition as that of the Premises on the date of execution of the Lease, without any obligation of Landlord to construct any tenant improvements or alterations therein, or provide any allowance therefor, except as otherwise negotiated;

            (5) Tenant's Share, Tenant's Parking Area and Truck Court shall be adjusted to correspond to the addition of the New Space when delivered to Tenant; and

            (6) Landlord's obligations shall be subject to the conditions precedent that (a) the applicable authorities have completed construction of a flood channel and re-designated the entire New Land to be outside of the 100 year flood plain; (b) Landlord obtains all internal approvals of its officers, committees, and board of directors (or authorized committee thereof), as applicable, to acquire the New Land, build the New Space and enter the amendment with Tenant, recognizing that some or all of the terms described in
            (d)(1) through (d)(5) may not be approved; (c) Landlord acquires the New Land and builds the New Space, under agreements satisfactory to Landlord and to the seller and contractor respectively, in their respective sole and absolute discretion; (d) that Landlord receives all necessary or appropriate entitlements with respect to the New Space and associated improvements, and all approvals under all applicable covenants, conditions and/or restrictions; (e) such other conditions as apply to this New Space Right as set forth below; and
            (f) such other conditions precedent to which Landlord and Tenant agree.

The foregoing obligation to negotiate is non-exclusive and nothing herein shall be deemed to prevent Landlord from negotiating with any other party for the New Space, whether or not Landlord and Tenant are negotiating for the same, but subject to the aforesaid obligation to negotiate with Tenant in good faith.


                              Rider 2 - Page 5 of 7

      (e) If Tenant either fails or elects not to exercise its New Space Right by not giving its New Space Election Notice within the New Space Election Notice Period, or if Tenant gives its New Space Election Notice but Tenant and Landlord do not execute (i) a written letter of intent reflecting the significant business terms for the lease of the New Space within thirty (30) days after delivery of the Election Notice, and (ii) a corresponding draft prepared by Landlord of lease or amendment to this Lease within fifteen (15) days after Landlord gives Tenant such draft, then in any such event Tenant's New Space Right shall be null and void.

      (f) In any of the following events, all provisions of this Section with respect to the New Space Right shall terminate and be of no further force or effect, including all rights and obligations arising from or in connection with any exercise of it with the effect of canceling and voiding any prior exercise so this New Space Right is of no force or effect, and in any such event neither party shall have any obligation or liability to the other with respect to the New Space:

            (1) If at the time of Landlord's New Space Notice (defined above) or at any time thereafter until Landlord executes the amendment for the lease of the New Space: (a) Tenant is not in occupancy of seventy-five percent (75%) the Premises; or (b) there has been a material adverse change in Tenant's financial position from such position as of the date of execution of the Lease. Tenant shall deliver to Landlord with Tenant's written notice exercising its right hereunder Tenant's most recent annual audited financial statements certified by Tenant's independent certified public accountant and the most recent publicly-filed financial statements and documents showing Tenant's financial position.

            (2) In the event that Landlord has not received, on or before September 6, 2003, written notice that the applicable authorities have completed construction of a flood channel and re-designated the entire New Land to be outside of the 100 year flood plain.

            (3) In the event that Landlord does not do or obtain all of the following: (a) obtain all internal approvals of its officers, committees, and board of directors (or authorized committee thereof), as applicable, to acquire the New Land, build the New Space and enter the amendment with Tenant; (b) acquire the New Land and build the New Space, under agreements satisfactory to Landlord and to the seller and contractor respectively, in their respective sole and absolute discretion; and (c) obtain all necessary or appropriate entitlements with respect to the New Space and associated improvements, and all approvals under all applicable covenants, conditions and/or restrictions.

      (g) This New Space Right is personal to United and may not be used by, and shall not be transferable or assignable (voluntarily or involuntarily) to any person or entity other than an Affiliate which is an assignee of the Lease which has satisfied the requirements of Subsections 10.01 of this Lease, and such Affiliate may exercise the right without Tenant joining in or consenting to such exercise, and notwithstanding anything to the contrary, Tenant shall remain liable for all obligations under the Lease, including those resulting from any such exercise with the same force and effect as if Tenant had joined in such exercise.

      (h) Upon the occurrence of any of the following events, Landlord shall have the option, exercisable at any time prior to the time the New Space is to be added to the Premises, to terminate all provisions of this Section with respect to the New Space Right, and upon exercise of such option this New Space Right shall terminate and be of no further force or effect, including all rights and obligations arising from or in connection with any exercise of it with the effect of canceling and voiding any prior exercise so this New Space Right is of no force or effect, and upon exercise of such option neither party shall have any obligation or liability to the other with respect to the New Space:

            (i) Tenant's failure to timely exercise the New Space Right in accordance with the provisions of this Section.

            (ii) The existence at the time Tenant exercises the New Space Right or at the time the New Space is to be added to the Premises of any Default (as defined in Section 11.01 of the Lease) on the part of Tenant under the Lease.


                              Rider 2 - Page 6 of 7

            (i) Without limiting the generality of any provision of the Lease, time shall be of the essence with respect to all of the provisions of this Section.


      IN WITNESS WHEREOF, the parties hereto have executed this Rider 2 as of the date first set forth in the Lease.

TENANT:                                    LANDLORD:

United Natural Foods, Inc.,                Metropolitan Life Insurance Company,
a Delaware corporation                     a New York corporation


By                                         By
    --------------------------------           --------------------------------

    --------------------------------           --------------------------------
             Print name                                Print name
Its                                        Its
    --------------------------------           --------------------------------
    (Chairman of Board, President or
    Vice President)


By
    --------------------------------

    --------------------------------
             Print name
Its
    --------------------------------
    (Secretary, Assistant Secretary,
    CFO or Assistant Treasurer)

For good and valuable consideration, Mountain People's Warehouse Incorporated joins in the execution of this Lease, including this Rider 2, to confirm that it is jointly and severally liable with Tenant under this Lease (including without limitation, all Riders and Exhibits attached hereto) pursuant to the terms of
Section 10.01(e) of this Lease.

MOUNTAIN PEOPLE'S WAREHOUSE INCORPORATED, a California corporation


By
    --------------------------------

    --------------------------------
             Print name
Its
    --------------------------------
    (Chairman of Board, President or
    Vice President)


By
    --------------------------------

    --------------------------------
             Print name
Its
    --------------------------------
    (Secretary, Assistant Secretary,
    CFO or Assistant Treasurer)


                              Rider 2 - Page 7 of 7